As filed with the Securities and Exchange Commission on ___________ , 2008
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ICP SOLAR TECHNOLOGIES, INC.

(Exact Name of Registrant as specified in its Charter)

NEVADA	3674	20-0643604
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7075 Place Robert-Joncas

Montréal, Québec, Canada H4M 2Z2

(514) 270-5770

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Camlex Management
8275 S. Eastern Ave., Suite 200
Las Vegas, Nevada  89123

(Name, address including zip code, and telephone number, including area code, of Agent for Service)

Copies to:

Josef B. Volman, Esq.
Burns & Levinson LLP
125 Summer Street
Boston, Massachusetts 02110

(617) 345-30

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: □

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer □	Accelerated filer □
Non-accelerated filer □ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price	Aggregate Offering	Registration
Registered	Registered (1)	Per Share(2)	Price	Fee

Common Stock underlying Series A warrants exercisable at $0.50 per share	6,666,666	$0.585	$3,900,000	$153.27

Common Stock underlying Series B warrants exercisable at $1.00 per share	6,666,666	$0.585	$3,900,000	$153.27

Common Stock underlying Series C warrants exercisable at $1.00 per share	6,666,666	$0.585	$3,900,000	$153.27

Common Stock which may be issued as payment of interest under convertible debentures	789,591	$0.585	$461,911	$18.15

Total	20,789,589		$12,161,911	$477.96

1. All of the shares of common stock registered hereunder will be offered by the selling stockholders named herein.  Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of additional shares of Common Stock as may be issuable with respect to the shares being registered as a result of stock splits, stock dividends and similar changes.

2. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c). We have estimated the offering price to be $0.585 per share based on the reported average bid and asked price for shares of our stock in the over-the-counter market on July 10 , 2008.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated July 15, 2008

PROSPECTUS

ICP SOLAR TECHNOLOGIES, INC.

20,789,589 Shares of Common Stock

This prospectus relates to the offer for sale of 20,789,589 shares of our common stock by certain existing holders of the securities, referred to as selling stockholders throughout this document. The offered shares are issuable upon the exercise of certain warrants described below (the “Warrants”), which were acquired by the selling stockholders in a private equity placement that we completed June 13, 2008.  We are registering the offer and sale of the shares of common stock underlying the warrants to satisfy registration rights we have granted.

The shares of common stock to be sold by the selling stockholders include:

• 6,666,666 shares issuable to selling stockholders pursuant to the exercise of Series A warrants; and

•  6,666,666 shares issuable to selling stockholders pursuant to the exercise of Series B warrants; and

• 6,666,666  shares issuable to selling stockholders pursuant to the exercise of Series C warrants; and

• 789,591 shares which may be issued to selling stockholders in the event we elect to make interest payments under debentures held by them in the form of shares of our common stock.

 All of the shares being offered by this prospectus are being offered by the selling stockholders named in this prospectus or any supplement hereto. This offering is not being underwritten. We will not receive any of the proceeds from the sale of the shares of our common stock in this offering.  If the Warrants are exercised so that the underlying shares may be sold, we will receive the exercise price of the Warrants.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the common stock or interests therein from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. We will pay all expenses of registering this offering of securities.

Our common stock is quoted on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "ICPR". On July 14, 2008, the last reported bid price was $0.45. Except under certain circumstances, the selling stockholders will sell the shares from time to time through independent brokerage firms in the over-the-counter market at market prices prevailing at the time of sale.

Investing in our common stock involves substantial risks. See "Risk Factors" beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 15, 2008

You may only rely on the information contained in this prospectus or that we have referred you to. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create an implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. This summary is not complete and may not contain all of the information that may be important to you. You should read carefully this entire prospectus, including the information under "Risk Factors" and our consolidated financial statements and the related notes included elsewhere in this prospectus, before making an investment decision.

Our Business

On September 29, 2006, ICP Solar Technologies Inc, formerly FC Financial Services Inc. ("ICP Solar"), a Nevada corporation, directly and indirectly through its Canadian wholly owned subsidiary, completed the acquisition of 100% of the issued and outstanding shares of ICP Solar Technologies Inc., a Canadian corporation ("ICP"). ICP, organized in 1988, has continued its operations as a subsidiary of ICP Solar (the "ICP Acquisition"). In this prospectus, unless otherwise indicated or the context requires, the “Company”, “we”, “us” and “our” refer to ICP Solar and its subsidiaries including ICP.

We are headquartered in Montreal, Canada and we operate in the solar energy industry. We market, and sell solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through our distribution channels in over 50 countries. Our products include: Sunsei TM 12V solar chargers (from 135mAmps to 8Amp sizes, Charge Controllers, Mounting and Expansion Kits, Coleman solar chargers from 100mAmps to 3.6Amps, 4A Charge Controller), OEM Modules (from 54mm to 600mm in size VW Solar Charger, Winnebago Solar Charger for RV Roof), and Solar Tiles (BIPV) (in development).  We operate our business through our wholly owned subsidiary of ICP, ICP Global Technologies Inc. (Canada).

On May 9, 2007, we sold the controlling interest  (85%) in our subsidiary ICP Technologies (UK) Ltd. (Wales) ("ICP UK"), a company which owns and operates a 20,000 square foot manufacturing facility in the United Kingdom which produces amorphous silicon based solar cells that we integrate into various products., to ISE Solar LLC.  Please see “Management’s Discussion and Analysis or Plan of Operation – Sale of 85% of ICP UK”.

On March 5, 2008, we acquired 100% of the shares of Wes Power Technology Inc., a developer of real-time hybrid (solar and wind) communications monitors and controllers.  Please see “Management’s Discussion and Analysis or Plan of Operation – Subsequent Events:  Acquisition of WES Power”.

We were incorporated in the State of Nevada on November 19, 2003 as “FC Financial Services Inc.” Prior to completing the acquisition of ICP, we were in the business of providing indirect financing of installment contracts for automobile purchases and leases. Our business model involved automobile dealers making arrangements with us to finance the purchase or lease of a vehicle. On September 29, 2006 we acquired through our wholly owned subsidiary all of the issued and outstanding shares of ICP. In order to focus our resources on developing ICP’s technology and business, we no longer are proceeding with automobile financing business activities.

Our Strategy

Our business strategy is to expand our client base with large retail chains and specialty retailers in addition to further penetrating our existing client base. Our strategy is to gain market share by working with partners for a variety of applications. At the present time, the Company has identified potential marketing partners. The Company also intends to continue to market its existing products to the rural areas of developing countries. We plan to continue to reduce our costs by improving efficiency and innovating new technologies. As part of our overall sales growth strategy, we intend to continue to work closely with our sales agents, as well as utilize the Internet for our marketing and sales of our products.

Our Competitive Strengths

We believe that our key competitive strengths include:

•         Our intellectual property;

•         The depth and breadth of our management teams’ expertise and experience in the solar energy industry;

•         Market recognition of our brand names; and

•         Our reputation for quality products.

The Offering

Shares offered by selling stockholders

The selling stockholders will offer and sell up to an aggregate of 20,789,589 shares of our common stock, as follows:  (i) 6,666,666 shares issuable upon the exercise of  Series A warrants held by selling stockholders, and  (ii) 6,666,666 shares issuable upon the exercise of  Series B warrants held by selling stockholders, (iii) 6,666,666 shares issuable upon the exercise of  Series C warrants held by selling stockholders, and (iv) 789,591 shares which may be issued to selling stockholders in the event we elect to make interest payments under debentures held by them in the form of shares of our common stock. For a list of the selling stockholders and the amount of shares of common stock that each of them may sell, see "Selling Security Holders."  The total amount of the shares of common stock being registered for sale by the selling stockholders is equal to approximately 60.9 % of our currently outstanding common stock.

The offering is being made by the selling stockholders for their benefit. We will not receive any of the proceeds of their sales of common stock.  We expect to use any cash proceeds received from exercise of the Warrants by selling stockholders for general working capital purposes.

Our common stock

As of July 14, 2008, there were 34,135,995 shares of our common stock outstanding. Our common shares are quoted on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "ICPR". See "Market For Our Common Stock."

Plan of distribution

We expect that the selling stockholders will sell the shares primarily through sales into the over-the-counter market made from time to time at prices that they consider appropriate. See "Plan of Distribution."

Background of the offering

On June 13, 2008, we completed a private placement of securities in reliance upon the exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for net proceeds of US $3,000,000. In connection with this private placement,  we issued to the participating investors: (i) 11% senior secured convertible debentures, due June 13, 2010, in the Company issued at a 10% discount with an aggregate face value of $3,333,333,convertible into shares of common stock of the Company at an initial conversion price of US $0.50 (subject to adjustment) (the “Debentures”); (ii) 6,666,666 six-year Series A purchase warrants each exercisable to purchase one share of common stock of the Company, at an initial exercise price of US $0.50 per share (subject to adjustment); (iii) 6,666,666 six-year Series B purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise  price of US $1.00 per share (subject to adjustment); and (iv) 6,666,666 six-year Series C purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise  price of US $1.00 per share warrants (subject to adjustment) (the securities described in (ii) through (iv), collectively, the “Warrants”).  No Series C warrants may be exercised until such time as all Series B warrants have been exercised.

The Debentures are convertible at any time by the holders thereof at a fixed initial conversion price of $0.50, subject to adjustment pursuant to the terms of the Debentures in the event that we issue shares of common stock (or securities convertible into or exercisable for shares of common stock) at a price below the then current conversion price.  The principal amount under the Debentures is repayable to the holders in 18 equal monthly installments of $185,185, beginning November 1, 2008. Interest on the Debentures is payable monthly and began on June 13, 2008.  We may make payments of interest or principal under the Debentures in the form of shares of common stock; provided, generally, that we are not in default under the Debentures at such time and we have met certain equity conditions described in the Debentures.  If we make payments of interest in the form of shares of common stock, such shares must be registered and free-trading. If the Company elects to make principal payments in shares of common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the average of the three (3) lowest closing bid prices of the common shares over the twenty (20) trading day period ending on the trading day ending immediately preceding the applicable monthly redemption date.

A portion of the proceeds from the private placement were used to redeem all of the outstanding principal and accrued interest on the Company’s credit facility with Royal Bank of Canada.  Following the payment of certain finders’ fees and transaction expenses, the net proceeds from the private placement are being held in escrow and are being made available to the Company in varying amounts on a quarterly basis through and including February 1, 2010.

The Company agreed to register the shares of common stock issuable upon exercise of the Warrants and is doing so pursuant to the registration statement on Form S-1 of which this prospectus is a part.  The Company is subject to various penalties for failure to meet certain deadlines for the filing of and effectiveness of the registration statement.  The shares of common stock issuable upon conversion of the debentures are not required to be registered under the transaction documents.

This registration includes (i) 6,666,666 shares of common stock issuable upon the exercise of Series A warrants issued in the private placement, (ii) 6,666,666 shares of common stock issuable upon the exercise of Series B warrants issued in the private placement, (iii)  6,666,666 shares of common stock issuable upon the exercise of Series C warrants issued in the private placement, and (iv) 789,591 shares issuable to selling stockholders in the event we elect to make interest payments under Debentures held by them in the form of shares of our common stock.

 Additional Information

Our executive offices are located at 7075 Place Robert-Joncas, Montréal, Québec, Canada, H4M 2Z2. Our web site address is http://www.icpsolar.com. Information contained on our web site is not to be considered a part of this prospectus.

RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.  ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS.

IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY ADVERSELY AFFECTED.  IN SUCH CASE, THE TRADING PRICE OR OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE PART OR ALL OF YOUR INVESTMENT.

THIS PROSPECTUS ALSO CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES.  PLEASE SEE “FORWARD-LOOKING STATEMENTS” ON PAGE 15.

Risks Related to Our Business, Products and the Solar Power Industry

We may need to raise significant additional capital in order to fund our operations and to continue to grow our business, which subjects us to the risk that we may be unable to maintain or grow our business as planned and that our stockholders may be subject to substantial additional dilution.

Although we believe that we have the financial resources to complete our plan of operation for the next twelve months, we anticipate that we may require additional funding to further enhance our operating infrastructure, to secure our supply of solar panels and to advance our research and development programs that are key to refining our products.

We may also require additional capital to respond to competitive pressures and acquire complementary businesses or necessary technologies. We do not know whether or not we will be able to raise additional financing or financing on terms favorable to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, to develop and expand our solar panel supplier network and distribution network, to maintain our research and development efforts or to otherwise respond to competitive pressures would be significantly impaired. We currently have no such financing arrangements in place. If financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operation will be substantially limited and investors may lose a substantial portion or all of their investment.  Moreover, any additional funds raised through the issuance by us of shares of our capital stock, or through securities exchangeable or convertible into shares of our capital stock, would result in a reduction in the percentage ownership of our existing stockholders.  In addition, any such newly issued securities may contain rights, privileges or preferences senior to those held by our existing stockholders.

We have a history of losses, expect to incur substantial further losses and may not achieve or maintain profitability in the future, which may decrease the market value of our stock.

ICP was founded in 1988. Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through its distribution channels in over 50 countries. Since inception, we have incurred significant net losses, including a net loss of $910,146 for the quarter ended April 30,2008. As a result of ongoing operating losses, we had an accumulated deficit of $9,750,385 as of April 30, 2008. We expect to continue to incur substantial losses for the foreseeable future, and we may never become profitable. Even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future, which could materially decrease the market value of our common stock.

We do not know whether our revenues will grow at all or even if we do achieve profitability, we may be unable to sustain or increase our profitability in the future, which could materially decrease the market value of our common stock. We expect to continue to make significant capital expenditures and anticipate that our expenses will increase substantially in the foreseeable future as we seek to:

-     expand our supplier network, whether domestically or internationally;

-     develop our distribution network;

-     continue to perform research and development to improve existing products and develop new products;

-     implement internal systems and infrastructure in conjunction with our growth; and

-     hire additional personnel.

We do not know whether our revenues will grow at all or grow rapidly enough to absorb these expenses, and our limited operating history makes it difficult to assess the extent of these expenses or their impact on our operating results.

Potential investors should also be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by government agencies, competition and additional costs and expenses that may exceed current estimates. The Company has no substantial history upon which to base any assumption as to the likelihood that our business will prove to be successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our dependence on a limited number of third party manufacturers for solar panels, key components for our Solar power products could prevent us from delivering our products to our customers within required timeframes, which could result in order cancellations and loss of market share.

We obtain all of our Solar power products using third party manufacturers and assemblers and using materials and components procured from a limited number of third-party suppliers. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products or our products may be available only at a higher cost or after a long delay, which could prevent us from delivering our products to our customers within required time frames which may, in turn, result in order cancellations and loss of market share. We currently do not have contracts with many of our suppliers and may not be able to procure sufficient quantities of the materials and components necessary to manufacture our products on acceptable commercial terms or at all. To the extent that the processes that our suppliers use to manufacture materials and components are proprietary, we may be unable to obtain comparable materials and components from alternative suppliers on favorable terms, or at all. The failure of a supplier to supply materials and components in a timely manner, or to supply materials and components that meet our quality, quantity and cost requirements could impair our ability to manufacture our products or increase their component costs, particularly if we are unable to obtain substitute sources of these materials and components on a timely basis or on terms acceptable to us.

We may fail to successfully bring to market our new Solar power products under development, which may prevent us from achieving increased sales and market share.

Although ICP has been selling its Solar power products since 1988, we expect to derive a substantial portion of our revenues from sales of our new Solar power products that are under development and not yet commercially available. If we fail to successfully develop our new Solar power products or technologies, we will likely be unable to recover losses incurred to date in the development of these products and technologies, and we may be unable to increase our sales sufficiently to allow us to become profitable.

Our Solar power products may not gain market acceptance, which would prevent us from achieving increased sales and market share.

The development of a successful market for our Solar power products may be adversely affected by a number of factors, many of which are beyond our control, including:

•         our failure to produce Solar power products that compete favorably against other Solar power products on the basis of cost, quality and performance;

•       our failure to produce Solar power products that compete favorably against conventional energy sources and alternatively distributed generation technologies, such as wind and biomass, on the basis of cost, quality and performance;

•        whether or not customers will accept our new module designs under development and the techniques we are developing to mount them; and

•        our failure to develop and maintain successful relationships with distributors, systems integrators and other resellers, as well as strategic partners.

If our Solar power products fail to gain market acceptance, we may be unable to increase our sales and market share and to achieve and sustain profitability.

Technological changes in the Solar power industry could render our Solar power products uncompetitive or obsolete, which could reduce our market share and cause our sales to decline.

Our failure to further refine our technology and to develop and introduce new Solar power products could cause our products to become uncompetitive or obsolete, which could reduce our market share and cause our sales to decline. The Solar power industry is rapidly evolving and competitive. We will need to invest significant financial resources in research and development to keep pace with technological advances in the Solar power industry and to effectively compete in the future. We believe that a variety of competing Solar power technologies are under development by other companies that could result in lower manufacturing costs or higher product performance than those expected for our Solar power products. Our development efforts may be rendered obsolete by the technological advances of others and other technologies may prove more advantageous for the commercialization of Solar power products.

Our ability to increase market share and sales depends on our ability to successfully maintain our existing distribution relationships and expand our existing distribution channels.

We currently sell our Solar power products primarily to distributors, system integrators and other value-added resellers within and outside of North America, which typically resell our products to end-users globally. If we are unable to successfully refine our existing distribution relationships and expand our existing distribution channels, our revenues and future prospects may be materially harmed. As we seek to grow our sales by entering new markets in which we have little experience selling our Solar power products, our ability to increase market share and sales will depend substantially on our ability to expand our distribution channels by identifying, developing and maintaining relationships with resellers both within and outside of North America. We may be unable to enter into relationships with resellers in the markets we target or on terms and conditions favorable to us, which could prevent us from entering these markets at all or in accordance with our current plans. Our ability to enter into and maintain relationships with resellers will be influenced by factors beyond our control, including the relationships between these resellers and our competitors, market acceptance of our products and our low brand recognition as a new entrant.

Our dependence on a small number of resellers may cause significant fluctuations or declines in our product revenues.

Historically, all of our sales to resellers have been made through purchase orders without long-term commitments, including under arrangements that may be cancelled without cause and on short notice and that generally do not require minimum purchases. Consequently, our resellers are generally permitted to obtain products from other providers of Solar power products without further obligation to us. The concentration of our product sales also exposes us to credit risks associated with the financial viability of these resellers. We anticipate that sales of our Solar power products to a limited number of key resellers will continue to account for a significant portion of our total product revenues for the foreseeable future. Consequently, any one of the following events may cause material fluctuations or declines in our product revenues and negatively impact our operating results:

•         reduction, delay or cancellation of orders from one or more of our significant resellers;

•         selection by one or more of our significant resellers of products competitive with ours;

•         loss of one or more of our significant resellers and our failure to recruit additional or replacement resellers; and

•         failure of any of our significant resellers to make timely payment of our invoices.

Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share.

As is consistent with standard practice in our industry, the duration of our product warranties is lengthy, and has recently been increasing relative to expected product life. Our current standard product warranty includes a one-year warranty period for defects in material and workmanship and a 10 year warranty period for declines in power performance. We believe our warranty periods are consistent with industry practice. Due to the long warranty period, we bear the risk of extensive warranty claims long after we have shipped product and recognized revenues. The possibility of future product failures could cause us to incur substantial expense to repair or replace defective products. Furthermore, widespread product failures may damage our market reputation and reduce our market share and cause sales to decline.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We intend to continue to establish strategic relationships with third parties in the Solar power industry, particularly in international markets. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our technology and our products relative to those of our competitors. We can provide no assurance that we will be able to establish new strategic relationships in the future.

In addition, any new strategic alliances that we establish may subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to our business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or to expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control, which may, in turn, cause the market price of our common stock to decline.

Existing regulations and changes to such regulations may present technical, regulatory and economic barriers to the purchase and use of Solar power products, which may significantly reduce demand for our products.

The market for electricity generation products is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as internal policies and regulations promulgated by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. In the United States and a number of other countries, these regulations and policies are being modified and may continue to be modified. Customer purchases of, or further investment in the research and development of, alternative energy sources, including Solar power technology, could be deterred by these regulations and policies, which could, in turn, result in a significant reduction in the potential demand for Solar power products in general. For example, utility companies commonly charge fees to larger, industrial customers for disconnecting from the electric grid or for having the capacity to use power from the electric grid for back-up purposes. These fees could increase the cost to our customers of using our Solar power products and make them less desirable, thereby harming our business, prospects, results of operations and financial condition. We anticipate that our Solar power products and their installation will  be subject to oversight and regulation in accordance with national and local ordinances relating to building codes, safety, environmental protection, utility interconnection and metering and related matters, all of which may change over time. There is also a burden in having to track the requirements of individual states and design equipment to comply with the varying standards. Any new government regulations or utility policies pertaining to our Solar power products may result in significant additional expenses to us and our resellers and their customers and, as a result, could cause a significant reduction in demand for our Solar power products.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

We are required to comply with all applicable foreign, federal, state and local regulations regarding protection of the environment. If more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We believe that we have all necessary permits to conduct our business as it is presently conducted. If we fail to comply with any applicable present or future environmental regulations, however, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to, among other things, potentially significant monetary damages and fines, criminal proceedings and penalties, third party property damage or personal injury claims or suspensions in our business operations. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault.

We face intense competition from other companies producing Solar power and other energy generation products. If we fail to compete effectively, we may be unable to increase our market share and sales.

The Solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than ours, and if we fail to attract and retain customers and establish a successful distribution network for our Solar power products, we may be unable to increase our sales and market share. There are a large number of companies in the world that produce Solar power products, including BP Solar, Kyocera Corporation, Sharp Corporation, Mitsubishi, Solar World AG and Sanyo Corporation. We also expect that future competition will include new entrants to the Solar power market offering new technological solutions. Further, many of our competitors are developing and are currently producing products based on new Solar power technologies. Most of our competitors are substantially larger than we are, have longer operating histories and have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater size in some cases provides them with a competitive advantage with respect to manufacturing costs due to their ability to allocate fixed costs across a greater volume of production and purchase raw materials at lower prices. Many also have greater name recognition, a more established distribution network and a larger installed base of customers. In addition, many of our competitors have well-established relationships with our current and potential resellers and their customers and have extensive knowledge of our target markets. As a result, our competitors may be able to devote greater resources to the research, development, promotion and sale of their products and respond more quickly to evolving industry standards and changing customer requirements than we can.

The success of our business depends on the continuing contributions of our key personnel and our ability to attract and retain new qualified employees in a competitive labor market.

We have attracted a highly skilled management team. If we were to lose the services of our executive officers and key employees, our business could be materially and adversely impacted. We do not carry key person life insurance on any of our senior management or other key personnel.

Our success will largely depend on the performance of our management and on the management of ICP. We are currently dependent upon a limited number of employees and consultants. As such, our success will also depend on our ability to attract and retain highly skilled technical, research, management, regulatory compliance, sales and marketing personnel. Competition for such personnel is intense. The loss of the services of such personnel or the inability to attract and retain other key personnel could impair the development of our business, operating results and financial condition.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute its business strategies, then our product development, the expansion of our distribution network and our sales and marketing activities may be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by this rapid growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skills and experience.

If Solar power technology is not suitable for widespread adoption or sufficient demand for Solar power products does not develop or takes longer to develop than we anticipate, our sales would not significantly increase and we may be unable to achieve or sustain profitability.

The market for Solar power products is emerging and rapidly evolving, and its future success is uncertain. If Solar power technology proves unsuitable for widespread commercial deployment or if demand for Solar power products fails to develop sufficiently, we would be unable to generate enough revenues to achieve and sustain profitability. In addition, demand for Solar power products in the markets and geographic regions we target may not develop or may develop more slowly than we anticipate. Many factors will influence the widespread adoption of Solar power technology and demand for Solar power products, including:

•         cost-effectiveness of Solar power technologies as compared with conventional and non-Solar alternative energy technologies;

•         performance and reliability of Solar power products as compared with conventional and non-Solar alternative energy products;

•         success of alternative distributed generation technologies such as fuel cells, wind power and micro turbines;

•        fluctuations in economic and market conditions that impact the viability of conventional and non-Solar alternative energy sources, such as increases or decreases in the prices of oil and other fossil fuels;

•         capital expenditures by customers that tend to decrease when the United States or global economy slows;

•        continued deregulation of the electric power industry and broader energy industry; and

•        availability of government subsidies and incentives.

Product liability claims against us could result in adverse publicity and potentially significant monetary damages.

Like other retailers and distributors of products that are used by consumers, we face an inherent risk of exposure to product liability claims in the event that the use of the Solar power products we sell results in injury. Since our products are electricity producing devices, it is possible that consumers could be injured or killed by our products, whether by product malfunctions, defects, improper installation or other causes. In addition, since sales of our existing products have been modest and the products we are developing incorporate new technologies and use new installation methods, we cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on our business. Moreover, we may not have adequate resources in the event of a successful claim against us. We have evaluated the potential risks we face and believe that we have appropriate levels of insurance for product liability claims. We rely on our general liability insurance to cover product liability claims and have not obtained separate product liability insurance. The successful assertion of product liability claims against us could result in potentially significant monetary damages and, if our insurance protection is inadequate to cover these claims, could require us to make significant payments.

Qualitative Disclosures About Market Risk

We do not currently have any material exposure to interest rate risk, exchange rate risk, commodity price risk or other relevant market rate or price risks. However, we do have some exposure to foreign currency rate fluctuations arising from sales, purchases, accounts receivables and accounts payable denominated in Canadian dollars, British Pounds and Euros.  To date, we have not entered into any derivative financial instrument to manage foreign currency risk, and we are not currently evaluating the future use of any such financial instruments.

Risks Related to Our Intellectual Property

If we are unable to protect our intellectual property adequately, we could lose our competitive advantage in the Solar power market.

Our ability to compete effectively against competing Solar power technologies will depend, in part, on our ability to protect our current and future proprietary technology and product designs through a combination of patent, copyright, trademark, trade secret and unfair competition laws. We may not be able to adequately protect our intellectual property and may need to defend our products and services against infringement claims, either of which could result in the loss of our competitive advantage in the Solar power market and materially harm our business and profitability. We face the following risks in protecting our intellectual property and in developing, marketing and selling our products and services:

•        we cannot be certain that our pending United States and foreign patent applications will result in issued patents or that the claims allowed are or will be sufficiently broad to protect our technology or processes;

•        given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important;

•        third parties may design around our patented technologies or seek to challenge or invalidate our intellectual property rights and there is no assurance that our intellectual property rights will deter infringement or misappropriation of our intellectual property;

•        we may incur significant costs and diversion of management resources in prosecuting or defending intellectual property infringement suits;

•        we may not be successful in prosecuting or defending intellectual property infringement suits and, as a result, may need to seek to obtain a license of the third party’s intellectual property rights, which may not be available to us, whether on reasonable terms or at all; and

•        the contractual provisions we rely on to protect our trade secrets and proprietary information, such as our confidentiality and non-disclosure agreements with our employees, consultants and other third parties, may be breached and our trade secrets and proprietary information may be disclosed to competitors, strategic partners and the public.

We own 7 registered patents and 8 patents pending, and 17 registered trademarks and 21 trademarks pending.

If we are subject to litigation and infringement claims, they could be costly and disrupt our business.

In recent years, there has been significant litigation involving patents and other intellectual property rights in many technology-related industries. There may be patents or patent applications in the United States or other countries that are pertinent to our business of which we are not aware. The technology that we incorporate into and use to develop our current and future Solar power products may be subject to claims that they infringe the patents or other proprietary rights of others. The success of our technology efforts will also depend on our ability to develop new technologies without infringing or misappropriating the proprietary rights of others. We may receive notices from third parties alleging patent, trademark or copyright infringement claims, claims regarding trade secrets or contract claims. Receipt of these notices could result in significant costs as a result of the diversion of the attention of management from our technology efforts. No third party has a current filed intellectual property lawsuit, arbitration or other proceeding against us. We may, however, be involved in future lawsuits, arbitrations or other legal proceedings alleging patent infringement or other intellectual property rights violations. If a successful claim were brought against us, we would have to attempt to license the intellectual property right from the claimant or to spend time and money to design around or avoid the intellectual property. Any such license may not be available at reasonable terms, or at all. In addition, litigation, arbitration or other legal proceedings may be necessary to:

•         assert claims of infringement or misappropriation of or otherwise enforce our intellectual property rights;

•         protect our trade secrets or know-how; or

•         determine the enforceability, scope and validity of our intellectual property rights or those of others.

We may be unsuccessful in defending or pursuing these lawsuits or claims. Regardless of the outcome, litigation can be very costly and can divert management’s efforts. An adverse determination may subject us to significant liabilities or require us to seek licenses to other parties’ intellectual property rights. We may also be restricted or prevented from developing, marketing or selling a Solar power product or service that we develop. Further, we may not be able to obtain any necessary licenses on acceptable terms, if at all.

In addition, we may have to participate in proceedings before the United States Patent and Trademark office, or before foreign patent and trademark offices, with respect to our patents, patent applications, trademarks or trademark applications or those of others. These actions may result in substantial costs to us as well as a diversion of management attention. Furthermore, these actions could place our patents, trademarks and other intellectual property rights at risk and could result in the loss of patent, trademark or other intellectual property rights protection for the products and services on which our business strategy depends.

We may be unable to adequately protect or enforce our proprietary information, which may result in its unauthorized use or reduced sales or otherwise reduce our ability to compete.

Our business and competitive position depend upon our ability to protect our proprietary technology, including any Solar power products that we develop. Despite our efforts to protect this information, unauthorized parties may attempt to obtain and use information that we regard as proprietary. Any patents issued in connection with our efforts to develop new technology for Solar power products may not be broad enough to protect all of the potential uses of the technology.

In addition, when we do not control the prosecution, maintenance and enforcement of certain important intellectual property, such as a technology in-licensed to us, the protection of the intellectual property rights may be out of our control. If the entity that controls the intellectual property rights does not adequately protect those rights, our rights may be impaired, which may impact our ability to develop, market and commercialize the related Solar power products.

Our means of protecting our proprietary rights may not be adequate, and our competitors may:

•         independently develop substantially equivalent proprietary information, products and techniques;

•         otherwise gain access to our proprietary information; or

•         design around our patents or other intellectual property.

We pursue a policy of having our employees, consultants and advisors execute proprietary information and invention agreements when they begin working for us. However, these agreements may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure. If we fail to maintain trade secret and patent protection, our potential, future revenues may be decreased.

If the effective term of our patents is decreased due to changes in patent laws or if we need to re-file some of our patent applications, the value of our patent portfolio and the revenues we derive from it may be decreased.

The value of our patents depends in part on their duration. A shorter period of patent protection could lessen the value of our rights under any patents that we obtain and may decrease the revenues we derive from our patents. For example, the United States patent laws were amended in 1995 to change the term of patent protection from 17 years after the date of a patent’s issuance to 20 years after the earliest effective filing date of the application for a patent, unless the application was pending on June 8, 1995, in which case the term of a patent’s protection expires either 17 years after its issuance or 20 years after its filing, whichever is later. Because the average time from filing of patent application to issuance of a patent is usually at least one year and, depending on the subject matter, may be more than three years, a 20-year patent term from the filing date may result in substantially shorter patent protection. Also, we may need to re-file some of our patent applications to disclose additional subject matter and, in these situations, the patent term will be measured from the date of the earliest priority application to which benefit is claimed in such a patent application. This would shorten our period of patent exclusivity and may decrease the revenues that we might obtain from the patents.

International intellectual property protection is particularly uncertain and costly, and we have not obtained or sought patent or trademark protection in many foreign countries where our Solar power products and services may be developed, marketed or sold by us or by others. Intellectual property law outside the United States is even more uncertain and costly than in the United States and is currently undergoing review and revision in many countries. Further, the laws of some foreign countries may not protect our intellectual property rights to the same extent as United States laws.

Risks Related to Our Securities

The conversion of convertible debentures and the exercise of warrants issued in our recent private placement could result in a substantial number of additional shares of our common stock being issued in the event that we fail to achieve certain milestones.

On June 13, 2008, we closed a private placement involving the issuance of (i) 11% senior secured convertible debentures in the Company issued at a 10% discount with an aggregate face value of $3,333,333, convertible into shares of common stock of the Company at an initial conversion price of US $0.50 (subject to adjustment) (the “Debentures”); (ii) 6,666,666 Series A purchase warrants each exercisable to purchase one share of common stock of the Company, at an initial exercise price of US $0.50 per share (subject to adjustment);  (iii) 6,666,666 Series B purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise  price of US $1.00 per share (subject to adjustment) and (iv) 6,666,666 Series C purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise  price of US $1.00 per share warrants (subject to adjustment).

The conversion price for the Debentures and the exercise price for the warrants issued in the private placement are subject to adjustment at a floating rate tied to our achieving certain milestones tied to trailing revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”).  In the event that we fail to achieve these milestones, the conversion price for the Debentures and the exercise for the warrants will be reduced (but not increased) to equal the lesser of (a) the conversion price then in effect, (b) the “market price” (equal to the volume weighted average price of our common stock during the immediately preceding five (5) consecutive trading days) for shares of our common stock, as determined on the applicable milestone date, or (c) the market price, as determined on the date that is five (5) trading days after the date that Company files its next periodic report with the Securities and Exchange Commission following the end of the applicable milestone period.

Holders of convertible debentures and warrants may convert such debentures or exercise such warrants immediately. In addition, we may make payments of interest or principal under the Debentures in the form of shares of common stock; provided, generally, that we are not in default under the Debentures at such time and we have met certain equity conditions described in the Debentures. If we make payments of interest in the form of shares of common stock, such shares must be registered and free-trading. If the Company elects to make principal payments in shares of common stock, the conversion rate will be the lesser of (a) the conversion price then in effect, or (b) 85% of the average of the three (3) lowest closing bid prices of the common shares over the twenty (20) trading day period ending on the trading day ending immediately preceding the applicable monthly redemption date. If we fail to achieve the milestones described above, or if we elect to make payments of principal on the Debentures in the form of shares of our common stock, the outstanding Debentures and warrants will be exercisable for a greater number of shares.  This could decrease the price of our common stock and encourage short selling which, in turn, could produce additional downward pressure on the market price of our common stock.  Any resulting lower market prices could result in further downward adjustment to the prevailing conversion and/or exercise prices described herein, meaning that we could be required to issue an increasingly greater number of shares of our common stock to holders of Debentures and warrants upon conversion or exercise thereof, further depressing the market price for our common stock.

The conversion of the outstanding Debentures and the exercise of outstanding warrants, and any interest or principal payments on the Debentures made by us in the form of shares of common stock, may result in substantial dilution to the interests of other holders of our common stock.  Even though no selling stockholder may convert its Debentures if upon such conversion the selling stockholder, together with its affiliates, would acquire a number of shares of common stock exceeding 4.99% of our then outstanding common stock, excluding for purposes of such determination shares of common stock issuable upon conversion of any portion of the Debentures which have not been converted and upon exercise of warrants which have not been exercised, this restriction does not prevent a selling stockholder from selling a substantial number of shares in the market or from unilaterally choosing to raise the 4.99% limit. By periodically selling shares into the market, an individual selling stockholder could eventually sell more than 4.99% of our outstanding common stock while never holding more than 4.99% at any specific time.  In the event we receive a tender offer or an offer to merge with another entity in a transaction in which we are not the surviving entity, or in the event we are in default under the Debentures, this percentage is automatically increased to 9.99%.

We may conduct further offerings in the future, in which case your shareholdings will be diluted.

Since our inception, we have relied on such equity sales of our common stock to fund our operations. We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. Shares of common stock may also be issued upon the exercise or conversion of outstanding options and warrants. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be lower. This condition is often referred to as "dilution." The result of this could reduce the value of your stock.

Because our common stock is considered a “penny stock”, stockholders will be more limited in their ability to sell their shares.

Our common stock is considered to be a "penny stock" since it does not qualify for one of the exemptions from the definition of "penny stock" under Section 3a51-1 of the Securities Exchange Act of 1934 (the "Exchange Act"). Our common stock is a "penny stock" because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on the NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a "penny stock" is that securities broker-dealers participating in sales of our common stock will be subject to the "penny stock" regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

Because the Board of Directors may designate and authorize issuance of preferred shares, the rights of the holders of Common Stock may be adversely affected.

The Board of Directors may designate and authorize issuance of preferred shares which could have rights, preferences or privileges in priority to our stockholders and which may further dilute stockholders. The authorized capital of the Company includes 100,000,000 shares of "blank check" preferred stock, of which no shares have been issued. The Board of Directors has the authority to issue shares of preferred stock and to determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting rights and dividend rights, of these shares of preferred stock without any further vote or action by the stockholders. The rights of the holders of shares of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. At this time, the Company has no present plans of issuing any preferred stock.

Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain our earnings to support operations and to finance the growth and development of our business and do not expect to pay cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders have purchased their shares.

Future sales of our common stock in the public or private markets could adversely affect the trading price of our common stock and our ability to raise funds in new stock offerings.

Future sales of substantial amounts of our common stock or equity-related securities in the public or private markets, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. As of July 14, 2008, 34,135,995 shares of our common stock were outstanding.  We are obligated to register for resale a total of 19,999,998 shares of common stock issuable upon exercise of certain warrants issued in connection with a private placement which closed June 13, 2008, and are doing so with the registration statement on Form S-1of which this prospectus is a part. We may also elect to make interest payments on the 11% senior secured convertible debentures issued in the private placement which closed June 13, 2008 in the form of shares of common stock, and are registering a total of 789,591 shares of common stock on the registration statement on Form S-1 of which this prospectus is a part in the event we decide to make such an election. We cannot predict the effect, if any, that future sales of our common stock, or the availability of our shares for future sale, will have on the trading price of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, contained in this prospectus constitute forward-looking statements. In some cases you can identify forward-looking statements by terms such as "may," "intend," "might," "will," "should," "could," "would," "expect," "believe," "estimate," "anticipate," "predict," "project," "potential," or the negative of these terms and similar expressions intended to identify forward-looking statements.

Forward-looking statements are based on assumptions and estimates and are subject to risks and uncertainties. We have identified in this prospectus some of the factors that may cause actual results to differ materially from those expressed or assumed in any of our forward-looking statements. There may be other factors not so identified. You should not place undue reliance on our forward-looking statements. As you read this prospectus, you should understand that these statements are not guarantees of performance or results. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time that may cause our business not to develop as we expect and it is not possible for us to predict all of them. Factors that may cause actual results to differ materially from those expressed or implied by our forward-looking statements include, but are not limited to, those described under the heading "Risk Factors" beginning on page 6, as well as the following:

• Our ability to generate enough positive cash flow to pay our creditors;

• Our dependence on key personnel;

• Our need to attract and retain technical and managerial personnel;

• Our ability to execute our business strategy;

• Competition with established leaders in the solar energy industry;

• Our ability to protect our intellectual property and proprietary technologies;

• Costs associated with potential intellectual infringement claims asserted by a third party;

• Our exposure to product liability claims resulting from the use of our products;

• General economic and capital market conditions, including political and economic uncertainty in various areas of the world where we do business;

• Our exposure to unanticipated and uncontrollable business interruptions;

• Pricing and product actions taken by our competitors;

• Financial conditions of our customers;

• Customers’ perception of our financial condition relative to that of our competitors;

• Reliance upon suppliers and risks of production disruptions and supply and capacity constraints;

• Our dependence on our marketing partners;

• Costs of raw materials and energy;

• Unforeseen liabilities arising from litigation;

• Our ability to successfully complete the integration of any future acquisitions;

• Our exposure to undisclosed liabilities of the public shell corporation;

• Our ability to project the market for our products based upon estimates and assumptions; and

• Our ability to obtain approvals needed to market our products.

USE OF PROCEEDS

We are not selling any of the shares of common stock in this offering. All the shares sold in this offering will be held by the selling stockholders at the time of sale, so that no dilution will result from the sale of the shares.

Upon exercise for cash of all warrants at their current exercise price for which shares of common stock issuable upon exercise thereof are being registered hereunder, we expect to receive aggregate proceeds of approximately $16,666,665.  We expect to use any such cash proceeds from the exercise of these warrants for general working capital purposes.  In the event that the warrants are exercised other than for cash, we will receive no proceeds from such exercise.

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "ICPR". Our shares were first traded on the OTC Bulletin Board in June, 2005. The following table indicates the high and low bid prices of our common stock obtained during the periods indicated:

	For the period ended April 30, 2008		For the period ended April 30, 2007
	High	Low	High	Low

Second Quarter (May to July)	$3.35	$2.17	$1.80	$0.86
Third Quarter (Aug. to Oct.)	$3.14	$1.80	$2.09	$1.47
Fourth Quarter (Nov. to Jan.)	$2.99	$0.36	$2.50	$1.12
First Quarter (Feb. to Apr.)	$1.07	$0.25	$2.46	$2.18

The range of high and low price quotes of our common stock as set out in the table above is as quoted on the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail markup, mark-down or commission and may not represent actual transactions.

The number of holders of record of our shares of our common stock, as of July 14, 2008, was 56.

Penny Stock Rules

The United States Securities and Exchange Commission (“SEC”) has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system; provided, that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and in such form as the SEC shall require by rule or regulation. The broker-dealer also must, prior to effecting any transaction in a penny stock, provide the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock that is not otherwise exempt from those rules, the broker-dealer must: (a) make a special written determination that the penny stock is a suitable investment for the purchaser; and (b) receive from the purchaser his or her written acknowledgement of receipt of the determination and a written agreement to the transaction.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock and therefore stockholders may have difficulty selling those securities.

Securities Authorized for Issuance Under Equity Compensation Plans

On November 1, 2006, the Board of Directors approved our 2006 Stock Incentive Plan (the "Plan"). On November 7, 2006, majority shareholder approval for the Plan was received. Under the Plan, up to 2,000,000 shares of common stock may be issued upon the exercise of options granted to directors, management, employees and consultants. As of April 30, 2008, options to purchase a total of 1,650,000 shares of our common stock had been granted under the Plan to certain of the Company’s employees and directors. See "Executive Compensation".

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options (1)	Weighted- Average Exercise Price of outstanding options	Number of Securities remaining available for future issuance under equity compensation plan
Equity Compensation Plans Approved by Security Holders	1,650,000	$0.50	350,000
Equity Compensation Plans Not Approved by Security Holders	None	None	N/A
Total	1,650,000	$0.50	350,000

(1) Amount shown reflects the forfeiture of options to purchase 492,500 shares of our common stock by former employees.  Pursuant to the terms of the Plan, these shares will be available for re-issuance in connection with future option grants.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SELLING SECURITY HOLDERS

Background

On June 13, 2008, we completed a private placement of securities in reliance upon the exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) for net proceeds of US $3,000,000. In connection with this private placement, we issued to the participating investors:  (i) 11% senior secured convertible debentures in the Company issued at a 10% discount with an aggregate face value of $3,333,333,convertible into shares of common stock of the Company at an initial conversion price of US $0.50 (subject to adjustment) (the “Debentures”); (ii) 6,666,666 Series A purchase warrants each exercisable to purchase one share of common stock of the Company, at an initial exercise price of US $0.50 per share (subject to adjustment); (iii) 6,666,666 Series B purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise  price of US $1.00 per share (subject to adjustment); and (iv) 6,666,666 Series C purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise  price of US $1.00 per share warrants (subject to adjustment) (the securities described in (ii) through (iv), collectively, the “Warrants”).  No Series C warrants may be exercised until such time as all Series B warrants have been exercised.

This prospectus includes 6,666,666 shares of common stock issuable upon the exercise of Series A warrants sold in the private offering, 6,666,666 shares of common stock issuable upon the exercise of Series B warrants sold in the private offering, 6,666,666 shares of common stock issuable upon the exercise of Series C warrants sold in the private offering, and 789,591 shares which may be issued to selling stockholders in the event we elect to make interest payments under Debentures held by them in the form of shares of our common stock.

 Selling Stockholder Table

The following table provides information regarding the beneficial ownership of the outstanding shares of our common stock by the selling stockholders. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, we have included the number of shares of our common stock issuable upon conversion of or otherwise pursuant to the convertible debentures and upon exercise of all warrants issued in the private placement and held by such selling stockholder. The number of shares beneficially owned by any selling stockholder does not give effect to the 4.99% limitation on the number of shares that may be held by any one selling stockholder, together with its affiliates (which limitation may be waived upon 61 days’ prior written notice to us by the selling stockholder) and a further, non-waivable, 9.99% limitation, in each case as described in the convertible debentures. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each selling stockholder’s percentage ownership in the following table is based on 34,135,995 shares of our common stock outstanding as of July 14, 2008.  No selling stockholder beneficially owned any shares of common stock of the Company prior to the closing date of the private placement, which was June 13, 2008.

The selling stockholders may offer the shares for sale from time to time in whole or in part. Except where otherwise noted, each of the selling stockholders named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by such person.

Name	Number of Shares	Number of Shares Being Registered	Number of Shares Owned After the Offering	Percentage of Class After the Offering

BridgePointe Master Fund Ltd.	13,734,154(1)	10,400,820 (4)	3,333,334	9.7%
Gemini Master Fund, Ltd.	4,578,055(2)	3,466,943 (5)	1,111,112	3.2%
Platinum Long Term Growth VI, LLC	9,144,048(3)	6,921,826 (6)	2,222,222	6.5%
Total	27,456,257	20,789,589	6,666,668	19.4%

(1) Represents (a) 3,333,334 shares of common stock issuable upon conversion of convertible debentures, (b) 3,333,333 shares of common stock issuable upon the exercise of Series A warrants at the current exercise price, (c) 3,333,333 shares of common stock issuable upon the exercise of Series B warrants at the current exercise price, (d) 3,333,333 shares of common stock issuable upon the exercise of Series C warrants at the current exercise price, and (e) a total of 400,821 shares of common stock which may be issued in the event the Company elects to make payments of interest on the convertible debentures in the form of shares of common stock.

(2) Represents (a) 1,111,112 shares of common stock issuable upon conversion of convertible debentures, (b) 1,111,111 shares of common stock issuable upon the exercise of Series A warrants at the current exercise price, (c) 1,111,111 shares of common stock issuable upon the exercise of Series B warrants at the current exercise price, (d) 1,111,111 shares of common stock issuable upon the exercise of Series C warrants, and (e) a total of 133,610 shares of common stock which may be issued in the event the Company elects to make payments of interest on the convertible debentures in the form of shares of common stock.

(3) Represents (a) 2,222,222 shares of common stock issuable upon conversion of convertible debentures, (b) 2,222,222 shares of common stock issuable upon the exercise of Series A warrants at the current exercise price, (c) 2,222,222 shares of common stock issuable upon the exercise of Series B warrants at the current exercise price, (d) 2,222,222  shares of common stock issuable upon the exercise of Series C warrants at the current exercise price, and (e) a total of 400,821 shares of common stock which may be issued in the event the Company elects to make payments of interest on the convertible debentures in the form of shares of common stock.

(4) Represents (a) 3,333,333 shares of common stock issuable upon the exercise of Series A warrants at the current exercise price, (b) 3,333,333 shares of common stock issuable upon the exercise of Series B warrants at the current exercise price, (c) 3,333,333 shares of common stock issuable upon the exercise of Series C warrants at the current exercise price, and (d) a total of 400,821 shares of common stock which may be issued in the event the Company elects to make payments of interest on the convertible debentures in the form of shares of common stock.

(5) Represents (a) 1,111,111 shares of common stock issuable upon the exercise of Series A warrants at the current exercise price, (b) 1,111,111 shares of common stock issuable upon the exercise of Series B warrants at the current exercise price, (c) 1,111,111 shares of common stock issuable upon the exercise of Series C warrants at the current exercise price, and (d) a total of 133,610 shares of common stock which may be issued in the event the Company elects to make payments of interest on the convertible debentures in the form of shares of common stock.

(6) Represents (a) 2,222,222 shares of common stock issuable upon the exercise of Series A warrants, (b) 2,222,222 shares of common stock issuable upon the exercise of Series B warrants, (c) 2,222,222 shares of common stock issuable upon the exercise of Series C warrants, and (d) a total of 255,160 shares of common stock which may be issued in the event the Company elects to make payments of interest on the convertible debentures in the form of shares of common stock.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•  an exchange distribution in accordance with the rules of the applicable exchange;

•  privately negotiated transactions;

•  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•  a combination of any such methods of sale; or

•  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.0001 per share. As of July 14, 2008, there were 34,135,995 shares of our common stock issued and outstanding and no issued and outstanding preferred stock.

Common Stock

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by the provisions of our most current Articles of Incorporation and bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the "NRS") and our bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action. Certain fundamental corporate changes such as the liquidation of substantially all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote. Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our Board of Directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or bylaws. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend: (a) we would not be able to pay our debts as they become due in the usual course of business; or (b) except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Preferred Stock

The Board of Directors has the authority to issue shares of preferred stock and to determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting rights and dividend rights, of these shares of preferred stock without any further vote or action by the stockholders.  No preferred shares have been issued and the board has not designated any series of Preferred Stock.

LEGAL MATTERS

Burns & Levinson LLP, 125 Summer Street, Boston, MA 02110 will opine on the validity of the common stock offered in this prospectus.

EXPERTS

ICP Solar’s financial statements for the year ended January 31, 2008 and 2007 included in this registration statement have been audited RSM Richter, LLP, Montreal, Quebec, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing. This report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

This Management’s Discussion and Analysis (“MD&A”) is designed to assist investors in understanding the nature and the importance of the changes and trends, as well as the risks and uncertainties associated with the Company’s operations and financial position. Some sections of this MD&A contain forward-looking statements that, because of their nature, necessarily involve a number of known and unknown risks and uncertainties, including statements regarding our capital needs, business strategy and expectations. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. The Company’s actual and future results could therefore differ materially from those indicated or underlying these forward-looking statements. In evaluating these statements, you should consider various factors, including the risks discussed below, and, from time to time, in other reports filed by the Company with the SEC.  See “Risk Factors” and “Forward Looking Statements”.

Although the Company deems the expectations reflected in these forward-looking statements to be reasonable, the Company cannot provide any guarantee as to the materialization of the expectations reflected in these forward-looking statements.

Basis of Presentation

This MD&A on the Company’s operating results and cash flows for the fiscal years ended January 31, 2008 and January 31, 2007 as well as its financial position at January 31, 2008, should be read in conjunction with the consolidated financial statements and accompanying notes contained in this report, and also with the unaudited consolidated financial statements for the three month period ended April 30, 2008 and 2007 and the notes thereto.

Company Overview

Headquartered in Montreal, Canada, ICP operates in the solar energy industry. ICP manufactures, markets, and sells solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through its distribution channels in over 50 countries.

We develop, and market solar power products that provide reliable and environmentally clean electric power throughout the world. Solar power products use interconnected photovoltaic cells to generate electricity from sunlight. Solar power products can provide a cost-competitive, reliable alternative for powering highway call boxes, microwave stations, portable highway road signs, remote street or billboard lights, vacation homes, rural homes in developed and developing countries, water pumps and battery chargers for recreational vehicles and other consumer applications. Furthermore, solar power products can provide on-grid customers with a clean, renewable source of alternative or supplemental electricity.

Our plan of operation for the next twelve months is to engage in our R&D, marketing and sales efforts. We plan to expand our current distribution depth within the markets of North America, Europe and Japan for our consumer goods segment through the marketing of our internal brand Sunsei TM, as well as licensed brand Coleman®.

Our immediate goal is to complete the development of our ISUN solar charger for electronics, our Sunsei Greenmeter, and our thin film amorphous solar cell which can be seamlessly integrated into roofing lines for homes, buildings and other structures.

ISUN development is expected to be complete by the end of our fiscal year 2009 at an estimated cost of $150,000. The Sunsei Greenmeter development is expected to cost an estimated $125,000 and we expect to have a completed product by October 2008.

We can provide no assurances that the actual costs of developing such products will not be greater than what we estimated, nor that commercialization based on such products will ever be achieved.

Although there can be no assurances, we plan to deliver on a sustainable growth strategy across each of our main targets. We also intend to increase our addressable markets, further sales and solidify our brand through strategic partnerships with best practice distribution partners worldwide. Strategic partnerships for both distribution channel and technology are expected to be key drivers of our expansion plans.

Off-Balance Sheet Arrangements

During the fiscal year ended January 31, 2008, the Company had no off-balance sheet arrangements.

Reorganization of the Corporation

On September 29, 2006, ICP Solar Technologies Inc. ("ICP") entered into a share exchange agreement with ICP Solar Technologies Inc. (formerly FC Financial Services Inc.) ("ICP Solar"), an inactive public shell company, for the acquisition by ICP Solar of all the issued and outstanding shares of ICP.

Under accounting principles generally accepted in the United States, the share exchange was considered to be a capital transaction in substance, rather than a business combination.  That is, the share exchange was equivalent to the issuance of stock by ICP for the net monetary assets of ICP Solar accompanied by a recapitalization, and was accounted for as a change in capital structure.  Accordingly, the accounting for the share exchange was identical to that resulting from a reverse acquisition, except that no goodwill was recorded.  Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, ICP Solar, became those of the legal acquiree, ICP, which was also considered to be the accounting acquirer.

We structured the acquisition of ICP to enable ICP Stockholders to receive tax-rollover treatment in Canada.  Under Canadian law, when a stockholder disposes of shares, the disposal is considered to be a deemed disposition of the shares and therefore is a taxable event unless the shares are exchanged for the shares of an equal value in another Canadian company.

All of the ICP shares, through a series of transactions, were exchanged for exchangeable shares of ICP Solar’s wholly-owned subsidiary, 1260491 Alberta Inc.  The exchangeable shares are exchangeable for an equivalent number of common shares of ICP Solar, common shares transferred simultaneously to a trustee as the exchangeable shares were issued.  Until such time as the holders of the exchangeable shares wish to exchange their shares for ICP Solar shares, the ICP Solar shares are held in trust by a trustee on behalf of the exchangeable shareholders.  See “Security Ownership of Certain Beneficial Owners and Management”.  The trustee shall be entitled to the voting rights in ICP Solar as stated in the terms of the exchange and voting agreement and shall exercise these voting rights according to the instructions of the holders of the exchangeable shares on a basis of one vote for every exchangeable share held.

The financial statements accompanying this prospectus reflect the accounts of the balance sheets, the results of operations and the cash flows of ICP at their carrying amounts, since it was deemed to be the accounting acquirer in the reorganization.

The results of operations, the cash flows and the assets and liabilities of ICP Solar have been included in the accompanying financial statements since September 29, 2006, the acquisition date.  Amounts reported for the periods prior to September 29, 2006 are solely those of ICP.

The net assets of ICP Solar, acquired on September 29, 2006, are as follows:

Cash	$ 67,285
Accounts receivable	2,148
Prepaid expenses	70
Loan receivable	4,964,524
Property and equipment	4,887
Accounts payable and accrued liabilities	(131,655)
Convertible notes	(1,642,391)
Net Assets Acquired	$ 3,264,868

The transaction costs related to the above share exchange amounted to $271,466 and were charged to additional paid-in capital. The loan receivable relates to proceeds of a capital raise in ICP Solar subsequently loaned to ICP.

Sale of 85% of shares of ICP UK

On May 9, 2007, the Company signed a Share Purchase Agreement (the “Agreement”) with ISE LLC (“ISE”).  Under the terms of the Agreement, ISE acquired 85% of the Company’s shares of ICP UK (renamed Epod Solar (Wales) Ltd. ("EPOD") on June 26, 2007) for an aggregate amount of $3,000,000.  On May 10, 2007, the Company and ISE signed an Amendment to the Agreement (“Amendment”), revising the modalities of payment.  As per the terms of the Amendment, ISE shall pay the Company a total of $1.00 for the shares.  In addition, ISE is to pay the Company an amount equivalent to $3,000,000 representing the principal amount outstanding on a loan owed to the Company by ICP UK, as follows:

a)   $150,000 upon signing of the Agreement and $350,000 in kind in the form of solar panels;

b)   $500,000 on November 29, 2007 (as at January 31, 2008 this amount is still owing to the Company); and

c)   The balance to be repaid as monthly payments for a period of 13.94 months commencing January 1, 2008 (“Monthly Payment Commencement Date”).  Each monthly payment is equal to $143,500 per month and shall be made either in cash, or in kind in the form of solar panels, at the option of the Company or its subsidiaries, as per the terms of the Agreement.

From the signing of this Agreement until January 1, 2008, the Company is to acquire 7,000 solar panels per month from ISE, at a price per solar panel (Panel Price) commencing at $24.60 and decreasing as the total cost per solar panel decreases, the sale of the panels shall be on a C.O.D./F.O.B. basis until such time as ISE has secured an accounts receivable line of credit in which case, payment terms shall be net 60.  The Company has the option to acquire up to 7,000 solar panels per month from ISE at the Panel Price for a period of six months.

As at January 31, 2008, the Company acquired approximately 7,000 solar panels per month from the period May 9, 2007 to January 1, 2008 for an aggregate amount of approximately $982,000.

The sale of the shares resulted in a gain of $2,818,207, calculated as follows:

Proceeds of disposal	$1
Current assets	(589,874)
Property and equipment	(399,081)
Current liabilities	468,595
Long-term liabilities	3,338,566
Gain on disposition of subsidiary	$2,818,207

On February 18, 2008, the Company signed a letter of intent to amend the Share Purchase Agreement dated May 9, 2007 whereby the remaining 15% interest of the Company in EPOD was transferred to ISE for no additional consideration and the terms of payment of the initial transaction were modified as follows:

EPOD shall pay a total of $2,361,200 (the remaining amount due under the initial agreement) to ICP Solar Technologies Inc. of which $1,180,600 shall be paid in cash on a monthly basis of $40,000 per month commencing on February 1, 2008 until the $1,180,600 balance is fully paid.  ICP shall participate in EPOD’s convertible debenture financing round and receive 1,180 units in lieu of the remaining $1,180,600 owing.  Each unit consists of $1,000 face value of the 12% convertible debenture and warrants.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has reported an accumulated deficit of $9,750,385 as at April 30, 2008 (January 31, 2008 - $8,840,239).  To date, these losses have been financed principally through the issuance of capital stock and long-term debt, and through debt from related parties.  Additional capital and/or borrowings will be necessary in order for the Company to continue in existence and attain profitable operations.

Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients.  Management anticipates generating revenue through manufacturing and commercializing its products during the next year.   Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.  The Company closed a private placement of securities on June 13, 2008 in order to raise additional working capital and to pay down an existing credit facility.  See “Issuance of Senior Secured Convertible Debentures and Warrants”.

Compliance with Generally Accepted Accounting Principles

Unless otherwise indicated, the financial information presented in this MD&A, including tabular amounts, is expressed in US dollars and prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include the allowance for doubtful accounts, recovery of future income taxes, impairment of long-lived assets, stock-based compensation costs, determination of the fair value of the warrants issued and the resulting impact on the allocation of the proceeds between the shares and warrants. Actual results could differ from those estimates.

The financial statements include estimates based on currently available information and management’s judgment as to the outcome of future conditions and circumstances.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Significant Accounting Policies

Critical accounting policies are described below and all significant accounting policies are described in note 3 accompanying the financial statements contained in this prospectus.

Revenue Recognition

The Company recognizes revenue from product sales at the time of passage of title and risk of loss to the customer either at FOB Shipping Point or FOB Destination, based upon terms established with the customer where persuasive evidence of an arrangement exists and where collectibility is reasonably assured.  The Company’s selling price to its customers is a fixed amount that is not subject to refund or adjustment and is not contingent upon additional rebates.  There are no further obligations on the part of the Company subsequent to revenue recognition except for product warranty and returns from the Company’s customers.  The Company does accept returns of products, if properly requested, authorized, and approved by the Company.  The Company records an estimate of returns and records the provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

Share-Based Payments

The Company accounts for share based payments in accordance with the provisions of FAS 123R "Share based payments (Revised)" and accordingly recognizes in its financial statements share based payments at their fair value.  In addition, it recognizes in the financial statements an expense based on the grant date fair value of stock options granted to employees.  This expense is recognized on a straight line basis over the vesting period and the offsetting credit is recorded in additional paid in capital.  Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid in capital is recognized as capital stock.  The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock-based awards.  The Company uses the Black-Scholes-Merton option pricing model to determine the fair value of the options.

The Company accounts for stock-based compensation expense for non-employees using the fair value method prescribed by EITF 96-18 "Accounting for Equity Investments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services”, and the Black-Scholes-Merton option principal method, and records the fair value of non-employee stock options as an expense over the vesting term of option.

If an equity award is modified after the grant date, an incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award, if any, over the fair value of the original award on the modification date.

The Company uses the Black-Scholes-Merton option pricing model which requires the input of highly subjective assumptions. These assumptions, including estimating the length of time option holders will retain their stock options before exercising them (“the expected term”), the expected volatility of our common stock price over the expected term and the number of options that will ultimately not complete their vesting requirements (“forfeitures”). The amount of stock-based compensation recognized in the consolidated statement of operations could be materially different under different assumptions.

Impairment of Long-Lived Assets

Long-lived assets, comprising property and equipment, that are held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes".  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

On February 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" (“FIN 48”), which clarifies the accounting for uncertainty in tax positions.  This Interpretation requires that the Company recognize in its financial statements the impact of a tax position, if the position is more likely than not for being sustained on audit, based on the technical merits of the position. The adoption of FIN 48 did not have a material impact on our consolidated financial statements.  The Company is currently subject to a four year statute of limitations by major tax jurisdictions.  The Company and its subsidiaries file income tax returns in Canada and the United States.

Changes in Accounting Principles

Foreign Currency Translation

It is management’s view that the United States dollar best portrays the economic results of the worldwide operations and thereby best achieves the objectives of foreign currency translation.  As a result, effective May 9, 2007, the Company’s functional currency was changed from the Canadian dollar to the United States dollar to reflect the Company’s increased exposure to the US dollar as a result of the sale of 85% of the Company’s share in its UK subsidiary.  The method used to translate the results and financial position for items and transactions denominated in non-US currencies are as follows:

Monetary items – at exchange rates in effect at the balance sheet date;

Non-monetary items – at exchange rates in effect on the dates of the transactions;

Revenue and expenses – at average exchange rates prevailing during the period, except for inventories and amortization which are translated at rates prevailing when the related assets were acquired.

Gains and losses arising from foreign currency translation are included in income.

The Company applied the functional currency change on a prospective basis as of May 9, 2007.  This change in functional currency did not have a material effect on the accounts of the Company for the three month period  ended April 30, 2008. No accounting changes were adopted during the fiscal year ended January 31, 2008.

Recently Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”)  issued SFAS 157, “Fair Value Measurements” (“SFAS 157”), which defines fair value, establishes a framework for measuring fair value and expands fair value disclosures. The standard does not require any new fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007. Management  is currently assessing the impact of SFAS 157 on the Company’s financial statements.

In February 2007,FASB  issued FASB Statement No.159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS159”), which includes an amendment to FASB Statement No.115.  SFAS 159 permits entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value (referred to as the “fair value option”) and report associated unrealized gains and losses in earnings. SFAS 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact of this standard on its consolidated financial statements.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value, with limited exceptions. SFAS 141R will change the accounting treatment for certain specific acquisition related items including: (1) expensing acquisition related costs as incurred; (2) valuing non-controlling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. We expect SFAS 141R will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary (a “minority interest”) is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements and separate from the parent company’s equity. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the Consolidated Statement of Operations, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. The guidance will become effective for the fiscal year beginning after December 15, 2008. We expect SFAS No. 160 will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In March 2008, the Financial Accounting Standards Board issued SFAS Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). This standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact, if any, that this statement will have on its disclosures related to derivative instruments and hedging activities.

Adjustment to Issued Interim Financial Statements

Following the release of the third quarter 2007 financial statements, the Company corrected the calculation of the fair value, including the volatility used in the fair value calculation on the stock options and warrants that were issued  prior to the fourth quarter.  The correction in the calculation and the change in the volatility from approximately 85% to 57%, resulted in an increase of $168,945 for the first quarter of 2007 and $202,734 for the second quarter of 2007, for an aggregate amount of $371,679 to the stock-based compensation recorded for the issued options, as well as an increase of $130,375 for the first quarter of 2007 and a decrease of $19,141 for the second quarter of 2007, for an aggregate amount of $111,234 to the stock-based compensation recorded for the issued warrants.

Selected Consolidated Annual Information
(in thousands of $, except per-share amounts)

	Fiscal Years Ended January 31,
	2008	2007

Revenues	6,541	7,603
Gross margin	2,166	2,149
Expenses	7,722	4,533
Operating Loss	(5,556)	(2,384)
Net earnings (loss)	(4,222)	(2,627)
Earnings (loss) per Class A share
(basic and diluted)	(0.14)	(0.11)
Weighted average number of
Class A shares outstanding (in thousands)	30,149	23,694
Cash dividends paid on Class A shares	-	-

Balance Sheet Data (as at January 31)

	2008	2007

Total assets	6,199	6,096
Shareholders’ equity	3,467	1,065
Total interest-bearing debt (1)	1,812	3,746
Cash and short-term investments	526	744

(1)     Including long-term debt and its current portion, bank advances and loans, interest bearing portion of director’s loan payable, government grants, capital lease obligations and their current portion as well as convertible notes.

Seasonality

ICP’s business is subject to certain seasonal cycles, especially during the summer period corresponding to the part of the second quarter and part of the third quarter, traditionally the slowest of the Company’s fiscal year, and the month of December as a result of the end-of-year holidays.

Operating Results for the Fiscal Year Ended January 31, 2008

Net Sales

During the fiscal year ended January 31, 2008, ICP’s consolidated net sales decreased by 14% or $1.06 million to $6.54 million, down from $7.6 million for the year ended January 31, 2007. As sales programs are established with customers up to a year in advance, the lack of funding in fiscal 2007 resulted in reduced inventory supply available for fiscal 2008. Consequently, the related production and delivery delays resulted in a loss of orders in the last three quarters of the year.

Sales to one customer amounted to approximately 13% (10% in 2007) of total sales. Outstanding accounts receivable for this customer as at January 31, 2008 accounted for approximately 5% (3% in 2007) of total accounts receivable.

By geographic location, sales in North America accounted for approximately 60% (55% in 2007) of total sales, Europe 27% (20% in 2007), Asia 9% (18% in 2007) and Africa 4% (7% in 2007).

Gross Margin

The gross margin remained relatively stable growing by 0.7% or approximately $17 thousand to $2.17 million. The gross profit margin as a percentage of sales was to 33.1%, compared to 28.3% the previous year. This increase reflects higher contribution earned in Europe, higher value earned due to the increased recognition of the ICP brands, and results from the initiatives implemented since the beginning of the fiscal year to tighten controls, streamline operational procedures and reduce operational costs.

Operating expenses

Selling and general and administrative expenses increased to $7.5 million during the fiscal year ended January 31, 2008 from $4.1 million a year earlier, representing an increase of $ 3.4 million. During the fiscal year ended January 31, 2008, the Company granted stock options and warrants to employees, directors and certain consultants as described in further detail in Note 14, Additional Paid-In Capital in the accompanying Financial Statements. A total of 1,907,500 stock options and 1,075,000 warrants were issued. In addition, the expiry date of 3,000,000 warrants was modified from January 11, 2008 to July 11, 2008.

The total expenses related to these issues and modification recognized during the fiscal year ended January 31, 2008 amounted to $2.77 million. Excluding the effects of the issued options and warrants  expense and the expense related to the modification, selling, general and administrative expenses increased by approximately $615 thousand.

This increase reflects an increase in selling expenses of $385 thousand, an increase in administrative expenses of $475 thousand, an increase in professional fees related to legal expenses and continuous disclosure as a public company of $250 thousand, other professional fees related to operations of $250 thousand, and an increase in general expenses of approximately $145 thousand  offset by a reduction of approximately $890 thousand in savings related to the sale of the UK factory in May, 2007.

Research and development expenses were $87.8 thousand for the year compared to $22 thousand in the corresponding period a year earlier as the Company increased R&D efforts relating to metering and monitoring, and roof tile development.

Including depreciation of $110 thousand and the loss on foreign exchange of $10 thousand, operating losses amounted to $5.56 million compared to losses of $2.4 million for the corresponding period a year earlier.

Net Interest expense amounted to $277 thousand during the fiscal year compared to $354 thousand for the corresponding period a year earlier. The decreased of $77 thousand results from the conversion during the year of $1,650,000 of convertible notes to common shares as detailed further in note 11 of the accompanying Financial Statements.

As mentioned previously, on May 9, 2007, ICP sold 85% of its factory located in the UK as further described in note 9, Sale of 85% of shares of ICP UK, in the accompanying Financial Statements. The sale resulted in a net gain of $2.8 million. Terms of the sale also called for a repayment by the purchaser in the amount of $3 million of the loans owing to the other related entities in the ICP group. As the total of these loans amounted to $3.2 million as of April 30, 2007, a write down of loan receivable of $229 thousand relating to the sale of the UK factory was recorded during the fiscal year.  An amount of $645 thousand has been recorded as a discount on the loan receivable. Revenue of $345 thousand representing the accretion of the discount on the loan receivable related to the sale of the UK factory in May 2007, was recorded during the year.

After giving effect to these items, the net loss for the fiscal year ended January 31, 2008 amounted to $4.2 million after taxes of $93 thousand compared to a net loss of $2.6 million for the fiscal year ended January 31, 2007.

The loss per Class A share (basic and diluted) amounted to $0.14 on a weighted average of 30,148,509 outstanding shares, compared with a loss per share of $0.11 on 23,693,594 shares the previous year. The increased weighted average number of outstanding shares is due to the Class A share issues in connection with the exercise of warrants, conversion of convertible notes, and payment of interest in common stock to note holders, as explained in further detail in note 13 (Common Stock) accompanying the consolidated financial statements contained in this prospectus.

Income Taxes

There were Canadian, Provincial and U.K. net operating losses of approximately $5,246,000 (2007 - $1,400,000), $4,941,000 (2007 - $1,095,000) and $Nil (2007 - $2,250,000), respectively that may be applied against earnings of future years.  Utilization of the net operating losses is subject to significant limitations imposed by the change in control provisions.  A portion of the net operating losses may expire before they can be utilized.

The reconciliation of the effective income tax rate, to the statutory rate for the years ended January 31, 2008 and 2007 is presented in note 15 to the financial statements contained in this prospectus.

Uncertain Tax Positions

On February 1, 2007, the Company adopted the provisions for FIN 48, which is an interpretation of SFAS No. 109. FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.  Prior to February 1, 2007 and the implementation of FIN 48, the Company recorded tax contingencies when the exposure item became probable and reasonably estimable, in accordance with SFAS No. 5, Accounting for Contingencies.

The adoption of FIN 48 has not had a material effect on our financial position or results of operations for 2008.

The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Classification of Interest and Penalties

Additionally, FIN 48 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.

The Company’s policy to include interest and penalties related to unrecognized tax benefits within the provision for income taxes did not change as a result of adopting FIN 48.

The interest and penalties as of January 31, 2008 and for the fiscal years ended January 31, 2007, 2006 and 2005 were $Nil.

Tax Years and Examination

The Company files tax returns in each jurisdiction in which it is registered to do business.  For each jurisdiction a statute of limitations period exists. After a statute of limitations period expires, the respective tax authorities may no longer assess additional income tax for the expired period. Similarly, the Company is no longer eligible to file claims for refund for any tax that it may have overpaid. The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by these jurisdictions as of January 31, 2008:

Tax Jurisdictions	Tax Years
Federal - Canada	2003 and onward
Quebec - Canada	2003 and onward

Segmented Information

During the year-ended January 31, 2008, and as a result of the sale of ICP UK (see note 9 to the financial statements accompanying this report), the Company reorganized its strategic activities and now operates in a single business segment.

The manufacturing activities, up to the date of sale, represent the Company’s manufacturing plant held in the UK subsidiary.  All units that were produced in the UK subsidiary have been sold to the Canadian subsidiary which administers the headquarters of the Company and is responsible for all selling activities.  The two businesses were managed, up to date of sale, separately and exposed to different sets of risks.

Selling, general and administrative expenses of the manufacturing segment totaled $603 thousand compared to $617 thousand for the selling segment for the period February 1, 2007 to May 9, 2007.

The manufacturing segment incurred a loss of $364 thousand compared to the selling segment that realized earnings from operations of $127 thousand for the period February 1, 2007 to May 9, 2007.

 The segmented information for the period from February 1, 2007 to May 9, 2007, is approximately as follows:

	Selling	Manufacturing	Inter Entity	Total

Net sales	$2,620,340	$663,720	$(663,720)	$2,620,340
Cost of sales	1,616,332	464,790	(663,720)	1,417,402
Gross Margin	1,004,008	198,930	-	1,202,938
Selling, general and administrative	616,895	603,371	-	1,220,266
Amortization	7,311	71,195	-	78,506
Foreign exchange (gain) loss	23,406	(111,646)	-	(88,240)
Write-down of loan receivable	229,128	-	-	229,128
Segmented operating earnings (loss)	127,268	(363,990)	-	(236,722)
Unallocated expenses
Research and development				253
Interest expense				114,794
Net Loss				$(351,769)

The distribution of the revenue of the Company by geographic location is approximately as follows:

	2008	2007

North America	$3,984,739	$4,195,596
Europe	1,793,133	1,514,986
Asia	597,711	1,348,468
Africa	265,649	544,175

The distribution of the property and equipment of the Company by geographic location is approximately as follows:

	2008	2007

North America	$85,478	$105,552
Europe	-	428,832

During the fiscal year ended January 31, 2007, the Company operated in two business segments.  The manufacturing activities represent the Company’s manufacturing plant held in the UK subsidiary, which in the current year were sold. All units that were produced in the UK subsidiary have been sold to the Canadian subsidiary which administers the headquarters of the Company and is responsible for all selling activities.  The two businesses are managed separately and exposed to different sets of risks.

The manufacturing activities incurred selling, general and administrative expenses of $1.3 million representing approximately 32% of total selling general and administrative expenses. The operating loss for that segment was $1.4 million compared to an operating loss of $775 thousand incurred by the Company’s headquarters.

The segmented information for the fiscal year ended January 31, 2007 is approximately as follows:

	Selling	Manufacturing	Inter entity	Total
Current assets	$5,126,074	$589,521	$(153,495)	$5,562,100
Property and equipment	105,552	428,832		534,384
Other assets	2,914,612		(2,914,612)
Total assets	8,146,238	1,018,353	(3,068,107)	6,096,484
Current liabilities	2,690,456	478,576		3,169,032
Other liabilities	1,746,344	3,030,727	(2,914,612)	1,862,459
Net sales	7,603,225	2,533,633	(2,533,633)	7,603,225
Cost of sales	5,867,588	2,057,452	(2,470,699)	5,454,341
Gross Margin	1,735,637	476,181	(62,934)	2,148,884
Selling, general and administrative	2,790,154	1,337,522		4,127,676
Amortization	47,602	259,640		307,242
Foreign exchange (gain) loss	(269,574)	291,132		21,558

Write down of property and equipment	54,086			54,086
Gain on forgiveness of debt	(111,672)			(111,672)
Segment operating loss	(774,959)	(1,412,113)	(62,934)	(2,250,006)
Unallocated expenses
Research and development				22,678
Interest expense				353,881
				376,559
Net Loss				$(2,626,565)

Management evaluated the performance of each segment based on segmented operating income (loss).

Principal Cash Flows for the Fiscal Year Ended January 31, 2008

Operating activities before net change in non-cash working capital items used cash flows of $2.8 million compared to $2.19 million a year earlier. Net change in non-cash working capital items related to operations generated cash flows of $1.45 million for the fiscal year compared to $1.6 million used in 2007. After net change in non-cash working capital balances, operating activities used net cash flows of $1.38 million, compared with $3.8 million the previous year. This decrease in use of cash relates primarily to income taxes recovered, the realization on our inventory built up over fiscal 2007 and improvement in the collection rate of our receivables during the year.

Financing activities provided cash flows of $1.03 million, primarily as a result of receipt of funds for the exercise of 2 million warrants during the fiscal year generating $2.0 million. In addition, the Company repaid a director’s loan in the amount of $577 thousand, reduced long-term debt by $188 thousand, reduced bank indebtedness by $57 thousand and repaid government grants and capital lease obligations of $147 thousand in total.

 Investing activities generated cash flows of $132 thousand, primarily from the receipt of $150 thousand related to the sale of the UK factory, offset by additions to property and equipment of $18 thousand.

After also deducting the $93 thousand exchange loss on cash denominated in foreign currency, aggregate cash inflows and outflows for fiscal 2008 provided used net cash flows of $218 thousand. ICP ended fiscal 2008 with cash of $20,967, down from $238,509 as at January 31, 2007.

Financial Position as at January 31, 2008

Total assets amounted to $6.2 million as at January 31, 2008, remaining stable compared to $6.1 million as at January 31, 2007. Reflected in this $100 thousand increase are items related to the sale of the factory in the UK described above, notably an increase of $2.2 million in loans receivable (net of the unamortized portion of the discount on the loan of $300 thousand) and a decrease of $448 thousand in property and equipment. The balance of the increase is explained by the decrease in cash of $218 thousand and decrease in income taxes recoverable of $574 thousand, a decrease of $737 thousand in trade receivables and a decrease of $142 thousand in prepaid expenses.

Working capital totaled $1.86 million as at January 31, 2008 for a current ratio of 1.9:1 compared with working capital of $2.4 million as at January 31, 2007 for a current ratio of 1.76:1.

The liability component of the convertible notes amounted to $683 thousand as at January 31, 2008, this 1.06 million decrease from January 31, 2007 reflects the conversion during the fiscal year of notes in the amount of $1.65 million at face value as detailed further in note 11 of the financial statements included with this prospectus.  Interest-bearing debt (consisting of long-term debt and its current portion, convertible notes, bank indebtedness, and obligations under capital lease) amounted to approximately $1.8 million as at January 31, 2008 down from $3.7 million as at January 31, 2007.

In accordance with its banking agreement, the Company is required to comply with a tangible net worth test evaluated on a monthly basis. As at January 31, 2008, the Company was in compliance with this covenant. The Company is also required to maintain a ratio of total liabilities to tangible net worth evaluated at the end of each fiscal year. As at January 31, 2008, this ratio was achieved and the Company was in compliance with its banking agreement.

Shareholders’ equity amounted to $3.47 million as at January 31, 2008, compared to $1.06 million as at January 31, 2007. The increase is attributable to the net loss for the period of $4.2 million, the exercise of warrants for $2.0 million, the increase in paid-in capital of $2.77 million related to issuance of stock options and warrants and the increase in paid-in capital related to the conversion of $1,650,000 convertible notes and the issuance of 69,445 common shares in payment of related interest.

Other Contractual Commitments

Minimum lease payments, exclusive of occupancy and escalation charges, under an operating lease expiring in 2012, are approximately as follows:

2009	$27,000
2010	28,000
2011	28,000
2012	2,000

During the fiscal year ended January 31, 2008, the Company incurred rental expenses amounting to approximately $27,000 (2007 - $200,000).

In accordance with a royalty agreement terminating in 2009, the Company is committed to annual minimum advertising expenditures and royalty fees, totaling as follows:

2008	$128,000
2009	200,000

Operating Results for the Three Month Period Ended April 30, 2008

Net Sales

During the first quarter ended April 30, 2008, ICP’s consolidated net sales posted a decrease of 28% or $729 thousand to $1.89 million, down from $2.6 million for the three month period ended April 30, 2007. This difference can be explained by a loss of $415 thousand in our OEM business, as we were not able to find a source of supply to fulfill these types of orders. We also lost business because customers were drawing down on their inventories rather than purchasing new product. We were not able to meet consumer demand on certain products due to lack of inventory and delivery delays. The lack of inventory was due to a lack of funding. These issues are being addressed in the second fiscal quarter.

By geographic location, during the first quarter ended April 30, 2008, sales in North America accounted for approximately 64% (2007-51%) of total sales, Europe 23% (2007-31%) , Asia 13% (2007-8%) and Africa 0% (2007-10%.)

Gross Margin

The gross margin during the first quarter ended April 30, 2008 decreased by 42%, or $503 thousand, to $700 thousand. This was a result of lower sales. The gross profit margin as a percentage of sales during the first quarter ended April 30, 2008 worked out to 37%, compared to 46% for the corresponding period the previous year.

Operating expenses

Selling and general and administrative expenses during the first quarter ended April 30, 2008 increased to $1.58 million from $1.22 million for the corresponding period the previous year. This increase of 30% or $364 thousand is explained by $682 thousand in stock based compensation, a non-cash charge. April 2007 includes $398 thousand for UK factory SG&A; as this operation was sold on May 9, 2007, these charges did not recur for the quarter ended April 30, 2008. Other material variances during the first quarter ended April 30, 2008 include:  increases in administration salaries of $23 thousand, professional fees of $99 thousand and decreases in selling and marketing of $40 thousand.

Research and development (“R&D”) costs during the first quarter ended April 30, 2008 increased by $38 thousand, as the Company concentrated its efforts on new products rather than commercializing the results of prior R&D efforts.

Including depreciation of $6 thousand and the foreign exchange loss of $6 thousand, operating losses during the first quarter ended April 30, 2008 amounted to $935 thousand, compared to a loss of $8 thousand for the corresponding period the previous year.

The loss per common share (basic and diluted) during the first quarter ended April 30, 2008 amounted to $0.03 on a weighted average of 32,861,695 outstanding shares, compared with loss per share of $0.01 on 29,000,000 shares for the corresponding period the previous year.

Principal Cash Flows for the Three Month Period Ended April 30, 2008

Operating activities before net change in non-cash working capital items during the first quarter ended April 30, 2008 used cash flows of $272 thousand, compared to used cash flows of $50 thousand a year earlier. Net change in non-cash working capital items related to operations generated cash flows of $247 thousand for the first quarter ended April 30, 2008, compared to a use of cash flows of $4 thousand for the first quarter ended April 30, 2007. Net change in non-cash working capital items related to assets and liabilities held for sale used cash flows of $nil for the first quarter ended April 30, 2008, compared to a use of cash flows of $57 thousand for the first quarter ended April 30, 2007. After net changes in non-cash working capital balances, operating activities during the first quarter ended April 30, 2008 used net cash flows of $25 thousand, compared with a use of cash flows of $111 thousand for the corresponding period the previous year.

Financing activities from continuing operations during the first quarter ended April 30, 2008 provided cash flows of $55 thousand, primarily as a result of share and warrant issuances for the period ended April 30, 2008. The prior year’s financing activities from continuing operations provided cash flows of $306 thousand primarily as a result of the increase in bank indebtedness.

Financing activities from assets and liabilities held for sale used net cash flows in the amount of $40 thousand for the quarter ended April 30, 2007 compared to nil for the corresponding period this year. Thus the total cash flows generated from financing activities totaled $55 thousand during the first quarter ended April 30, 2008, compared to $266 thousand for the corresponding period a year earlier.

Investing activities during the first quarter ended April 30, 2008 used cash of $30 thousand as a result of the assets acquired through Wes Power. See “Acquisition of WES Power”.  The prior year’s first quarter generated cash flows of $82 thousand, principally from the assets and liabilities held for sale of the 85% interest in ICP UK.

The aggregate cash inflows and outflows for the first quarter ended April 30, 2008 provided net cash flows of $nil, compared to $2 thousand for the same period last year. ICP ended the period with cash of $21 thousand, down from $37 thousand as at April 30, 2007.

Financial Position as at April 30, 2008

Total assets amounted to $7.0 million as at April 30, 2008, compared to $6.2 million as at January 31, 2008. This increase primarily reflects an increase in accounts receivable and the acquisition of Wes Power.

Working capital was $2.1 million as at April 30, 2008, compared to $2.36 million at January 31, 2008. The current ratio as at April 30, 2008 is 1.76:1, compared to 2.15:1as at January 31, 2008.

The liability component of issued and outstanding convertible notes amounted to $712 thousand as at April 30, 2008, compared with $683 thousand at the end of January 31, 2008. Interest-bearing debt from continuing operations (convertible notes and bank indebtedness) was unchanged as at April 30, 2008 when compared to January 31, 2008. Considering the accumulated losses to date and the increase in total debt, the Company is not in compliance with certain ratios contained in the covenants related to banking agreements and could be required to repay on demand all amounts due ($1.0 Million as of April 30, 2008) under these agreements. The Company has not received any default notice from its lenders thus far. The Company is not seeking to obtain the necessary waivers or changes to these credit agreements from its lenders and plans to use a portion of the proceeds received from the private placement closed June 13, 2008 to pay all outstanding principal and accrued interest on its credit facility with Royal Bank of Canada, dated December 7, 2006.  See “Issuance of Senior Secured Convertible Debentures and Warrants”.

Shareholders’ equity during the first quarter ended April 30, 2008 amounted to $3.4 million, unchanged from January 31, 2008.

Acquisition of WES Power Technology Inc. ("WES")

On March 5, 2008, the Company executed a Share Purchase Agreement ("Agreement") with the majority shareholders of WES Power Technology Inc. ("WES Majority Shareholders"), pursuant to which the Company purchased from the WES Majority Shareholders all of the issued and outstanding shares of WES. This Agreement supersedes and annuls the share purchase agreement signed between the parties on August 27, 2007.

Under the terms of the Agreement, the Company acquired 100% of all of the shares of WES for the following consideration:

(a) A cash consideration of $1;

(b) Issuance by the Company of 104,050 shares of its common shares;

(c) Issuance by the Company of 250,000 warrants to purchase common shares of the Company. The warrants will expire on March 5, 2013 and have an exercise price of $0.50;

(d) Execution of employment agreements by the Company with each of the WES Majority Shareholders.

The total consideration to acquire the net assets of WES, with a book value of $34,286, was for a total of $134,831 including transaction costs. The excess consideration paid over the purchase price of $100,545 is accounted for and included in an unallocated purchase price difference. At the time of acquisition , the net assets of Wes included 129,133 of an unallocated purchase price difference for an aggregate unallocated purchase price difference of $229,678. Total transactions costs of $25,000 have been included as part of the cost of acquisition.

The assigned values of the assets and liabilities purchased based on our preliminary allocation are as follows:

Assets Acquired:

Other current assets	$29,658
Property and equipment	9,891
Unallocated purchase price difference	229,678
Total Assets	$269,227

Liabilities Assumed
Current liabilities	$77,551
Long-term debt	56,845
Total Liabilities	134,396
Net Assets at Fair Value	$134,831

Consideration:

Cash	$1
Issuance of 104,050 common shares	45,980
Issuance of 250,000 warrants	63,850
Transaction costs	25,000
Total consideration	$134,831

The common shares were attributed a fair value of $0.44 per share which represents the average of the closing price two days before and two days after the date of acquisition.

The warrants were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	75%
Expected life	5 years
Risk-free interest rate	2.59%
Dividend yield	Nil
Weighted average fair value of warrants at grant date	$ 0.2554

Stock Options

a)  Modification of Exercise Price

On February 14, 2008, the Board of Directors of the Company authorized the modification of the exercise price of the options issued and outstanding pursuant to the Company’s 2006 Stock Incentive Plan from $2.25 - $2.35 to $0.50. This modification of the options to purchase common stock of the Company was applied to a total of 1,415,000 options issued to employees and Directors on May 18, 2007.

This modification will be accounted for by recording, over the vesting period, the difference between the fair value of the options immediately prior to the modification and the fair value of the options determined at the date of modification. The incremental compensation expense related to this modification amounted to $217,832 of which $119,056 was expensed in the first quarter of 2009 and $98,776 will be expensed over the remaining vesting period.  The fair value was determined by the Black-Scholes-Merton valuation model using the following weighted average assumptions:

Expected volatility	76%
Expected life	5.38 years
Risk-free interest rate	2.71%
Dividend yield	$Nil
Weighted average fair value of options at modification date	$ 0. 30

 b)  New Issues

Grants

On February 14, 2008, the Company granted options to purchase a total of 45,000 shares of common stock to current employees and granted options to purchase a total of 190,000 shares of common stock to current Directors.  Options granted to current employees and 90,000 of the options granted to current Directors vest over a two year period at the rate of 25% every six months, while 100,000 of the options granted to current Directors vest on August 14, 2008. The Company will recognize a compensation expense of $57,553 over the vesting period.

The options were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following weighted average assumptions:

Expected volatility	76%
Expected life	5.65 years
Risk-free interest rate	2.81%
Dividend yield	$Nil
Weighted average fair value of options at grant date	$ 0.306

On May 6, 2008, the Company issued a total of 75,000 stock purchase options to the CFO, vesting over a two year period, 25% every six months.  The options have an exercise price of $0.50 and expire on May 6, 2013.  The Company will recognize the expense of $22,542 over the vesting period.

The options were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	76%
Expected life	3.25 years
Risk-free interest rate	4.58%
Dividend yield	Nil
Fair value of options at grant date	$ 0.376

Warrants - Modification of Exercise Price

On February 14, 2008, the Board of Directors of the Company authorized the modification of the exercise price from $2.25 to $0.50 of common stock purchase warrants, issued on May 18, 2007 as consulting fees to a member of the immediate family of the President and CEO of the Company (100,000 warrants) and to a Director and former CFO of the Company (525,000 warrants).

This modification will be accounted for by recording the difference between the fair value of the warrants immediately prior to the modification and the fair value of the warrants determined at the date of modification. The incremental compensation expense related to this modification amounted to $110,000 which was expensed in the first quarter of 2009 as determined by the Black-Scholes-Merton valuation model using the following assumptions:

Expected volatility	76%
Expected life	2.63 years
Risk-free interest rate	2. 01%
Dividend yield	$Nil
Weighted average fair value of warrants at modification date	$ 0.2161

On March 25, 2008, the Board of Directors of the Company, authorized the modification of the exercise price from $1.00 to $0.50 of the remaining common stock purchase warrants issued in 2006. This modification applies to 3,000,000 stock purchase warrants.

This modification was accounted for by recording the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. The incremental compensation expense related to this modification amounted to $50,700 which was expensed in the first quarter of 2009 as determined by the Black-Scholes-Merton valuation model using the following assumptions:

Expected volatility	104%
Expected life	4 months
Risk-free interest rate	1.24%
Dividend yield	$Nil
Weighted average fair value of warrants at modification date	$ 0. 196

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value. The fair value of advances from a director is impossible to determine with sufficient reliability due to the lack of repayment terms, their related party nature and the absence of a market for such instrument

Conversion of Convertible Notes

Subsequent to April 30, 2008, 850,000 common shares were issued as a result of the conversion of $850,000 of convertible notes.

Issuance of Senior Secured Convertible Debentures and Warrants

On June 13, 2008, the Company issued Original Issue Discount 11% Senior Secured Convertible Debentures (the “Debentures”), due June 13, 2010, having a principal face amount of $3,333,334 and generating net proceeds of $3,000,000.

The principal amount under the Debentures is repayable to the holders in 18 equal monthly installments of $185,185, beginning November 1, 2008. Interest on the Debentures is payable monthly and began on June 13, 2008. The Company may elect to make principal and interest payments in the form of shares of its common stock; provided, generally, that the Company is not in default under the Debentures at such time and has met certain equity conditions described in the Debentures. If the Company elects to make principal payments in shares of common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the average of the three (3) lowest closing bid prices of the common shares over the twenty (20) trading day period ending on the trading day ending immediately preceding the applicable monthly redemption date.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.50, subject to adjustment in the event the Company issues shares of common stock (or securities convertible into or exercisable for shares of common stock) at a price below the conversion price then in effect (the “Conversion Price”).

The Debentures rank senior to all current and future indebtedness and are secured by substantially all of the assets of the Company.

Also on June 13, 2008, the Company issued to the investors Series A six-year warrants to purchase an aggregate amount of up to 6,666,666 shares of common stock at an exercise price of $0.50 per share (subject to adjustment), Series B six-year warrants to purchase an aggregate amount of up to 6,666,666 shares of common stock at an exercise price of $1.00 per share (subject to adjustment), and Series C six-year warrants to purchase an aggregate amount of up to  6,666,666 shares of common stock at an exercise price of $1.00 per share (subject to adjustment) (collectively, the “Warrants”).  The Series C warrants cannot be exercised until such time as all of the Series B warrants have been exercised.

OUR BUSINESS

On September 29, 2006, ICP Solar Technologies Inc, formerly FC Financial Services Inc. ("ICP Solar"), a Nevada corporation, directly and indirectly through its Canadian wholly owned subsidiary, completed the acquisition of 100% of the issued and outstanding shares of ICP Solar Technologies Inc., a Canadian corporation ("ICP"). ICP, organized in 1988, has continued its operations as a subsidiary of ICP Solar (the "ICP Acquisition"). We operate our business through our wholly owned subsidiary of ICP, ICP Global Technologies Inc. (Canada).

We are headquartered in Montreal, Canada and we operate in the solar energy industry. We market, and sell solar panel based products to the consumer goods, Original Equipment Manufacturers ("OEM") and integrated building materials markets through our distribution channels in over 50 countries. Our products include: Sunsei TM 12V solar chargers (from 135mAmps to 8Amp sizes, Charge Controllers, Mounting and Expansion Kits, Coleman solar chargers from 100mAmps to 3.6Amps, 4A Charge Controller), OEM Modules (from 54mm to 600mm in size VW Solar Charger, Winnebago Solar Charger for RV Roof), and Solar Tiles (BIPV) (in development).

We were incorporated in the State of Nevada on November 19, 2003 under the name “FC Financial Services Inc.”. Prior to completing the acquisition of ICP, we were in the business of providing indirect financing of installment contracts for automobile purchases and leases. Our business model involved automobile dealers making arrangements with us to finance the purchase or lease of a vehicle. On September 29, 2006 we acquired through our wholly owned subsidiary all of the issued and outstanding shares of ICP. In order to focus our resources on developing ICP’s technology and business, we no longer are proceeding with automobile financing business activities.

MARKET AND PRODUCTS

ICP operates in the following three main market verticals:

1. Consumer Goods,

2. Original Equipment Manufacturers ("OEM"), and

3. Integrated Building Materials.

The following is a list of ICP’s current products on the market or in development:

-      Sunsei TM 12V solar chargers (from 135mAmps to 8Amp sizes, Charge Controllers, Mounting and Expansion Kits, Coleman solar chargers from 100mAmps to 3.6Amps, 4A Charge Controller).

-      OEM Modules (from 54mm to 600mm in size VW Solar Charger, Winnebago Solar Charger for RV Roof).

-      Solar Tiles (in development).

-      Hybrid (solar and wind) communications monitors and controllers. (in development).

Consumer Goods

The consumer goods market makes up approximately 10% of the solar panel industry. The consumer goods market is comprised of larger retail chain stores and specialty stores. ICP sells its integrated solar energy systems and other solar products under two main brands: Sunsei TM its proprietary brand and Coleman®, (for which it is the holder of a license), to the consumer goods market. Sunsei TM is positioned as our premium brand and Coleman® is ICP’s value brand line.

ICP’s products under the Coleman® brand are distributed to large retail chains such as Costco, Wal-Mart, Target, Sam’s Club, and LeRoy Merlin. ICP believes that consumers in the large retail chain space are cost conscious purchasers who also look for quality products. ICP plans to continue to develop this segment through additional retail chains, but there can be no assurances that ICP will be able to sign on additional retail chains.

ICP sells its Sunsei TM brand to specialty retailers in the marine market or battery market such as West Marine and Battery Alliance. ICP’s current product line is composed of turn key portable panel systems used for camping, yachting, battery recharging and other portable use.

ICP’s online market is composed of its own online shopping website at www.solarchargers.com and other third party online shopping websites. The third party online shopping websites include Amazon.com, Samsclub.com, Costco.com, Westmarine.com and HomeDepot.com.

OEM Market

In 2003, ICP entered into the OEM market, and is presently focusing on the automotive sector  with a product that is used to allow a car battery to retain its electric charge when the car engine is not turned on for extended periods of time. The product consists of a proprietary small portable charger that is affixed onto the inside of the windshield of a car and plugged into the cigarette lighter or OBD (on-board diagnostic). ICP also supplies Winnebago, the leading worldwide RV manufacturer, with outdoor roof-mounted solar panels.

Integrated Building Material Market

The Integrated Building Material market is the largest segment of the solar panel industry. ICP has a patented roof-tile technology that we hope to finalize development of over the next six to nine months and subsequently enter the building materials market.

Our new patented technology for a thin film amorphous solar cell can be seamlessly integrated into roofing lines for homes, buildings and other structures. Unlike standard poly-crystalline solar cell based panels that can interfere with the esthetics of a roof line, the thin film integrated tiles seamlessly integrates into roofing lines. Although the required panel area per kilowatt of electricity generated for amorphous panels is twice that of poly-silicon panels, the overall costs of power generation for amorphous based systems is less than that of poly-silicon based systems. Amorphous solar cells can generate more power on a watt for watt basis than traditional solar cells and utilize only 5% of the raw material used to make traditional poly-silicon cells. We believe that these panels can be sold to both the grid connected and off grid sectors of the market.

Our amorphous solar tiles are expected to be available within the next nine to twelve months, pending final development and certification. However, there can be no assurances that the final development will be successful or that we will be able to commercialize the amorphous solar tiles at a profit, if at all.

Business Strategy

We plan to expand our client base with large retail chains and specialty retailers in addition to further penetrating our existing clients. We intend to work closely with our sales agents as part of our overall sales growth strategy. We also plan to utilize the Internet for marketing and sales of our products.

As an immediate short-term strategy, we expect to finalize the thin film roof tile technology and to engage in full scale commercialization within the next twelve months. Our strategy is to gain market share by positioning the final product through the OEM channel with global installer partners for a variety of applications. At the present time, we have identified potential marketing partners for the thin film roof tile technology and, although there can be no assurances, we expect strong demand upon commercialization. We intend to continue to market our existing products to the rural areas of developing countries. ICP has a history of installing panels in such countries as Kenya and we expect to expand our presence in the rural sectors in South America, Africa and Asia. We plan to continue to reduce our costs with respect to our products by improving efficiency and innovating new technologies.

Solar Energy Industry

The electric power industry is one of the world’s largest industries. With the recent deregulation, the advent of economic, environmental and national security issues, and technological advances, new opportunities exist for new entrants into the electric power industry. As electric power has become vital component of the world’s economy as a result of the increasing dependence on electricity-reliant technology, reliable electricity has become critical to economic growth.

Traditionally, sources of fuel for generating electricity include coal, natural gas, oil, nuclear power, and renewable resources. However, the following factors have made increasing reliance on these traditional sources unattractive:

(a)   Environmental regulations. Recent environmental regulations seek to limit emissions by fossil fuel including international treaties and national and regional air pollution regulations to restrict the release of greenhouse gasses;

(b)   Infrastructure reliability. Investment in electricity transmission and distribution infrastructure has not kept pace with increased demand. Expanding the aging infrastructure will be capital intensive and time consuming, and may be restricted by environmental concerns; and

(c)   Fossil fuel supply constraints and cost pressures. The supply of fossil fuels is finite. Depletion of fossil fuels may impact prices and infrastructure requirements over this century. Political instability, labor unrest, war and the threat of terrorism in oil producing regions have disrupted oil production, increased the volatility of fuel prices and raised concerns over foreign dependency.

As a result of these challenges, we believe that future demand for electricity will not be met through traditional fossil fuel-based technologies alone. The solar panel industry is a growing market and the use of solar energy has been around for more than 100 years, but only in the past few decades, increased efficiency as a result of new technologies is making solar energy a more viable alternative to nonrenewable energy sources. Solar energy provides the following advantages over the traditional solutions:

-        Modularity and scalability. Solar power products can be deployed in various sizes and configurations and can be installed almost anywhere;

-        Reliability. With no need for moving parts and fuel supply, solar power systems reliably provide power to many demanding applications;

-        Dual use. Solar modules are able to serve as both a power generator and the skin of the building; and

-        Environment friendly. Solar power systems consume no fuel and produce no air, water or noise emissions.

Solar energy works by using photovoltaic solar cells made up of silicon compounds such as poly-silicon, which produces a current when exposed to sunlight. Many interconnected cells are packaged into solar modules, which protect the cells and collect the electricity generated. In general, the solar industry is generally broken down into three main categories:

1.   On-grid, which is solar derived electricity that is connected into the main electrical grids, which occupies 56% of the total solar energy consumption;

2.   Off-grid, which is mostly made up of solar derived power in rural areas where access to conventional electric power is not economical or physically feasible and OEM equipment such as automotive, garden lights, telecom and remote site power, which occupies 34% of the total solar energy consumption; and

3.   Consumer products, such as small portable solar powered equipment for use in recreational vehicles, yachting and camping, battery recharging and so on, which occupies 10% of the total solar energy consumption.

Governments around the world have launched incentive programs to reward solar power users. For instance, the Japanese government has spent hundreds of millions of dollars in subsidies to encourage citizens to install solar energy systems in their homes. Germany has implemented a program whereby it purchases a solar energy derived kilowatt hour for up to $0.55 daily. Italy and Spain have set up a similar program. In the US, last year’s energy bill included subsidies for the use of solar energy, and many states have started to implement subsidy programs such as California which has recently rolled out an aggressive $2.9 billion subsidy plan over the next 10 years.

Competition

The solar power market is intensely competitive and rapidly evolving. Our competitors have established a market position more prominent than ours, and if we fail to secure our supply chain, attract and retain customers, and establish a successful distribution network for our solar power products, we may be unable to increase our sales and market share. The solar cell manufacturing arena includes some 100 manufacturers worldwide. The ten largest manufacturers comprise more than three quarters of the market. At present suppliers are having difficulty keeping up with increasing market demands, largely due to technological developments that decrease solar energy costs and government incentives, which translates into a lower competitive environment for the sector at the moment. Although there are no assurances, the market is expected to continue to undergo strong growth over the next ten years which will be conducive to sustaining existing suppliers and allowing for new market entrants to capture market share as well.

We believe that we are well positioned within the solar market. ICP is a well diversified innovative company that provides solar energy products to diversified market segments. Over the years, ICP has built a reputation for quality and reliability as well as a brand name and distribution network, while acquiring its own solar cell supply chain. Over the years, ICP has built a presence in various global niche markets as well. ICP has also developed new technology in the area of amorphous solar cells which management believes will allow it to enter into the large on-grid and off-grid solar electrical markets.

The entire solar industry also faces competition from other power generation sources, both conventional sources as well as other emerging technologies. Solar power has certain advantages and disadvantages when compared to other power generating technologies. The advantages include the ability to deploy products in many sizes and configurations, to install products almost anywhere in the world, to provide reliable power for many applications, to serve as both a power generator and the skin of a building and to eliminate air, water and noise emissions. Whereas solar generally is cost effective for off-grid applications, the high up-front cost of solar relative to most other solutions is the primary market barrier for on-grid applications. Furthermore, unlike most conventional power generators, which can produce power on demand, solar power cannot generate power where sunlight is not available, although it is often matched with battery storage to provide highly reliable power solutions.

Intellectual Property and Patent Protection

We plan to aggressively continue to protect our intellectual property and technology by applying for patent protection in the United States and in the most relevant foreign markets in anticipation of future commercialization opportunities.

We also rely on trade secrets, common law trademark rights and trademark registrations and intend to protect our intellectual property through non-disclosure agreements, license agreements and appropriate restrictions and controls on the distribution of information.

At present , ICP has the following patents, registered trademarks and designs:

Trademarks and Trade Names
ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename (T)
Design (D)
	14	CDN	T	1,202,612	ICPSOLAR Technologies & Design
61	15	US	T	78/346,970	ICP SOLAR TECHNOLOGIES & Design (black & white)
	15	US	T	78/346,970	ICP SOLAR TECHNOLOGIES & Design
	16	CDN	T	1,229,656	ISUN
	17	CDN	T	TMA622,453	ICP GLOBAL TECHNOLOGIES & Design
	18	CDN	T	TMA628,201	LET OUR POWER GIVE YOU FREEDOM
	19	CDN	T	1,242,623	ATF
	20	AU	T	983.622	ICP Solar Technologies & Design
73	N/A	US	TM	78/109,115	PERPETUAL POWER PACK

85	N/A	US	TM	78/377,570	SUNSAVER
60	N/A	US	TM	76/467,624	ICP GLOBAL TECHNOLOGIES & Design
62	N/A	US	TM	78/346,960	ICP SOLAR TECHNOLOGIES & Design
(colour)
38	N/A	US	TM		SOLARVENT
53	N/A	US	TM	78/346,476	BATTERYSAVER SE
54	N/A	US	TM	78/331,020	AUTOVENT
56	N/A	US	TM	76/484,235	BATTERYSAVER FLEX
57	N/A	US	TM	78/359,160	BATTERYSAVER PLUS

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename
(T)
Design (D)
64	N/A	US	TM	76/448,811	TRACTORSAVER
55	N/A	US	TM	78/109,085	BATTPAK
(Now 2,839,191)
66	N/A	US	TM	76/039,122	SolarPRO plug'n'play (stylized)
(Now 2,709,752)
67	N/A	US	TM	76/140,194	iSUN (Stylized)
(Now 2,606,788)
68	N/A	US	TM	76/140,193	LET OUR POWER GIVE YOU FREEDOM
				(Now 2,575,542)	(Stylized)
70	N/A	US	TM	76/255,870	POCKETPV
(Now 2,626,915)
63	N/A	US	TM	78/147,527	THE MOST VERSATILE BATTERY
				(Now 2,835,615)	CHARGER IN THE UNIVERSE
65	N/A	US	TM	76/255,869	SOLAR BOOSTER
(Now 2,634,557)

ICP#	NOP#	Country	Type	App. No.	Title
			Patent (P)
			TM (TM) or
			Tradename
			(T)
			Design (D)
	N/A	US	TM	78/109,102	3P
48	N/A	CA	TM	1,131,153	PERPETUAL POWER PACK
27	N/A	CA	TM	1,165,738	BATTERYSAVER FLEX
28	N/A	CA	TM	1,202,856	BATTERYSAVER PLUS
29	N/A	CA	TM	1,202,403	BATTERYSAVER SE
32	N/A	CA	TM	1,156,885	ICP GLOBAL TECHNOLIGIES & Design
33	N/A	CA	TM	1,202,346	ICP SOLAR TECHNOLOGIES & Design (B
					& W)
34	N/A	CA	TM	1,202,612	ICP SOLAR TECHNOLOGIES & Design
					(colour)
35	N/A	CA	TM	1,081,632	LET OUR POWER GIVE YOU FREEDOM
36	N/A	CA	TM	1,136,105	POCKETPV
					-

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename
(T)
Design (D)
40	N/A	CA	TM	537,063 /	FIRST CHOICE-PREMIER CHOIX
TMA315,973

41	N/A	CA	TM	1,076,749 /	iSUN & Design
TMA569,033

42	N/A	CA	TM	1,147,986 /	THE MOST VERSATILE BATTERY
				TMA601,092	CHARGER IN THE UNIVERSE
43	N/A	CA	TM	716,424 /	NEVERMISS
TMA435,293
44	N/A	CA	TM	712,850 /	SHIATSU
TMA427,521
45	N/A	CA	TM	1,136,102 /	SOLAR BOOSTER
TMA590,567
46	N/A	CA	TM	1,081,631 /	SolarPRO plug'n'play
TMA589,526
47	N/A	CA	TM	1,121,392 /	SOLARPAQ
TMA591,037
78	N/A	CA	TM	1,131,151 /	BATTPAK
TMA573,818
	N/A	CA	TM	TMA602,574	3P
	N/A	US	TM	2,839,171	BATTPAK
	N/A	US	TM	2,137,576	NEVERMISS

ICP#	NOP#	Country	Type	App. No.	Title
			Patent (P)
			TM (TM) or
			Tradename
			(T)
			Design (D)
79	N/A	UK	TM	2,313,930	iSUN & Design -
	N/A	UK	TM	1,271,719	SOLARVENT
	N/A	CDN	T	1809540	The Solar Company – Figurative Mark

Designs
ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename
(T)
Design (D)
3	N/A	US	D	29/ 165,690
(now D476,950)
4	N/A	CA	D	101002	BRIEFCASE SOLAR POWER GENERATOR
5	N/A	US	D	29/165,689	BRIEFCASE SOLAR POWER GENERATOR
(Now D479,191)

ICP#	NOP#	Country	Type	App. No.	Title
Patent (P)
TM (TM) or
Tradename
(T)
Design (D)
6	N/A	US	D	29/165,688	DETACHABLE SOLAR PANEL
(Now D487,884)
9	N/A	CA	D	96064	SOLAR PANEL
16	N/A	US	D	29/062,623 (Now	SOLAR POWERED BATTERY TRICKLE
				D395,279)	CHARGER
	N/A	US	D	29/176,029	Packaging for a solar panel
	N/A	US	D	29/127402	Floating Solar-Powered Fountain
	N/A	UK	D	2090089	Floating Solar-Powered Fountain
	23	CDN	D	TBD	Solar Grip

Patents
ICP#	NOP#	Country	Type	App. No.	Title	Firm i	ICP Status Note	Status Note (NOP)
Patent (P)
TM (TM)
Design (D)
	2	CDN	P	2,471,420	Modular Cable	NOP	Filed June 17,
					System for		2004 – U.S.
					Solar Power		Ref (file 011 –
					Sources		10/710,077)
Awaiting ref
from LPG

ICP #	NOP #	Country	Type	App. No.	Title	Firm i	ICP Status Note	Status Note (NOP)
Patent (P)
TM (TM)
Design (D)
11	3	US	P	10 /	Modular Cable	NOP	U.S. Utility	POA pending.
				710,077	System for		Patent	Certificate
					Solar Power		Application	required 37 CFR
					Sources			3.73(b) not been
received.
							Serial No.:	Old assignment
							10/710,077	was sent for
							Filed: June 17,	record. Not yet
							2004	recorded in
USPTO.
Based on U.S.
Application
No:
60/479,050
Filed:
6/17/2003
	4	CDN	P	2,472,548	Solar Panel	NOP		Abandoned. Out
					Having Visual			standing OA.
					Indicator			Response is
required.
(Absolute Due on
July 4, 2006)
	5	US	P	10 /	Modular Cable	NOP		POA pending.
				895,956	System for			Certificate
					Solar Powered			required 37 CFR
					Sources			3.73(b) not been
received.
OA issued on
March 3, 2006,
due in 6 months.
	6	PCT	P		Solar Panel	NOP		Corresponding US
					having Visual			filing exists.
					Indicator			30 months expired.
86	7	US	P	10/	Solar Powered	NOP	Filed	POA pending (?).
				985,870	Ventilator
(based on
60/578,55
5)
13	8	US	P	10/	Support	NOP	Pending	POA pending (?)
				985,871	Structure for
				(based on	Mounting a		Foreign
				60/489,08	Solar Panel		Application
				5)			Deadline
Claiming
priority is July
22, 2004
	9	US	P	10/	Support	NOP		POA pending (?)

ICP	NOP	Country	Type	App. No.	Title	Firm	ICP Status Note	Status Note (NOP)
#	#		Patent (P)			i
TM (TM)
Design (D)
				896/755	Structure for
Mounting a
Solar Panel
	10	PCT	P	PCT/CA/	Support	NOP		30 months
				2004/001	Structure for			expired.
				64	Mounting a			Corresponding US
					Solar Panel			filing exists.
	11	CDN	P	2,480,366	Photovoltaic	NOP		Abandoned.
					Building			Reinstatement due
					Elements			Dec 6, 2006.
	12	US	P	11/	Solar Powered	NOP		Failed to file
				298,663	Battery Charger			missing part
					with Voltage			(executed
					Regulation			declaration) by
					Circuit			March 25, 2006
					Apparatus			Extension up to 5
months (August
25, 2006)
	13	US	P		Hybrid Portable	NOP		Cancelled
Solar Charger

14	21	UK	P	0218104.8	PHOTOVOLT	NOP	Patent granted
					AIC		to the
					BUILDING		proprietor(s)
					ELEMENTS		for an invention
entitled
"Photovoltaic
building
elements
disclosed in an
application
filed 3 August
2002. Dated
January 11, 2006
				0516437.1	PHOTOVOLT	NOP		Divisional. OAR
					AIC			filed on March 2,
					BUILDING			2006. No
					ELEMENTS			immediate action
required.
	22	CDN	P	2,500,451		NOP		Assignment filed
on March 13,
2006
No immediate
action required.
		US	P	TBD		NOP		Corresponding
filing in US, based
on Cdn Pat. App
No. 2,500,451.

ICP #	NOP #	Country	Type	App. No.	Title	Firm i	ICP Status Note	Status Note (NOP)
			Patent (P)
			TM (TM)
			Design (D)
1	N/A	CA	P	2,409,465	MODULAR		Main Fee due
					SOLAR		Oct 25/04
					BATTERY		$50.00
					CHARGER		Awaiting
							registration
2	N/A	US	P	07	SOLAR		Issued
				/202,351	POWERED		Maint Fees
				(now	VENTILATOR		Paid – patent
				issued No.			expires June 3,
				4,899,645)			2008
7	N/A	US	P	09/987,93	MODULAR	7	Issued – Nov
				6 (Now	SOLAR		18, 2003
				6,650,085)	BATTERY		(Main Fee Nov
					CHARGER		20, 2006)
12	N/A	US	P	60/489,084	SOLAR	4	Pending
					PANEL		Foreign
					HAVING		application
					VISUAL		deadline
					INDICATOR		claiming
							priority is July
							22, 2004
87	N/A	US	P	60/532,796	MODULAR	8	Filed
					FLEXIBLE		Provisional
					SOLAR CELL		Application
					SYSTEM		Filed on Dec 24
					INEGRATABLE		03 (1 year
					TO TEXTILE		deadline to file
							application)
	N/A	US	P	60/447,654	Packaging for a	4	Pending
					solar panel
	N/A	EP	P	90304178.8	Photovoltaic
					Charge Storage
					Device
	N/A	UK	P	0001533.9	Solar Fountain
	N/A	UK	P	0001532.1	Free Floating
					Solar Light
		N/A	P	4, 899,645	Solar Powered
					Ventilator

Government Regulation

The Company uses, generates and discharges toxic, volatile or otherwise hazardous chemicals and wastes in its research and development activities. We are subject to a variety of foreign, federal, state and local governmental regulations related to the storage, use and disposal of hazardous materials.

We believe that we have all environmental permits necessary to conduct our business. We believe that we have properly handled our hazardous materials and wastes and have not contributed to any contamination at any of our past or current premises. We are not aware of any environmental investigation, proceeding or action by foreign, federal or state agencies involving our past or current facilities. If we fail to comply with present or future environmental regulations, we could be subject to fines, suspension of production or a cessation of operations. Any failure by us to control the use of or to restrict adequately the discharge of hazardous substances could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition. In addition, under some foreign, federal and state statutes and regulations, a governmental agency may seek recovery and response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for the release or otherwise was not at fault.

 Research and Development

Our immediate goal is to complete the development of our ISUN solar charger for electronics, our Sunsei Greenmeter, and our thin film amorphous solar cell which can be seamlessly integrated into roofing lines for homes, buildings and other structures.

Employees

As of July 14, 2008, other than our executive officers and directors, we had 17 full time employees.

Description of Property

We do not own any real property or any rights to acquire any real property. Our head office is located at 7075 Place Robert-Joncas, Unit 131 Montreal, Quebec, Canada H4M 2Z2. ICP’s material property commitments include our lease commitment in Montreal, Quebec, described in the table below.

Location	Term	Square Feet	Monthly Commitment
Montreal, Quebec	March 1, 2006 to Feb 28, 2011	3,878	$2342.96 [1] $2504.54 [2]

(1)  Representing the lease commitment from March 1, 2006-February 28, 2009.

(2)   Representing the lease commitment from March 1, 2009- February 28, 2011.

We are a 15% shareholder of a manufacturing facility in Bridgend, Mid Glamorgan, United Kingdom , for which we have no material property commitments.  See “Management’s Discussion and Analysis or Plan of Operation – Sale of 85% of Shares of ICP UK.”

Recent Developments

On June 9, 2008 the Company’s Board of Directors approved a private placement offering in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)to investors resulting in $3,000,000 in net proceeds.  In connection with the private placement, the Company issued to the participating investors 11% secured convertible debentures, Series A warrants, Series B warrants and Series C warrants.  On June 13, 2008 (the “Closing Date”), the Company completed the private placement offering  for net proceeds of US $3,000,000 (the “Offering”).

A portion of the proceeds from the Offering are being used to redeem all of the outstanding principal and accrued interest on the Company’s credit facility with Royal Bank of Canada dated December 7, 2006.  Following the payment of certain finders’ fees and transaction expenses, the net proceeds from the Offering are being held in escrow and are made available to the Company in varying amounts on a quarterly basis through and including February 1, 2010.

The Offering consisted of (i) 11% senior secured convertible debentures in the Company (the “Debentures”), issued at a 10% discount with an aggregate face value of $3,333,333 and a maturity date of June 13, 2010, with interest payable monthly, convertible into shares of common stock of the Company at a fixed initial conversion price (subject to adjustment) of US $0.50; (ii) 6,666,666 Series A purchase warrants each exercisable to purchase one share of common stock of the Company, at an initial exercise price of US $0.50 per share (subject to adjustment) for a period of 6 years from the date of the  Closing; (iii) 6,666,666 Series B purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise  price of US $1.00 per share (subject to adjustment) for a period of 6 years from the Closing Date; and (iv) 6,666,666 Series C purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise price of US $1.00 per share (subject to adjustment) for a period of 6 years from the Closing Date (the securities described in (ii) through (iv), collectively, the “Warrants”).  The Series C warrants may not be exercised until such time as all of the Series B warrants have been exercised.

The Debentures are secured by a first lien on all of the assets of the Company.  The Company’s obligations under the Debentures are guaranteed by the following subsidiaries:  1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc., and WES Power Technology, Inc.   The following subsidiaries are not guarantors:  ICP Asia Ltd. and ICP Global Tech PTY Ltd.

The Company agreed to register the shares of common stock issuable upon exercise of the Warrants and is doing so pursuant to the registration statement on Form S-1 of which this prospectus is a part.  In addition, as described below, we may elect to make payments of interest under the Debentures in the form of shares of our common stock which shares, when issued for such purpose, must be registered and free-trading.  Therefore, pursuant to the registration statement on Form S-1 of which this prospectus is a part, we are registering shares of common stock which may be issued to the selling stockholders in the event we elect to make interest payments on their Debentures in the form of shares of common stock. The Company is subject to various penalties for failure to meet certain deadlines for the filing of and effectiveness of the registration statement.  The shares of common stock issuable upon conversion of the debentures are not required to be registered under the transaction documents.

We may make payments of interest or principal under the Debentures in the form of shares of common stock; provided, generally, that we are not in default under the Debentures at such time and we have met certain equity conditions described in the Debentures.  If we make payments of interest in the form of shares of common stock, such shares must be registered and free-trading. If the Company elects to make principal payments in shares of common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the average of the three (3) lowest closing bid prices of the common shares over the twenty (20) trading day period ending on the trading day ending immediately preceding the applicable monthly redemption date.

Holders of Debentures may require the Company to redeem their Debentures upon the occurrence of any one or more of events of default, as specified therein, including:  failure to make any payments due and owing under the Debentures; unavailability of a registration statement relating to the shares of common stock issuable upon exercise of the Warrants; failure to deliver shares of our common stock upon conversion of the Debentures or upon exercise of the Warrants; and failure to file any periodic report with the Securities and Exchange Commission within five (5) days of the due date thereof or upon any extended due date therefor.

The conversion price for the Debentures and the exercise price for the warrants issued in the private placement are subject to adjustment at a floating rate tied to our achieving certain milestones tied to trailing revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”).  In the event that we fail to achieve these milestones, the conversion price for the Debentures and the exercise for the warrants will be reduced (but not increased) to equal the lesser of (a) the conversion price then in effect, (b) the “market price” (equal to the volume weighted average price of our common stock during the immediately preceding five (5) consecutive trading days) for shares of our common stock, as determined on the applicable milestone date, or (c) the market price, as determined on the date that is five (5) trading days after the date that Company files its next periodic report with the Securities and Exchange Commission following the end of the applicable milestone period.

The conversion price for the Debentures and the exercise price for the Warrants is also subject to adjustment in the event we issue shares of our common stock (or securities convertible into or exercisable for shares of common stock) at a price below the conversion price for the Debentures then in effect.

In connection with the Offering, the officers and directors of the Company have agreed to a lockup of sales of Company securities owned by them for certain time periods as specified in a Lockup Agreement.

The President and CEO of the Company has agreed to vote, or to cause to be voted, all Company shares owned or controlled by him in favor of any amendment to the Company’s Certificate of Incorporation or other governing documents necessary to ensure the Company’s compliance with its obligation to maintain a sufficient number of authorized shares of our common stock for issuance upon conversion of the Debentures and/or exercise of the Warrants.

Finders’ fees were issued to certain finders that arranged for purchasers in connection with the Offering, as follows: (i) the Company paid an amount of $120,000 and issued warrants to purchase up to 240,000 shares of common stock at an exercise price of $0.50 per share, expiring on June 20, 2010, to Joel Cohen, a director of the Company; and (ii) the Company paid an amount of $120,000 and issued warrants to purchase up to 240,000 shares of common stock at an exercise price of $0.50 per share, expiring on June 20, 2010, to Bennu Capital Advisors Inc.

Legal Proceedings

The Company is a defendant in a claim filed in the Quebec Superior Court on June 11, 2008 by Leon Assayag, our former Chief Financial Officer, seeking severance payments totaling $150,462.  Management believes the claim is without merit and no provision for the claim has been made in the accounts.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Our financial statements included in this prospectus for our fiscal years ended January 31, 2008 and 2007 were audited by RSM Richter, 2 Place Alexis-Nihon, Montreal, Quebec, Canada  H3Z 3C2, as set forth in their report thereon. There have been no disagreements on accounting and financial disclosure for the years ending January 31, 2008 and 2007, and through the date of this prospectus.

On October 27, 2006, our Board of Directors determined that we would change our certifying accountant and auditor to RSM Richter LLP, of Montreal, Quebec. On October 27, 2006, we orally notified and dismissed our prior auditor, Manning Elliott LLP Chartered Accountants, of Vancouver, British Columbia. On October 27, 2006, the Board of Directors approved the engagement of RSM Richter LLP to serve as auditors for our financial statements for the year ended January 31, 2007.

The Manning Elliott LLP audit report on our financial statements for each of the fiscal years ended November 30, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope or accounting principles, other than an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Neither we nor anyone on our behalf consulted with RSM Richter LLP with respect to any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K, during our fiscal years ended November 30, 2004, which audit report was prepared by Chavez and Koch CPA or our fiscal year ended November 30, 2005, which audit report was prepared by Manning Elliott LLP, or during the subsequent interim period preceding the dismissal of Manning Elliott LLP. None of the reportable events listed in Item 304(a)(1)(v) of Regulation S-K occurred with respect to our fiscal years ended November 30, 2004 and 2005 or the subsequent interim period preceding the dismissal of Manning Elliott LLP. At no time during our fiscal years ended November 30, 2004 and 2005, or during the subsequent interim period preceding the dismissal of Manning Elliott LLP, respectively, were there any disagreements with Manning Elliott LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliott LLP, would have caused Manning Elliott LLP to reference the subject matter of the disagreements in its reports on our financial statements.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain biographical information concerning our current directors and executive officers:

Name	Age	Position
Sass Peress	47	Chairman of the Board, President and Chief Executive Officer, Director
Sheldon Reinhart	43	Chief Financial Officer
Steve Carkner	37	Director
Joel Cohen (1) (2)	36	Director, Secretary, Treasurer
David Dangoor (1)	58	Director
Paul Maycock (2)	72	Director
David McDowell (1) (2)	64	Director

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. There is no family relationship between any of our directors or executive officers. There is no known litigation pending or active against any of our directors or executive officers. None of our directors or executive officers has served as a general partner or executive officer of any company that has filed, or has had filed against it, any petition for bankruptcy, either at the time such filing was made or during the preceding two years. Set forth below is a summary description of the principal occupation and business experience of each of our directors and executive officers for at least the last five years.

Sass Peress, CEO

Mr. Peress has served as our President and Chief Executive Officer since October 30, 2006, and as a director of the Company since November 13, 2006.  Mr. Peress was elected as Chairman of our Board of Directors on November 13, 2006.  Prior to founding ICP, Mr. Peress was the VP of Sales for a market-leading automotive accessory distributor. In 1985, he founded and headed an automotive aftermarket manufacturing company that went on to capture more than 70% of market share within two years. He then founded ICP in 1988 and, as President and CEO, has reshaped the company into its current market-leading state within the solar energy industry. With his scientific background and manufacturing experience, he has co-authored much of ICP’s intellectual property. Mr. Peress’ educational background includes studies in health sciences, organic chemistry and finance. He graduated with honors from Concordia University’s MBA International Business Program in Montreal, Canada.

Mr. Peress was recently nominated for the Ernst & Young Canadian Entrepreneur of the Year award and is an active member of the Canadian Solar Energy Society and the American Solar Energy Society.

Sheldon Reinhart, CFO and COO

Mr. Reinhart has served as CFO and COO of the Company since May 6, 2008. He has over 20 years of experience in both finance and technology. Most recently, he was the Chief Financial Officer for Strategy First Inc. a leading computer games publisher. Prior to that, he was the General Manager of Walpert Industries Ltd. and VP Finance for Paradox Security Systems. Mr. Reinhart began his career at RSM Richter LLP, an independent auditing firm.

Mr. Reinhart received his Bachelor’s Degree and GDPA from McGill University and is a Chartered Accountant (CA).

Steve Carkner, Director

Steve Carkner has been a director of the Company since February 14, 2008.  Mr. Carkner founded Panacis Medical (formerly Intectus Incorporated) in January 2002 with the goal of developing a business that would initially cover a broad spectrum of industries, while growing a base of customers and products that would allow the company to focus more effort on Medical devices. Mr. Carkner’s strong commitment to community service and charitable work has combined seamlessly with his business goals. Several of Panacis’ most successful products can be traced back to charitable work done by Mr. Carkner or by the company. The trust he inspires in his customers and his employees is apparent in the loyalty that both have shown in the rapid growth of the corporation. Prior to founding Panacis, Mr. Carkner was the Director of Product Development at Research In Motion (RIM). He was instrumental in the growth of RIM from a small 12-person consulting company into a multi-billion dollar wireless-focused corporation. He is a co-inventor of the Blackberry pager and is listed as an inventor on several dozen patents world-wide. Mr. Carkner also took part in the marketing and business development of the corporation playing a key role in the business development group that guided the corporation from pre-IPO in 1996 to post-IPO in 1998. Mr. Carkner then became the first director of the RIM patent portfolio and led the initiative to turn the vast array of patents into an ongoing revenue stream. He challenged companies like PALM, 3COM, US Robotics, Motorola, and Glenayre inside and outside of court, and won, providing tens-of- millions of dollars in settlement and royalty proceeds towards the ongoing growth of the corporation.  Mr. Carkner has always been an entrepreneur. He started his first company at the age of 15, had four employees a year later, and bought his first investment property at the age of 17. He was a founder of Canada’s National Angel Organization and was one of the youngest elected members of the Professional Engineers of Ontario council where he represented a ward of 40,000 engineers. His products have won a host of awards and have been featured in places like Popular Science and the Smithsonian Institute of Technology. Mr. Carkner has consistently led his teams to deliver quality, innovative products with an appropriate level technology, market need and first mover advantage.

Joel Cohen, Director, Secretary and Treasurer

Mr. Cohen has served as our Secretary and Treasurer, and as a director of the Company, since November 13, 2006.  Mr. Cohen was Chief Financial Officer of ICP Solar Technologies Inc., formerly FC Financial Services Inc., from October 30, 2006 to January 9, 2007. Mr. Cohen has extensive experience in biotechnology and high tech financings and in financial analysis. From 2002 until present, Mr. Cohen has been consulting CFO for Osta Biotechnologies a publicly traded company on the TSX venture. From 1999 to 2002, Mr. Cohen was an investment banker at Canaccord Capital Corporation, where he specialized in biotechnology financings. He has worked on numerous IPOs and private and public financings worth over $100 million for various companies including Neurochem, Adherex, Bioniche, Diagnocure, Qbiogene and Aeterna. Mr. Cohen holds a Bachelor of Commerce degree in Finance from Concordia University and is a Chartered Financial Analyst.

David Dangoor, Director

Mr. Dangoor has been a director of the Company since January 29, 2007.  Mr. Dangoor is President of Innoventive Partners LLC and a managing partner of Cato Dangoor & Associates in London, England, both primarily specializing in Marketing and Public Relations. He is a member of the Board of Directors of BioGaia AB , a public Swedish bio-tech company, where he was one of the original founding investors. Mr. Dangoor is also a member of the Advisory Board of the Denihan Hospitality Group, He was until recently when the company was sold, a director of, and subsequently chaired the Special Committee of, Provide-Commerce Inc . in San Diego, a public company that operates an e-commerce marketplace for perishable goods.

Mr. Dangoor retired from Philip Morris International , Lausanne, Switzerland in 2002 where he over 27 years held senior executive positions in several countries including Head of Marketing PM Germany residing in Munich, Managing Director Seven Up Northern Europe in London, England, President Philip Morris (B & H) Canada in Montreal, and Senior VP Marketing Philip Morris USA in New York. In 1992 he was appointed Executive VP Philip Morris International based in New York before the company moved to Lausanne in 2002.

Mr. Dangoor was a member of the board of directors of Rothman’s, Benson & Hedges Inc ., Toronto, Canada 1987-2002, Philip Morris GMBH , Munich 2001-02 and of AMER Sports International , Montreal 1984-87 (a subsidiary of AMER Group, Helsinki, Finland). He is currently a member of the board of directors of the New York City Ballet Company , the Swedish-American Chamber of Commerce , where he was chairman 1997-2001, and a member of the Board of Trustees of the American Scandinavian Foundation (ASF).

Paul Maycock, Director

Mr. Maycock has been a director of the Company since November 30, 2006.  Mr. Maycock is the president of Photovoltaic Energy Systems, the leading PV market research firm. Mr. Maycock edits the monthly newsletter, "PV News," which goes to readers in 58 countries. His annual estimates and projections of PV sales, based on confidential interviews of every key player in the industry, are used worldwide for planning and analysis purposes. Before starting PV Energy in 1981, Mr. Maycock was director of the PV Energy Systems division of the US Department of Energy. He also spent 11 years at Texas Instruments in a variety of strategic planning positions. He concurrently serves as the chairman of the board of the Solar Electric Light Fund, a non-profit organization that has installed over 5,000 PV systems in the developing world.

David McDowell, Director

Mr. McDowell has been a director of the Company since November 30, 2006.  Mr. McDowell has an extensive background in worldwide sales and business development which includes over 10 years of senior telecommunications management and more than 20 years of high technology sales and marketing management expertise. Mr. McDowell joined QUALCOMM in 1996 as vice president of sales for QUALCOMM’s Consumer Products Division. In August 1997 he was promoted to senior vice president. Prior to joining QUALCOMM, McDowell served as chief operating officer of Japan Radio Company, Inc. (JRC), where he successfully led the company to expand into the consumer analog cellular, GPS module and cellular fixed station markets. Previous to that, Mr. McDowell served as president and COO of NovAtel and vice president of subscriber products for Hughes Network Systems, where he was responsible for Hughes’ entry into the digital cellular market. McDowell also served as managing director for ComputerLand, Europe and began his career at IBM Canada and IBM World Trade Corporation.

Key Personnel and Consultants

Tom Clark, VP Sales- North American Markets

Mr. Clark has several years experience as VP Sales into the North American automotive accessory aftermarket, big box hardware chains and specialty stores. He recently completed a one-year mandate at West Marine as a merchandising manager. His experience includes positions held as VP Sales and Marketing at Shrin Corporation Coverking, Automotive Division, VP Sales at PlastiColor Inc. and National Sales Manager at Eagle One Industries (Automotive Aftermarket). Mr. Clark has a Bachelor of Science in English.

Gary Jones, VP OEM Applications

Mr. Jones is a former VP Licensing at ESPN, VP at Coleman with years of experience in OEM development and product/brand management, and has several close contacts in the automotive, recreational vehicle and boating industries. He has 20 years broad-based business experience with emphasis in outdoor, marine and backyard products and markets. His areas of expertise and experience include: Marketing and Strategic Planning, Brand Licensing and Management, Start-Ups and New Product Launches and Product Design and Merchandising. He has held the positions of VP Sales and Marketing at SilentAir Corporation and VP Sales and Marketing at PriceLink Inc. Mr. Jones has a Bachelor of Science in Electrical Engineering.

Laurent Lafite, VP Marketing and Global Strategy

Mr. Lafite has 15 years experience of strategy, marketing and sales in multi-faceted business environments including large corporate structures as well as entrepreneurial settings. In 2005, Mr. Lafite held the position of Corporate Business Development Director at Cossette Communication Group. Prior to that, Mr. Lafite was a senior consultant in marketing and sales at LBB Innovation. Mr. Lafite also held positions as Marketing Director, Europe (e-learning), based in London, UK at INTEL Corp., Vice President, Marketing and Sales at Lagardere media-ELLE Group, and Account Director at EURO RSCG (Havas Advertising). Mr. Lafite has a degree in Math and Physics, a Master’s Degree in Economics and a Master’s Degree in Marketing and Communications.

Committees of the Board of Directors

On April 23, 2007, we formed our Audit Committee and Compensation Committee, each as described more fully below.

Audit Committee

Our audit committee assists our Board of Directors in fulfilling its responsibilities for oversight and supervision of financial and accounting matters.  The chairman of the audit committee is Dave McDowell and the members are Joel Cohen and David Dangoor.  Joel Cohen serves as our audit committee financial expert.

Our audit committee’s responsibilities include, among others (i) recommending to the Board of Directors the engagement of the external auditor and the terms of the external auditor’s engagement; (ii) overseeing the work of the external auditor, including dispute resolution between management and the external auditor, if required; (iii) pre-approving all non-audit service to be provided to us by our external auditor; (iv) reviewing our financial statements, management’s discussion and analysis and annual and interim earnings press releases before this information is publicly disclosed; (v) assessing the adequacy of procedures for our public disclosure of financial information; (vi) establishing procedures to deal with complaints received by us relating to our accounting and auditing matters; and (vii) reviewing our hiring policies regarding employees of our external auditor or former auditor. We have adopted, along with our audit committee, a written charter of the audit committee setting out the mandate and responsibilities of the audit committee which provides that the audit committee convene no less than four times per year.

Compensation Committee

Our compensation committee reviews and makes recommendations to our Board of Directors concerning the compensation of our executive officers and key employees which include the review of our executive compensation and other human resource policies, the review and administration of any bonuses and stock options and major changes to our benefit plans and the review of and recommendations regarding the performance of the Chief Executive Officer of the Company.  The Chairman of the compensation committee is Joel Cohen and its members are Dave McDowell and Paul Maycock.

Code of Ethics

In December, 2006, we adopted a Code of Ethics and Corporate Governance applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Ethics and Corporate Governance is a written standard designed to deter wrongdoing and to promote:

•  Honest and ethical conduct,

•  Full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, compliance with applicable laws, rules and regulations,

•  The prompt reporting violation of the code, and

•  Accountability for adherence to the code.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter.  We have elected not to have a Nominating Committee in that we are a company with limited operations and resources.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating such director nominees.  While there have been no nominees for recommended to date by our stockholders, in the event such a proposal is made, all members of our Board will participate in the consideration of such nominee(s).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of the compensation paid to date during the last two completed fiscal years to our President and Chief Executive Officer, Chief Financial Officer, the next two highest paid executive officers whose salary and bonus exceeds $100,000 (referred to collectively in this prospectus as our "Named Executive Officers") and certain non-executive officers, each as of the end of our most recently completed fiscal year.

Name and principal position	Year Ended January 31	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Sass Peress, President and CEO, Director	2008	$250,232	Nil	$577,125	Nil	$827,357
	2007	$132,810	Nil	Nil	Nil	$132,810
Leon Assayag, former CFO(2)	2008	$141,435	Nil	$96,188	Nil	$237,623
	2007	$11,005	Nil	Nil	Nil	$11,005
Joel Cohen, former CFO, Director	2008 (3)	Nil	Nil	$864,308 (4)	$96,000 (5)	$960,308
	2007(3)	Nil	Nil	Nil	$77,475(5)	$77,475
Arlene Ades, former Executive Vice-President, Head North American Sales	2008(6)	$89,648	Nil	Nil(7)	$6,600 (8)	$96,248
	2007	$79,686	$92,967	Nil	$10,625(8)	$183,278
Tom Clark, Vice-President, Sales, Americas	2008(9)	$59,116	Nil	$57,513	$2,357 (8)	$118,986
	2007(9)	Nil	Nil	Nil	Nil	Nil

(1) Amount expensed for the year ended January 31, 2008 is based upon the aggregate grant date fair value calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R, Share Based Payments. The Company’s policy and assumptions made in the valuation of share based payments are contained in Note 14 to the Company’s January 31, 2008 financial statements. Stock options awarded vest over a two-year period from the date of grant, 25% every six months.

(2) Mr. Leon Assayag  resigned as Chief Financial Officer of the Company on May 2, 2008 and is included in the Summary Compensation Table solely pursuant to Item 402(m)(2)(ii) of Regulation S-K of the Securities Act.

(3) Mr. Joel Cohen was acting Chief Financial Officer of the Company (previously FC Financial Services, Inc.) from March 1, 2006 to January 9, 2007.

(4) Represents amount expensed for the year ended January 31, 2008 for stock purchase warrants awarded May 18, 2007. The amount expensed is based upon the aggregate grant date fair value calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123R, Share Based Payments. The Company’s policy and assumptions made in the valuation of share based payments are contained in Note 14 to the Company’s January 31, 2008 financial statements. The warrants became exercisable, in whole or in part after October 3, 2007 and expire May 18, 2012.

(5) This amount was paid as consulting fees to CCI Financial Group Inc., of which Mr. Cohen is a shareholder.

(6) Ms. Arlene Ades was Executive Vice President, Head North American Sales until September 7, 2007 and is included in the Summary Compensation Table solely pursuant to Item 402(m)(2)(iii) of Regulation S-K of the Securities Act.

(7) Ms. Arlene Ades was granted 317,500 options at an exercise price of $2.25 (these options were forfeited on September 12, 2007).

(8) This amount represents an allowance for automobile expenses.

(9) Mr. Tom Clark has been with the Company since June 13, 2007.

Executive Employment Agreements

Employment Agreement with Sass Peress.  On April 23, 2007, the Company entered into an employment agreement with Sass Peress, our President and Chief Executive Officer, for an indefinite term. As compensation for his services, Mr. Peress receives an annual base salary of $300,000 and is entitled to an annual bonus in an amount established by the Board of Directors, based upon the achievement by Mr. Peress of pre-determined performance targets set by our Board of Directors.  The Company also agreed to pay Mr. Peress a car allowance in the amount of $1,000 per month and to reimburse him for out of pocket expenses on a monthly basis.  Mr. Peress  is also entitled to participate in any benefit plans and policies as we may make available.  Pursuant to the terms of his agreement, Mr. Peress has agreed that during and for two (2) years following termination of his employment with the Company, he will not (a) provide support or assistance to, or be employed by, any business anywhere in North America engaged in the manufacture, license, marketing or distribution of products competitive with those of the Company, or (b) solicit any existing customer of the Company or attempt to induce any existing executive or employee of the Company.

Pursuant to his employment agreement, Mr. Peress was also granted an option to purchase up to 650,000 shares of common stock of the Company in accordance with the Plan. See “Executive Compensation — Outstanding Equity Awards at 2008 Fiscal Year End” for a description of vesting and other terms applicable to his option awards.

Employment Agreement with Sheldon Reinhart.  On May 8, 2008, the Company entered into an employment agreement with Sheldon Reinhart. Pursuant to his employment agreement, Mr. Reinhart will serve as the Chief Financial Officer and Chief Operating Officer of the Company, beginning May 6, 2008 and for an indefinite term. As compensation for his services, Mr. Reinhart receives an annual base salary of CDN $125,000 and is entitled to a CDN$10,000 annual bonus at the discretion of the Chief Executive Officer and the Board of Directors.  The Company also agreed to pay Mr. Reinhart’s professional dues to the (OCAQ) and to reimburse him for out of pocket expenses up to a maximum of CDN$6,000 per year.  Mr. Reinhart  is also entitled to participate in any benefit plans and policies as we may make available, beginning July 28, 2008.  Pursuant to the terms of his employment agreement, Mr. Reinhart has agreed that during and for one year following termination of his employment with the Company, he will not (a) provide support or assistance to, or be employed by, any business anywhere in North America engaged in the manufacture, license, marketing or distribution of products competitive with those of the Company, or (b) solicit or attempt to induce any existing customer or employee of the Company.

Pursuant to his employment agreement, Mr. Reinhart was also granted an option to purchase up to 75,000 shares of common stock of the Company in accordance with the Plan. See the commentary following the “Executive Compensation — Outstanding Equity Awards at 2008 Fiscal Year End” table for a description of vesting and other terms applicable to this option award.

Employment Agreement with Leon Assayag.  On November 6, 2006, the Company entered into an employment agreement with Leon Assayag, pursuant to which Mr. Assayag served as our Chief Financial Officer. As compensation for his services, Mr. Assayag received an annual base salary of CDN $150,000 and was entitled to a CDN $25,000 annual bonus at the discretion of the Chief Executive Officer and the Board of Directors.  The Company also agreed to reimburse Mr. Assayag for out of pocket expenses and to provide him with a monthly automobile allowance.  Mr. Assayag was also entitled to participate in the Company’s benefit plans and policies.  Pursuant to the terms of his employment agreement, Mr. Assayag agreed that during and for one year following termination of his employment with the Company, he will not (a) provide support or assistance to, or be employed by, any business anywhere in North America engaged in the manufacture, license, marketing or distribution of products competitive with those of the Company, or (b) solicit or attempt to induce any existing customer or employee of the Company.

Pursuant to his employment agreement, Mr. Assayag was also granted an option to purchase up to 50,000 shares of common stock of the Company in accordance with the Plan, with an additional option to purchase up to 50,000 shares of common stock granted on the one year anniversary of his employment agreement. See “Executive Compensation — Outstanding Equity Awards at 2008 Fiscal Year End” for a description of vesting and other terms applicable to these option awards.

Mr. Leon Assayag resigned as Chief Financial Officer of the Company on May 2, 2008.

Employment Agreement with Tom Clark.  On June 13, 2007, the Company entered into an employment agreement with Tom Clark, our Vice-President Sales, North American Consumer Markets, for an indefinite term. As compensation for his services, Mr. Clark receives an annual base salary of US$100,000 and is entitled to an annual bonus up to a maximum amount of US$35,000, based upon the achievement by Mr. Clark of performance targets mutually agreed upon by Mr. Clark and the Company.  The Company also agreed to pay Mr. Clark a car allowance in the amount of US$500 per month and to reimburse him for out of pocket expenses on a monthly basis.  Pursuant to the terms of his agreement, Mr. Clark has agreed that during and for one year following termination of his employment with the Company, he will not (a) provide support or assistance to, or be employed by, any business anywhere in North America engaged in the manufacture, license, marketing or distribution of products competitive with those of the Company, or (b) solicit any existing customer of the Company or attempt to induce any existing executive or employee of the Company.

Pursuant to his employment agreement, Mr. Clark was also granted an option to purchase up to 75,000 shares of common stock of the Company in accordance with the Plan. See “Executive Compensation — Outstanding Equity Awards at 2008 Fiscal Year End” for a description of vesting and other terms applicable to his option awards.

Payments Upon Termination

Each of the employment agreements entered into between the Company and Messrs. Peress, Reinhart, Assayag and Clark contain provisions which entitle each of them to payments following termination of their employment in certain circumstances, as described below.

Termination by the Company or by the Employee or Consultant Without Cause. Each of the agreements between us and Messrs. Peress, Reinhart, Assayag and Clark provide that, in the event their employment or other relationship with us is terminated by the Company, other than for “cause” (as defined below), they are entitled to receive the following severance benefits:

Pursuant to the employment agreement with Mr. Peress, he may terminate his employment upon six (6) months’ prior written notice to the Company and the Company may terminate his employment at any time. Following termination by the Company, Mr. Peress is entitled to receive an amount equal to twenty-four (24) months of his base salary then in effect and benefits.

Pursuant to the employment agreement with Mr. Reinhart, he may terminate his employment upon six (6) weeks’ prior written notice to the Company and the Company may terminate his employment at any time. Following termination by the Company, Mr. Reinhart is entitled to receive an amount equal to three (3) months of his base salary then in effect and benefits.

Pursuant to the employment agreement with Mr. Assayag, he was able to terminate his employment upon two (2) months’ prior written notice to the Company, and the Company was able to terminate his employment at any time. Following termination by the Company, Mr. Assayag was entitled to receive an amount equal to twelve (12) months of his base salary then in effect and benefits.

Pursuant to the employment agreement with Mr. Clark, either he or the Company may terminate his employment upon three (3) months’ prior written notice to the other. Following termination by the Company, we may, in lieu of providing him with notice, pay Mr. Clark an amount equal to three (3) months of his base salary then in effect and benefits.

“Cause”, as defined under the employment agreements with Messrs. Peress and Reinhart includes, but is not limited to, the taking of any of the following actions by them:

(a)  Their inability to provide the services required pursuant to their individual agreements.

(b)  Dishonesty, theft, conviction for a felony or crime of moral turpitude.

(c)  Material breach of their individual agreement.

(d)  Their failure to perform the services required pursuant to their individual agreements and to correct this breach within thirty (30) days of receipt of notice of such failure from the Company.

“Cause”, as defined under the employment agreement with Mr. Assayag, included, but was not limited to, the taking of any of the following actions by him:

(a) Dishonesty, theft, conviction for a felony or crime of moral turpitude.

(b)  Material breach of his employment agreement.

(c)  His failure to perform the services required pursuant to his employment agreements and to correct this breach within thirty (30) days of receipt of notice of such failure from the Company.

“Cause”, as defined under the employment agreements with Mr. Clark, includes, but is not limited to, the taking of any of the following actions by him:

(a)  His inability to provide the services required pursuant to his employment agreement.

(b)  Fraud, dishonesty, theft, conviction for a felony or crime of moral turpitude.

(c)  Material breach of his employment agreement.

(d)  His failure to perform the services required pursuant to his employment agreements and to correct this breach within thirty (30) days of receipt of notice of such failure from the Company.

See “Management’s Discussion and Analysis or Plan of Operations – Stock Options – Modification of Exercise Price” for a discussion of recent changes to the exercise price of outstanding options, including those held by our Named Executive Officers.

See “Management’s Discussion and Analysis or Plan of Operations – Warrants – Modification of Exercise Price” for a discussion of recent changes to the exercise price of outstanding warrants.

Outstanding Equity Awards at 2008 Fiscal Year-End Table

The table below sets forth information concerning grants of stock options and restricted stock unit awards to named executive officers during the fiscal year ended January 31, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Sass Peress	187,500	562,500		$2.25	May 18,
					2017
Leon	32,500	92,500		$2.25	May 18,
Assayag (2)					2017
Tom Clark	18,750	56,250		$2.35	June 22,
					2017

(1) Stock options awarded vest over a two-year period from the date of grant, 25% every six months.

(2) Mr. Leon Assayag  resigned as Chief Financial Officer of the Company on May 2, 2008.

As at January 31, 2008, the Company granted options for the purchase of up to a total of 1,415,000 shares of common stock pursuant to our 2006 Stock Incentive Plan (the “Plan”). On February 14, 2008, the Company granted an options to purchase up to an aggregate amount of 235,000 shares of common stock under the Plan to certain of our employees and directors, as follows: (a) Sass Peress was granted an option to purchase up to 50,000 shares of common stock at an exercise price of $0.50 vesting on August 14, 2008; (b) Joel Cohen was granted an option to purchase up to 50,000 shares of common stock at an exercise price of $0.50 vesting on August 14, 2008; (c) David McDowell was granted an option to purchase up to 30,000 shares of common stock at an exercise price of $0.50 vesting on August 14, 2008; (d) Paul Maycock was granted an option to purchase up to 30,000 shares of common stock at an exercise price of $0.50 vesting on August 14, 2008; (e) David Dangoor was granted an option to purchase 30,000 shares of common stock at an exercise price of $0.50 vesting on August 14, 2008; (f) Pascal Petit was granted an option to purchase up to 15,000 shares of common stock at an exercise price of $0.50 vesting over a two year period, 25% every six months;  (g) Stewart Munro-White was granted an option to purchase up to 15,000 shares of common stock at an exercise price of $0.50 vesting over a two year period, 25% every six months; and (h) Giovanni La Morgia was granted an option to purchase up to 15,000 shares of common stock at an exercise price of $0.50 vesting over a two year period, 25% every six months.

On May 6, 2008, the Company granted Sheldon Reinhart an option to purchase up to 75,000 shares of common stock at an exercise price of $0.50 per share, vesting semi -annually over a two-year period.  See “Stock Option Plans” for a discussion of the terms of the Plan.

Long-Term Incentive Plans

On November 1, 2006, the Company’s Board of Directors established the 2006 Stock Incentive Plan expiring on November 1, 2016.  See “Stock Option Plans” for a discussion of the terms of this plan.

Stock Option Plans

Our Board of Directors adopted the 2006 Stock Incentive Plan (the “Plan”) on November 1, 2006. Grants of either “incentive stock options”, as defined in Section 422 of the Internal Revenue Code, as amended (the “Code”), or stock options that are non-qualified for United States Federal income tax purposes, may be made under the Plan to eligible officers, employees, directors and consultants of the Company and any parent or subsidiary of the Company.  A total of 2,000,000 shares of our common stock have been reserved for issuance under the Plan, subject to certain adjustments reflecting changes in the Company’s capitalization. Shares of common stock subject to options which are not exercised prior to their termination shall again be available for grant under the Plan, to the fullest extent permitted by law. All options granted under the Plan are subject to the terms and conditions of an option agreement entered into by the Company and each participant at the time of grant.  Options will become exercisable only after they vest in accordance with such option agreement.

The Board of Directors, as the “administrator” of the Plan, has full and final discretion to determine, subject to applicable laws, (i) the types of options to be granted under the Plan and the total number of shares of our common stock subject to such grants, (ii) the directors, officers, employees and consultants of the Company or its subsidiaries or parent companies who are eligible to receive options under the Plan (“Participants”), (iii) the time when and the price at which such stock options will be granted (subject to the restrictions described below), (iv) the time when and the price at which such stock options may be exercised, and (v) the conditions and restrictions on the exercise of such options.

Pursuant to the terms of the Plan, no option may be granted (i) with respect to any option granted that it an incentive stock option, at an exercise price per share equal to less than 100% of the fair market value of our common stock on the date of grant, or (ii) with respect to any option granted that is a non-qualified stock option or to a Participant serving as a consultant to the Company, at an exercise price per share equal to less than 75% of the fair market value of our common stock on the date of grant. No option granted pursuant to the Plan may be exercised more than 10 years from the date of grant.

Grants of incentive stock options made to any Participant who owns shares of our common stock representing more than 10% of the voting rights attributable to all classes of capital stock of the Company (as determined in accordance with Section 422 of the Code), the exercise price per share of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant. Incentive stock options may be granted under the Plan only to employees who are employees of the Company at the time of grant, and not a consultant, advisor, service provider or independent contractor. To the extent that the aggregate fair market value of the shares of common stock (determined at the time of grant) exceeds $100,000 with respect to the number of incentive stock options exercisable for the first time by a Participant during any calendar year, any excess over such amount shall be considered a non-qualified option.  In the event that a Participant has been granted 2 or more such incentive stock options that become exercisable for the first time in the same calendar year, this limitation shall be applied according to the order in which such incentive stock options were granted.

Pursuant to the terms of the Plan (which can, in this instance, be modified by the terms and conditions of the applicable option agreement evidencing the option grant), if a Participant ceases to be an employee, officer, director of, or consultant to, the Company, or its subsidiaries or parent companies, as a result of termination for “cause” (as defined below), all unexercised options will immediately terminate. If a Participant ceases to be an employee, officer, director of, or consultant to, the Company, or its subsidiaries or parent companies, for any reason other than termination for cause, or as a result of such Participant’s “disability” (as defined below), retirement or death, options granted under the Plan may be exercised not later than the earliest to occur of (a) (i) in the case of termination following retirement of the Participant, up to 30 days from the date of retirement, or (ii) in the case of termination following disability or death of the Participant, up to 6 months from the date of such disability or death, and (b) the expiry date of the option. In the event that facts which would have constituted grounds for termination of a Participant for cause are discovered following the termination of such Participant’s employment or other relationship with the Company for other reasons, any options then held by such Participant may be immediately terminated.

The Plan provides that, in the event of a “corporate transaction” (as defined below) involving the Company, all outstanding options shall either (a) be assumed, or substituted for an equivalent right or option, by the surviving or successor corporation or its parent, as applicable, or (b) if not so assumed or substituted, shall become fully vested and exercisable by Participants for a specific period of time, upon giving Participants written notice to that effect, following which time all options shall terminate upon completion of the corporate transaction.

Options granted under the Plan may not be transferred, assigned or pledged other than on the death of a Participant. No Participant shall have any rights whatsoever as an shareholder with respect to unexercised options.

As of April 30, 2008, options to purchase a total of 1,650,000 shares of our common stock had been granted under the Plan to certain of the Company’s employees and directors.

Certain terms used above are defined in the Plan as follows:

“Cause”, except as otherwise defined in any option agreement, employment or services agreement between the Participant and the Company or any subsidiary or parent of the Company, means as a material breach of the employment or services agreement between a Participant and the Company, dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Board of Directors, as administrator of the Plan, whose determination is conclusive.  See “Executive Employment Agreements” for a description of the definitions of “cause” in certain employment agreements between the Company and certain of its named executive officers.

“Disability”, except as otherwise defined with respect to any grant by the Board of Directors, as administrator of the Plan, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the Company’s opinion, to perform his or her duties for the Company or any subsidiary or parent of the Company, and to be engaged in any substantial gainful activity.

“Corporate Transaction”, except as otherwise defined in any option agreement, employment or services agreement between the Participant the Company or any subsidiary or parent of the Company, means the completion of (a) a merger or consolidation of the Company with or into any other corporation, entity or person (except for reincorporation mergers or any merger or consolidation in which the holders of shares of our common stock immediately prior to such transaction hold at least a majority of the shares of common stock in the successor entity immediately following such transaction), or (b) a sale, lease, exchange or other transfer, in one transaction or series of related transactions, of all or substantially all of the Company’s outstanding securities or assets, except for any such sale of assets to a wholly-owned subsidiary of the Company. Transactions entered into for the sole purpose of creating a holding company which will be owned in substantially the same proportion by the persons who held securities of the Company immediately prior to such transaction shall not constitute a corporate transaction for purposes of the Plan.

Compensation of Directors

We have not compensated our directors for service on the board of directors or any committee thereof, but directors are entitled to be reimbursed for expenses incurred for attendance at meetings of the board and any committee of the board. Our directors received no compensation in their capacity as directors during the years ended January 31, 2008 and January 31, 2007. A description of grants to certain directors of options to purchase shares of our common stock during the fiscal year ended January 31, 2008 is set forth in the table below.

Compensation of Directors at 2008 Fiscal Year End Table

Name	Option Awards ($)	Total ($)
David	$15,390	$15,390
Dangoor
Dave	$15,390	$15,390
McDowell
Paul	$15,390	$15,390
Maycock

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of  July 14, 2008 with respect to the beneficial ownership of our common stock, after giving effect to the ICP Acquisition, by (a) each stockholder known to be the beneficial owner of more than 5% of our common stock, (b) by each of our directors and executive officers, and (c) all of our directors and executive officers as a group. The address of each person listed below, unless otherwise indicated, is c/o ICP Solar Technologies Inc., 7075 Place Robert-Joncas, Unit 131, Montreal Quebec, H4M 2Z2. Unless otherwise indicated in the table footnotes, shares will be owned of record and beneficially by the named person. For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (a) over which the person has or shares, directly or indirectly, voting or investment power, or (b) of which the person has a right to acquire beneficial ownership at any time within 60 days after the effective time of the acquisition of ICP. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.  The percentage ownership is based upon 34,135,995 shares of our common stock issued and outstanding as of July 14, 2008.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (1)
Common Stock	Equity Transfer & Trust Company 120 Adelaide St. W., Ste 420 Toronto, Ont. M5H 4C3 (1)	18,040,311(1) (2) Direct	53
Common Stock	Joel Cohen (1)	528,486 Direct (2)	1.5
Common Stock	Sass Peress	551,497 (2) (3)	1.6

	All directors and executive
Common Stock	officers as a	19,120,294 (1) (2) (3)	56.0%
	group (9 persons)

(1) Beginning September 29, 2007, Equity Transfer & Trust Company held shares of our common stock (the "Trust Shares") as "Trustee" pursuant to the terms of the Exchange and Voting Trust Agreement dated September 29, 2006 (the "Voting Trust Agreement") among the Company, 1260491 Alberta Inc., our wholly owned subsidiary ("Exchangeco"), Sass Peress, the Peress Family Trust, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Arlene Ades, and Joel Cohen (collectively, the "Beneficiaries"), Taras Chebountchak and Orit Stolyar. Under the terms of the Exchange and Voting Trust Agreement the Trust Shares are to be cancelled as each Exchangeable Shares is exchanged by the Beneficiaries for shares of ICP Solar and the Voting Rights to the Trust Shares are beneficially held by the Trustee for the Beneficiaries are as follows: (i) 301,497 Trust Shares, Eastern Liquidity Partners Ltd., beneficially owned by Sass Peress (see footnote 3, below), (ii) 440,529 Trust Shares, The Sass Peress Family Trust, beneficially owned by Sass Peress, (iii) 6,626,787 Trust Shares, The Peress Family Trust, beneficially owned by Sass Peress, (iv) 11,222,995 Trust Shares, Sass Peress, (v) 879,706 Trust Shares, Arlene Ades, and (vi) 528,486 Trust Shares, Joel Cohen.

The Trustee, as the holder of record of the deposited shares, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the shares of ICP Solar common stock deposited by Taras Chebountchak and Orit Stolyar (the "Deposited Shares") on any matters, questions, proposals or propositions whatsoever that the Beneficiaries are entitled to vote on at a Company meeting at which holders of capital stock of the Company are entitled to vote or in connection with a written consent sought by the Company. The Voting Rights shall be and remain vested in and exercised by the Trustee. As further particularized in the Voting Trust Agreement, the Trustee shall exercise the Voting Rights only on the basis of instructions received from the Beneficiaries entitled to instruct the Trustee as to voting thereof at the time at which the Company stockholders meeting is held or the Company’s stockholders’ consent is sought.

(2) As at January 31, 2008, the following beneficiaries had exchanged their Exchangeable Shares into shares of common stock of the Company: (i) On January 29, 2008, Joel Cohen exchanged 528,486 Exchangeable Shares, representing all of the Exchangeable Shares held by him, into an equal number of shares of common stock of the Company, and 528,486 Trust Shares were cancelled; (ii) On January 29, 2008, Eastern Liquidity Partners Ltd. exchanged 301,497 Exchangeable Shares, representing all of the Exchangeable Shares held by it, into an equal number of shares of common stock of the Company, and 301,497 Trust Shares were cancelled; (iii) On January 29, 2008, Arlene Ades exchanged 879,706 Exchangeable Shares, representing all of the Exchangeable Shares held by her, into an equal number of shares of common stock of the Company, and 879,706 Trust Shares were cancelled; and (iv) On January 29, 2008, Sass Peress exchanged 250,000 Exchangeable Shares, representing 2.2% of the Exchangeable Shares held by him, into an equal number of shares of common stock of the Company, and 250,000 Trust Shares were cancelled. See "Management’s Discussion and Analysis or Plan of Operation – Reorganization of the Corporation."

(3) Represents 250,000 shares of our common stock held directly by Sass Peress (as described in footnote 2, above) and 301,497shares held by Eastern Liquidity Partners Ltd., which is wholly owned by Maurice Peress, Mr. Sass Peress’ father.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS; DIRECTOR INDEPENDENCE

Except as described below, none of the following parties, has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us during the last two years:

•     Any of our directors or executive officers;

•     Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•     Any of our promoters; and

•     Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

As at January 31, 2007, the Company had a loan payable to Mr. Sass Peress in the amount of $501,301. The loan is payable upon demand and non-interest bearing except for $264,820 which bears interest at prime rate. The loan was fully repaid on November 30, 2007, including payment of interest through such date in the amount of $15,714.

On May 18, 2007, the Company issued 100,000 warrants at an exercise price of $2.25, as consulting fees, to Mr. Philippe Peress, a brother of Mr. Sass Peress, president and CEO of the Company. The warrants vested on October 3, 2007. The total exercise price of the warrants is $225,000.

On May 18, 2007 the Company issued 525,000 warrants at an exercise price of $2.25, as consulting fees, to Mr. Joel Cohen a director and former Chief Financial Officer of the Company. The warrants vested on October 3, 2007. The total exercise price of the warrants is $1,181,250.

On June 20, 2008, Mr. Joel Cohen, a director of the Company, received the following as a finder’s fee in connection with the private placement which closed June 13, 2008: (i) payment of $120,000; and (ii) warrants to purchase up to 240,000 shares of common stock at an exercise price of $0.50 per share. The warrants expire on June 20, 2010. The total exercise price of the warrants is $120,000.

Director Independence

Because our common stock is traded on the Over the Counter Bulletin Board, we are not subject to the independence requirements of any securities exchange of the NASDAQ regarding members of our Board of Directors. We have determined that David Dangoor, David McDowell and Paul Maycock meet the definition of "independent" as defined pursuant to Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. (the "Marketplace Rules"). Under the Marketplace Rules, an "independent director" is, generally, one who is not an executive officer or employee of the Company and who has a relationship which, in the opinion of our Board of Directors, would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. Examples of directors who may not be considered independent under the Marketplace Rules are:

(a) a director who is, or at any time during the past three years was, employed by the Company;

(b) a director who accepted, or who has a spouse, parent, child or sibling, or anyone residing in such person’s home (each, a "Family Member") who accepted, any compensation from the company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than (i) compensation for board service; (ii) compensation paid to a Family Member who is an employee (other than an executive officer) of the Company; or (iii) benefits under a tax-qualified retirement plan or non-discretionary compensation;

(c) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

(d) a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

(e) a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(f) a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis that will receive a direct or indirect interest in our business that is valued at greater than $50,000.

ICP Solar’s financial statements for the year ended January 31, 2008 and 2007 included in this registration statement have been audited RSM Richter, LLP, Montreal, Quebec, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our officers and directors may be indemnified as provided by the NRS, our Articles of Incorporation and our bylaws.

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on our behalf.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on our behalf, even if they are unsuccessful in defending that action, if the officer or director:

•  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

•  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

provided, however, that with respect to actions brought by or on our behalf against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to us, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified. Our Articles of Incorporation and our bylaws provide that we are required to indemnify our officers and directors to the full extent permitted by the laws of Nevada. Our Articles of Incorporation and our bylaws further provide that we are required to pay the costs of defending against any litigation brought against out officers and directors as they are incurred and in advance of a final disposition on the matter, so long as such officer or director provides us with an undertaking to repay those amounts should a court of competent jurisdiction determine that he or she is not entitled to be indemnified by us.

The NRS and our Articles of Incorporation and our bylaws further provide that we are permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or exhibits. You may read and copy the registration statement and these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E. Washington DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of common stock offered under this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, where any such contract or document is an exhibit to the registration statement, each statement with respect to the contract or document is qualified in all respects by the provisions of the relevant exhibit, which is hereby incorporated by reference.

We make available free of charge on or through our internet website our annual report on Form 10-KSB and quarterly reports on Form 10-QSB (and any successor forms), current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file this material with, or furnish it to, the SEC. Our Internet address is http://www.icpsolar.com. The information contained on our website is not incorporated by reference in this prospectus and should not be considered a part of the prospectus.

ICP Solar Technologies Inc.

Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

RSM Richter S.E.N.C.R.L.
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal, (Québec) H3Z 3C2
Téléphone / Telephone : (514) 934-3400
Télécopieur / Facsimile : (514) 934-3408
www.rsmrichter.com

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

ICP Solar Technologies Inc.

We have audited the accompanying consolidated balance sheets of ICP Solar Technologies Inc. as at January 31, 2008 and 2007 and the related consolidated statements of operations and comprehensive loss, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly in all material respects, the financial position of the Company as at January 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States.

We were not engaged to examine management's assertion about the effectiveness of the Company's internal control over financial reporting at January 31, 2008 included in Item 8A (T) of the 10-KSB filing and, accordingly, we do not express an opinion thereon.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in note 2 to the financial statements, the Company has experienced operating losses and requires significant capital to finance operations and repay existing indebtedness. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

[signed] RSM Richter LLP

Chartered Accountants

Montreal, Quebec
April 29, 2008

ICP Solar Technologies Inc.

Consolidated Balance Sheet
As At January 31,
(Expressed in U.S. Funds)

	2008	2007
Assets
Current
Cash	$20,967	$238,509
Term deposit (note 5)	505,301	505,301
Accounts receivable (note 6)	873,976	1,610,884
Income taxes recoverable	-	573,587
Inventories (note 7)	2,426,177	2,405,386
Prepaid expenses	86,898	228,433
	3,913,319	5,562,100
Property and Equipment (note 8)	85,478	534,384
Investment in EPOD Solar (Wales) Ltd. (note 9)	1	-
Loan Receivable, less unamortized discount of $299,842 (note 9)	2,200,158	-

	$6,198,956	$6,096,484
Liabilities
Current
Bank indebtedness (note 10)	1,102,311	1,159,689
Accounts payable and accrued liabilities	920,396	1,285,056
Current portion of government grants payable	27,036	114,480
Current portion of long-term debt	-	61,493
Current portion of obligation under capital leases	-	47,013
Loan payable, director	-	501,301
	2,049,743	3,169,032
Long-Term Debt	-	116,115
Convertible Notes, less unamortized discount of $167,492
(2007 - $753,656) (note 11)	682,508	1,746,344
Commitments (note 12)
Shareholders' Equity
Capital Stock (note 13)	328	290
Additional Paid-In Capital	13,105,085	6,482,923
Accumulated Other Comprehensive Loss	(798,469)	(800,719)
Accumulated Deficit	(8,840,239)	(4,617,501)
	3,466,705	1,064,993
	$6,198,956	$6,096,484

See accompanying notes

Approved on Behalf of the Board

ICP Solar Technologies Inc.

Consolidated Statements of Shareholders' Equity
For the Years Ended January 31,
(Expressed in U.S. Funds)

				Accumulated
			Additional	Other		Total
	Stock		Paid-In	Comprehensive	Accumulated	Shareholders'
	Shares	Amounts	Capital	Loss	Deficit	Equity

Balance - January 31, 2006	100	$64	$-	$(707,601)	$(1,990,936)	$(2,698,473)

Common stock issued	(60)	(38)	-	-	-	(38)
Issue of Class "A" shares in exchange for Class "A"	6,000	38	-	-	-	38
shares cancelled
Recall and cancellation of issued Class "B" shares	(40)	(26)	-	-	-	(26)
Issue of Class "A" shares in exchange for Class "B"	4,000	26				26
shares cancelled
Class "A" shares subdivided on basis of 1,656.6968	(10,000)	(64)				(64)
for Class "A" shares
Issue of Class "A" shares	16,566,968	64				64
Class "E" shares exchanged for Class "A" shares	3,433,032	176,215	3,256,817			3,433,032
Recapitalization in connection with share exchange	9,000,000	(175,989)	3,169,391			2,993,402
Issuance of 150,000 stock purchase warrants			56,715			56,715
Foreign currency translation				(93,118)		(93,118)
Net loss					(2,626,565)	(2,626,565)
Balance - January 31, 2007	29,000,000	290	6,482,923	(800,719)	(4,617,501)	1,064,993

Common stock issued	3,719,445	38	3,849,961	-	-	3,849,999
Stock based compensation			1,088,828			1,088,828
Warrants issued			1,400,173			1,400,173
Modification of warrants			283,200			283,200
Cumulative translation adjustment
Foreign currency translation				2,250		2,250
Net loss	-	-	-	-	(4,222,738)	(4,222,738)
Balance - January 31, 2008	32,719,445	$328	$13,105,085	$(798,469)	$(8,840,239)	$3,466,705
See accompanying notes

ICP Solar Technologies Inc.

Consolidated Statements of Operations and Comprehensive Loss
For the Years Ended January 31,
(Expressed in U.S. Funds)

	2008	2007
Net Sales	$6,541,232	$7,603,225
Cost of Sales	4,375,063	5,454,341
Gross Margin	2,166,169	2,148,884
Expenses

Selling, general and administrative	7,513,739	4,127,676
Depreciation	109,661	307,242
Research and development	87,812	22,678
Foreign exchange loss	10,484	21,558
Write-down of property and equipment	-	54,086
	7,721,696	4,533,240
Operating Loss	(5,555,527)	(2,384,356)

Interest expense	(299,352)	(359,446)
Interest income	22,077	5,565
Discount given on loan receivable	(644,619)	-
Write-down of loan receivable	(229,128)	-
Accretion of discount on convertible notes	(586,163)	-
Accretion of discount on loan receivable	344,767	-
Gain on forgiveness of debt	-	111,672
Gain on disposition of subsidiary (note 9)	2,818,207	-
	1,425,789	(242,209)

Loss Before Income Taxes	(4,129,738)	(2,626,565)
Income taxes (note 15)	93,000	-
Net Loss	(4,222,738)	(2,626,565)
Other Comprehensive Income (Loss)

Foreign currency translation adjustment	2,250	(93,118)
Comprehensive Loss	$(4,220,488)	$(2,719,683)
Basic Weighted Average Number of Shares Outstanding	30,148,509	23,693,554
Basic and Diluted Loss Per Share (note 16)	(0.14)	(0.11)

See accompanying notes

ICP Solar Technologies Inc.

Consolidated Statement of Cash Flows
For the Years Ended January 31,
(Expressed in U.S. Funds)

	2008	2007
Funds Provided (Used) -
Operating Activities
Net loss	$(4,222,738)	$(2,626,565)
Stock based compensation	1,088,828	-
Warrants issued	1,400,173	-
Modification of warrants	283,200	-
Depreciation	109,661	307,242
Interest expense on convertible notes	200,000	-
Discount given on loan receivable	644,619	-
Write-down of property and equipment	4,346	54,393
Gain on forgiveness of debt	-	(111,672)
Foreign exchange loss	10,484	21,558
Consulting fee paid in warrants	-	56,715
Gain on disposition of subsidiary	(2,818,207)	-
Write-down of loan receivable	229,128	-
Accretion of discount on convertible notes	586,163	103,953
Accretion of discount on loan receivable	(344,767)	-
	(2,829,110)	(2,194,376)
Changes in non-cash operating elements of
working capital (note 17)	1,448,311	(1,634,411)
	(1,380,799)	(3,828,787)
Financing Activities
Bank indebtedness	(57,378)	(60,178)
Long-term debt	-	204,389
Repayment of long-term debt	(187,954)	(19,995)
Loan payable, director	(577,036)	(110,526)
Loan payable	-	4,964,524
Obligation under capital leases	(49,752)	(37,303)
Government grants payable	(96,887)	(11,110)
Common stock issued	2,000,000	-
	1,030,993	4,929,801

ICP Solar Technologies Inc.

Consolidated Statement of Cash Flows
For the Years Ended January 31,
(Expressed in U.S. Funds)

	2008	2007
Investing Activities
Acquisition of net assets less cash acquired	$-	$(204,181)
Additions to property and equipment	(17,737)	-
Loan receivable	150,000	-
Proceeds from disposition of subsidiary	1	-
Term deposit	-	(505,301)
	132,264	(709,482)
Effect of Foreign Exchange on Cash Balances	-	(153,023)
Increase (Decrease) in Cash	(217,542)	238,509
Cash
Beginning of Year	238,509	-
End of Year	$20,967	$238,509

See accompanying notes

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

1.

Basis of Presentation and Reorganization of the Corporation

The Company, ICP Solar Technologies Inc., is a Nevada corporation and is engaged in the business of assembling and distributing renewable solar energy products worldwide.

The consolidated financial statements include the accounts of the Company and its subsidiary companies.  On consolidation, all material inter-entity transactions and balances have been eliminated.

The financial statements are expressed in U.S. funds.

Reorganization of the Corporation

On September 29, 2006, ICP Solar Technologies Inc. ("ICP") entered into a share exchange agreement with ICP Solar Technologies Inc. (formerly FC Financial Services Inc.) ("ICP Solar"), an inactive public shell company, for the acquisition by ICP Solar of all the issued and outstanding shares of ICP.

Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination.  That is, the share exchange is equivalent to the issuance of stock by ICP for the net monetary assets of ICP Solar accompanied by a recapitalization, and is accounted for as a change in capital structure.  Accordingly, the accounting for the share exchange is identical to that resulting from a reverse acquisition, except no goodwill is recorded.  Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, ICP Solar are those of the legal acquiree, ICP, which is considered to be the accounting acquirer.

All of the ICP shares, through a series of transaction, were exchanged for exchangeable shares of ICP Solar's wholly-owned subsidiary (1260491 Alberta Inc.).  The exchangeable shares are exchangeable for an equivalent number of common shares of ICP Solar, common shares transferred simultaneously to a trustee as the exchangeable shares were issued.  Until such time as the holders of the exchangeable shares wish to exchange their shares for ICP Solar shares, the ICP Solar shares are held in trust by a trustee on behalf of the exchangeable shareholders.  The trustee shall be entitled to the voting rights in ICP Solar as stated in the terms of the exchange and voting agreement and shall exercise these voting rights according to the instructions of the holders of the exchangeable shares on a basis of one vote for every exchangeable share held.

These financial statements reflect the accounts of the balance sheets, the results of operations and the cash flows of ICP at their carrying amounts, since it is deemed to be the accounting acquirer.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

1.

Basis of Presentation and Reorganization of the Corporation (Cont'd)

The results of operations, the cash flows and the assets and liabilities of ICP Solar have been included in these consolidated financial statements since September 29, 2006, the acquisition date.  Amounts reported for the periods prior to September 29, 2006 are those of ICP.

The net assets of ICP Solar acquired on September 29, 2006 are as follows:

Cash	$67,285
Accounts receivable	2,148
Prepaid expenses	70
Loan receivable	4,964,524
Property and equipment	4,887
Accounts payable and accrued liabilities	(131,655)
Convertible notes	(1,642,391)
Net Assets Acquired	$3,264,868

The transaction costs related to the above share exchange amounted to $271,466 and were charged to additional paid-in capital.  The loan receivable relates to proceeds of a capital raise in ICP Solar subsequently loaned to ICP.

2.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has reported an accumulated deficit of $8,840,239 (2007 - $4,617,501).  To date, these losses have been financed principally through capital stock, long-term debt and debt from related parties.  Additional capital and/or borrowings will be necessary in order for the Company to continue in existence and attaining profitable operations.

Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients.  Management anticipates generating revenue through manufacturing and commercializing its products during the next year.  The Company has commenced the process of raising additional capital.  Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

3.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with United States Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates in these financial statements include the allowance for doubtful accounts, recovery of future income taxes, impairment of long-lived assets, stock-based compensation costs, determination of the fair value of the warrants issued and the resulting impact on the allocation of the proceeds between the shares and warrants.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from product sales at the time of passage of title and risk of loss to the customer either at FOB Shipping Point or FOB Destination, based upon terms established with the customer where persuasive evidence of an arrangement exists and where collectibility is reasonably assured.  The Company's selling price to its customers is a fixed amount that is not subject to refund or adjustment and is not contingent upon additional rebates.  There are no further obligations on the part of the Company subsequent to revenue recognition except for product warranty and returns from the Company's customers.  The Company does accept returns of products, if properly requested, authorized, and approved by the Company.  The Company records an estimate of returns and records the provision for the estimated amount of such future returns, based on historical experience and any notification the Company receives of pending returns.

Product Warranty

The Company's current product warranty includes a ten year, up to a lifetime warranty period for defects in materials, workmanship and power performance.  Accruals for product warranties are recorded at the time of shipment of products to customers.  The Company accrues a provision for estimated future warranty costs based upon the historical relationship of warranty claims to sales.  The Company periodically reviews the adequacy of its products warranties and adjusts, if necessary, the warranty percentage and accrued warranty reserve for actual historical experience.  As at January 31, 2008, the total provision for warranties amounted to approximately $63,000
(2007 - $95,000).

Valuation of Inventories

Raw materials are valued at the lower of cost and replacement cost.  Finished goods are valued at the lower of cost and net realizable value.  Cost is determined on an average cost base.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

3.

Summary of Significant Accounting Policies (Cont'd)

Financial Instruments

The Company estimates the fair value of its financial instruments based on current interest rates, market value and pricing of financial instruments with comparable terms.  Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.  It is not practical to determine the fair value of the amounts due to related parties due to their related party nature and the absence of a market for such instruments.

Sales Taxes

On June 28, 2006, the FASB ratified the EITF’s consensus reached on EITF 06-3, which relates to the income statement presentation of taxes collected from customers and remitted to government authorities. The Task Force affirmed as a consensus on this issue that the presentation of taxes on either a gross basis or a net basis within the scope of EITF 06-3 is an accounting policy decision that should be disclosed pursuant to APB 22. A company should disclose the amount of those taxes that is recognized on a gross basis in interim and annual financial statements for each period for which an income statement is presented if those amounts are significant. The Company adopted EITF 06-3 on February 1, 2007.  The Company’s policy is to present such taxes on a net basis in the consolidated statements of operations

Share-Based Payments

The Company accounts for share based payments in accordance with the provisions of FAS 123R "Share based payments (Revised)" and accordingly  recognizes in its financial statements share based payments at their fair value.  In addition, it recognizes in the financial statements an expense based on the grant date fair value of stock options granted to employees.  The expense are recognized on a straight line basis over the vesting period and the offsetting credit is recorded in additional paid in capital.  Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid in capital is recognized as capital stock.  The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock-based awards.  The Company uses the Black Scholes option pricing model to determine the fair value of the options.

The Company accounts for stock-based compensation expense for non-employees using the fair value method prescribed by EITF 96-18 "Accounting for Equity Investments that are issued to Other Than Employees for acquired or in conjunction with selling, Goods or Services, and the Black Scholes option principal method, and recorded, the fair value of non-employee stock options as an expense over the vesting term of option.

If an equity award is modified after the grant date, an incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award, if any, over the fair value of the original award on the modification date.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

3.

Summary of Significant Accounting Policies (Cont'd)

The Company uses the Black-Scholes-Merton option pricing model which requires the input of highly subjective assumptions. These assumptions, including estimating the length of time option holders will retain their stock options before exercising them (“the expected term”), the expected volatility of our common stock price over the expected term and the number of options that will ultimately not complete their vesting requirements (“forfeitures”). The amount of stock-based compensation recognized in the consolidated statement of operations could be materially different under different assumptions.

Accounts Receivable

The majority of the Company's accounts receivable are due from companies in the retail, mass merchant and OEM industries.  The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.  Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions.  The Company writes off trade receivables when they are deemed uncollectible.  The Company records recoveries of trade receivables previously written-off when they receive them.  The Company does not believe that it is exposed to an unusual level of customer credit risk (see note 6).  Management considers an allowance for doubtful accounts is not required to cover any exposure to loss in its January 31, 2008 and January 31, 2007 accounts receivable.

Investments

The Company records its investment in which it does not exercise significant influence using the cost method.

Investment Tax Credits

Investment tax credits relating to qualifying expenditures are recognized in the accounts at the time at which the related expenditures are incurred and there is reasonable assurance of their realization.  Management has made estimates and assumptions in determining the expenditures eligible for investment tax credits claimed.

Property and Equipment

Property and equipment are recorded at cost.  Provisions for depreciation are based on their estimated useful lives using the declining balance method as follows:

Machinery and equipment	20%
Furniture and fixtures	20%
Computer equipment	30%
Vehicles	30%

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

3.

Summary of Significant Accounting Policies (Cont'd)

Upon retirement or disposal, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.  Expenditures for repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets, comprising property and equipment, that are held and used by the Company are reviewed for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the estimated undiscounted cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes".  Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

On February 1, 2007, the Company adopted Financial Accounting Standards Board (FASB) Interpretation (FIN)
No. 48, ''Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109'' (FIN 48), which clarifies the accounting for uncertainty in tax positions.  This Interpretation requires that the Company recognize in its financial statements, the impact of a tax position, if the position is more likely than not for being sustained on audit, based on the technical merits of the position. The adoption of FIN 48 did not have a material impact on our consolidated financial statements.  The Company is currently subject to a four year statute of limitations by major tax jurisdictions.  The Company and its subsidiaries file income tax returns in Canada and the United States.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

3.

Summary of Significant Accounting Policies (Cont'd)

Change in Functional Currency

It is management’s view that the United States dollar best portrays the economic results of the worldwide operations and thereby best achieves the objectives of foreign currency translation.  As a result, effective May 9, 2007 the functional currency was changed from the Canadian dollar to the United States dollar to reflect the increased exposure to the US dollar as a result of the sale of 85% of the Company’s share in its UK subsidiary.  The method used to translate the results and financial position for items and transactions denominated in non-US currencies are as follows:

Monetary items – at exchange rates in effect at the balance sheet date;

Non-monetary items – at exchange rates in effect on the dates of the transactions;

Revenue and expenses – at average exchange rates prevailing during the period, except for inventories and amortization which are translated at rates prevailing when the related assets were acquired.

Gains and losses arising from foreign currency translation are included in income.

The Company applied the functional currency change on a prospective basis as of May 9, 2007.  This change in functional currency did not have a material effect on the accounts of the Company for the year ended
January 31, 2008.

Newly Issued Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands fair value disclosures. The standard does not require any new fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007. Management  is currently assessing the impact on the Company's financial statements.

In February 2007, FASB issued FASB Statement No.159, The Fair Value Option for Financial Assets and Financial Liabilities (SFAS159), which includes an amendment to FASB Statement No.115. SFAS 159 permits entities to choose, at specified election dates, to measure eligible financial assets and financial liabilities at fair value (referred to as the “fair value option”) and report associated unrealized gains and losses in earnings. Statement 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact of this standard on its consolidated financial statements.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

3.

Summary of Significant Accounting Policies (Cont'd)

In December 2007, FASB issued SFAS No. 141 (Revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific acquisition related items including: (1) expensing acquisition related costs as incurred; (2) valuing non-controlling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business. SFAS 141R also includes a substantial number of new disclosure requirements. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. We expect SFAS 141R will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements” (“SFAS 160”). SFAS 160 establishes new accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary (minority interest) is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements and separate from the parent company’s equity. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the non-controlling interest. It also requires disclosure, on the face of the Consolidated Statement of Operations, of the amounts of consolidated net income attributable to the parent and to the non-controlling interest. The guidance will become effective for the fiscal year beginning after December 15, 2008. We expect SFAS No. 160 will have an impact on our accounting for future business combinations once adopted but the effect is dependent upon the acquisitions that are made in the future.

4.

Adjustment to Issued Interim Financial Statements

Following the release of the third quarter financial statements, the Company corrected the calculation of the fair value, including the volatility used in the fair value calculation on the stock options and warrants that were issued  prior to the fourth quarter.  The correction in the calculation and the change in the volatility from approximately 85% to 57%, resulted in an increase of $168,945 for the first quarter and $202,734 for the second quarter for an aggregate amount of $371,679 to the stock-based compensation recorded for the issued options, as well as an increase of $130,375 for the first quarter and a decrease of $19,141 for the second quarter for an aggregate amount of $111,234 to the stock-based compensation recorded for the issued warrants.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

5.

Term Deposit

The term deposit, bearing an interest rate of 3.75% and maturing in May 2008, is held as security for the credit facility as disclosed in note 10.

6.

Accounts Receivable

The Company has entered into an agreement with a Canadian government agency to guarantee certain accounts receivable as to credit risk.  As at January 31, 2008, approximately $854,000 (2007 - $698,000) of accounts receivable are guaranteed.

7.

Inventories

	2008	2007

Raw materials	$701,222	$937,137
Finished goods	1,724,955	1,468,249
	$2,426,177	$2,405,386

Total goods in transit included in raw materials and finished goods is approximately $114,000 (2007 - $213,000) and $76,000 (2007 - $486,000) respectively.  A provision for inventory has been recorded as at January 31, 2008 of approximately $20,000 (2007 - $178,000).

8.

Property and Equipment

			2008
		Accumulated	Net Carrying
	Cost	Amortization	Amount

Machinery and equipment	$568,108	$528,449	$39,659
Furniture and fixtures	130,883	111,918	18,965
Computer equipment	186,122	159,268	26,854
	$885,113	$799,635	$85,478

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

8.

Property and Equipment (Cont'd)

			2007
		Accumulated	Net Carrying
	Cost	Amortization	Amount
Machinery and equipment	$1,746,408	$1,262,795	$483,613
Furniture and fixtures	103,278	85,038	18,240
Computer equipment	157,831	125,300	32,531
Vehicles	52,888	52,888	-
	$2,060,405	$1,526,021	$534,384

9.

Sale of 85% of Shares of ICP UK

On May 9, 2007, the Company signed a Share Purchase Agreement (the “Agreement”) with ISE LLC (“ISE”).  Under the terms of the Agreement, the Company sold 85% of the shares of ICP UK (name changed to Epod Solar (Wales) Ltd. ("EPOD") on June 26, 2007) for an aggregate amount of $3,000,000.  On May 10, 2007, the Company and ISE signed an Amendment to the Agreement (“Amendment”), revising the modalities of payment.  As per the terms of the Amendment, ISE shall pay the Company a total of $1.00 for the shares.  In addition, ISE is to pay the Company an amount equivalent to $3,000,000 representing the principal amount on a non-interest bearing loan owed to the Company by ICP UK as follows:

a)

$150,000 upon signing of the Agreement and $350,000 in kind in the form of solar panels;

b)

$500,000 on November 29, 2007 (as at January 31, 2008 this amount is still owing to the Company); and

c)

The balance to be repaid as monthly payments for a period of 13.94 months commencing January 1, 2008.  Each monthly payment is equal to $143,500 per month and shall be made either in cash, or in kind in the form of solar panels, at the option of the Company or its subsidiaries, as per the terms of the Agreement.

From the signing of this Agreement until January 1, 2008, the Company is to acquire 7,000 solar panels per month from ISE, at a price per solar panel (Panel Price) commencing at $24.60 and decreasing as the total cost per solar panel decreases, the sale of the panels shall be on a C.O.D./F.O.B. basis until such time as ISE has secured an accounts receivable line of credit in which case, payment terms shall be net 60.  The Company has the option to acquire up to 7,000 solar panels per month from ISE at the Panel Price for a period of six months.

As at January 31, 2008, the Company acquired approximately 7,000 solar panels per month from the period
May 9, 2007 to January 1, 2008 for an aggregate amount of approximately $982,000.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

9.

Sale of 85% of Shares of ICP UK (Cont'd)

The sale of the shares resulted in a gain of $2,818,207 calculated as follows:

Proceeds of disposal	$1
Current assets	(589,874)
Property and equipment	(399,081)
Current liabilities	468,595
Long-term liabilities	3,338,566
Gain on disposition of subsidiary	$2,818,207

On February 18, 2008, the Company signed a letter of intent to amend the Share Purchase Agreement dated
May 9, 2007 whereby the remaining 15% interest of the Company in EPOD was transferred to ISE for no additional consideration and the terms of payment of the initial transaction were modified as follows:

EPOD shall pay a total of $2,361,200 (the remaining amount due under the initial agreement) to ICP Solar Technologies Inc. of which $1,180,600 shall be paid in cash on a monthly basis of $40,000 per month commencing on February 1, 2008 until the $1,180,600 balance is fully paid.  ICP shall participate in EPOD's convertible debenture financing round and receive 1,180 units in lieu of the remaining $1,180,600 owing.  Each unit consists of $1,000 face value of the 12% convertible debenture and warrants.

10.

Bank Indebtedness

The Company has a $1,500,000 credit facility which is subject to review annually and consists of an operating demand line of credit, letters of credit and foreign exchange contracts.  Borrowings under the credit facility are limited by certain margin requirements concerning accounts receivable and inventories and bear interest at Canadian prime plus 2.25%.  As at January 31, 2008, the prime rate was 5.75% (2007 - 6.00%).  The terms of the banking agreement require the Company to comply with certain financial covenants.  As security for this credit facility the Company has pledged substantially all of its assets.

11.

Convertible Notes

Issued in July 2006, the convertible notes bear interest at the rate of 8% per annum and are repayable on
June 30, 2009.  Interest payments commenced on June 30, 2007.  As at January 31, 2008, the notes were convertible into common stock of the Company, at the option of the holders, at a rate of $1 per share.

At the time of issuance, the Company also issued to the holders 2,500,000 stock purchase warrants exercisable at $1 per share before January 11, 2008.  On January 11, 2008, the expiry date of the related warrants was extended to July 11, 2008.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

11.

Convertible Notes (Cont'd)

The Company may, at its option, elect to pay the interest by the issuance of shares of common stock.  The number of shares is to be determined by dividing the amount of the interest payment by the number which is 90% of the average market price of the Company's common shares for the ten trading days immediately prior to the interest payment date. During the year, the Company issued 69,445 common shares from treasury as payment of interest of $200,000 (2007 - $Nil).

During the year, $1,650,000 of convertible notes were converted to 1,650,000 common shares.

As at January 31, 2008, accrued interest amounting to $54,333 and accreted interest amounts to $586,164 have been expensed in the books of the Company resulting in a carrying value of the convertible notes of $682,508.

12.

Commitments

Minimum lease payments, exclusive of occupancy and escalation charges, under an operating lease, expiring in 2012, are approximately as follows:

2009	$27,000
2010	28,000
2011	28,000
2012	2,000

During the year the Company incurred rental expenses amounting to approximately $27,000 (2007 - $200,000).

In accordance with a royalty agreement terminating in 2009, the Company is committed to annual minimum advertising expenditures and royalty fees, totalling as follows:

2008	$128,000
2009	200,000

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

13.

Common Stock

	2008	2007

Authorized without limit as to number -
100,000,000 shares authorized, $0.00001 par value
Issued -
32,719,445 (2007 - 29,000,000) Class "A" shares	$328	$290

On July 19, 2006, 60 Class "A" shares were exchanged for 6,000 Class "A" shares.  40 Class "B" shares were exchanged for 4,000 Class "A" shares.  Immediately thereafter, Class "A" shares were subdivided into additional Class "A" shares on the basis of 1,656.6968 Class "A" shares for each Class "A" share.

On September 29, 2006, ICP completed a share exchange transaction with ICP Solar in which it acquired net assets of $3,264,868 (see note 1).

On September 5, 2007, convertible notes in the amount of $250,000 were converted into 250,000 common shares.

On September 7, 2007, the Company issued 550,000 common shares from treasury as a result of the exercise of 550,000 warrants on July 26, 2007 for cash consideration of $550,000.

On September 19, 2007, the Company issued 69,445 common shares from treasury as payment of the interest of $200,000 as per the terms of the convertible notes.

On October 7, 2007, convertible notes in the amount of $1,400,000 were converted into 1,400,000 common shares.

On November 7, 2007, the Company issued 450,000 common shares from treasury as a result of the exercise of 450,000 warrants for cash consideration of $450,000.

On November 8, 2007, the Company issued 1,000,000 common shares from treasury as a result of the exercise of 1,000,000 warrants for cash consideration of $1,000,000.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

14.

Additional Paid-In Capital

Stock Options

In November 2006, the Company adopted the 2006 Stock Incentive Plan ("Plan") for the purpose of issuing both Incentive Options and Nonqualified Options to officers, employees, directors and eligible consultants of the Company.  A total of 2,000,000 shares of common stock are reserved for issuance under this plan.  Options may be granted under the Plan on terms and at prices as determined by the Board of Directors or by the plan administrators appointed by the Board of Directors, except that the options cannot be granted with an exercise price of less than 75% of the fair market value of the common stock on the date of the grant.  Each option will be exercisable after the period or periods specified in the option agreement, but no option may be exercised after the expiration of 10 years from the date of grant.

During the second quarter of fiscal 2008, for the first time, the Company granted 1,907,500 options to certain of its employees and directors to purchase common shares.  The stock options are exercisable at a range of $2.25 to $2.35 per share and have a vesting period of 24 months with 25% of the options granted becoming exercisable every six months commencing from the date of grant.

The following summarizes the Plan position for the year:

		Weighted
		Average
	Options	Exercise Price
Balance - January 31, 2007
Granted	1,907,500	$2.25
Exercised
Expired
Forfeited	(492,500)	2.25
Balance - January 31, 2008	1,415,000	2.25
Options that can be exercised at January 31, 2008	381,250	$2.26

The following is a summary of the information on the outstanding stock options as at January 31, 2008:

	Outstanding options		Exercisable options
		Weighted average
Range of	Number of	outstanding maturity		Weighted Average
Exercise Prices	options	period (years)	Number of options	Exercise Price
2.25	1,255,000	9.20	341,250	2.25
2.30	60,000	9.20	15,000	2.30
2.35	100,000	9.40	25,000	2.35

	1,415,000		381,250

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

14.

Additional Paid-In Capital (Cont'd)

The aggregate intrinsic value of both the outstanding and exercisable options as at January 31, 2008 amounted to $Nil.

a)

Compensation expense:

As a result of the grant, the Company recorded a compensation expense of $1,088,828 for the year ended
January 31, 2008 (2007 - $Nil).

As at January 31, 2008, there were approximately $1,521,705 of unrecognized compensation cost, net of estimated forfeitures, related to non-vested share-based compensation arrangements.  That cost is expected to be recognized over the remaining vesting period of approximately 1.3 years.

b)

Fair value of the options:

The stock options were accounted for at their fair value as determined by the Black Scholes Merton valuation model, using the following weighted average assumptions:

Expected volatility	57%
Expected life	4.75 years
Risk-free interest rate	5%
Dividend yield	$ Nil
Weighted average fair value of options at grant date	$ 2.06

The expected volatility was determined based upon historical stock prices of our peer companies.  The risk-free interest rate is the U.S. Treasury rate effective at the time of grant for the duration of the options granted.  The expected life was determined using the simplified method defined in the Securities Exchange Commissions Staff Accounting Bulletin No. 107.

Warrants

a)

On May 18, 2007, the Company issued, as consulting fees, to a member of the immediate family of the President and CEO of the Company, 100,000 stock purchase warrants exercisable into common shares at $2.25 per share.  These warrants were exercisable in whole or in part at any time after October 3, 2007 and expire on
May 18, 2012. As a result, the Company recorded an expense of $164,630 during the year ending
January 31, 2008.

On May 18, 2007, the Company also issued, as consulting fees, to a Director and former CFO of the Company 525,000 stock purchase warrants exercisable into common shares at $2.25 per share.  These warrants were exercisable in whole or in part, at any time after October 3, 2007 and expire on May 18, 2012.  As a result, the Company recorded an expense of $864,308 during the year ending January 31, 2008.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

14.

Additional Paid-In Capital (Cont'd)

The fair value of the warrants issued amounting to $1,028,938 was determined by the Black Scholes-Merton valuation model using the following assumptions:

Expected volatility	55%
Expected life	3 years
Risk-free interest rate	4.75%
Dividend yield	Nil
Fair value of options at grant date	$ 1.62

b)

On August  21, 2007, the Company granted, as guarantee for a consulting fee payable, a total of 250,000 stock purchase warrants exercisable into common shares at $1.80 per share at the date of grant. The warrants expire on August 21, 2009.  As a result of the grant, the Company recorded a consulting fee of $31,735 during the year ending January 31, 2008.

The fair value of the warrants issued was determined by the Black-Scholes-Merton valuation model, using the following assumptions multiplied by the Company’s estimate of the likelihood of the guarantee being exercised:

Expected volatility	70%
Expected life	2 years
Risk-free interest rate	4.05%
Dividend yield	Nil
Fair value of options at grant date	$ 1.27

c)

On October 25, 2007, the Company granted as consulting fees a total of 200,000 stock purchases warrants into common shares at $1.00 per share at the date of grant and expire October 25, 2009.  As a result of the grant of warrants, the Company recorded a consulting fee expense of $339,500 during the year ended January 31, 2008.

The warrants were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	72%
Expected life	2 years
Risk-free interest rate	3.75%
Dividend yield	$ Nil
Fair value of warrants at grant date	$ 1.70

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

14.

Additional Paid-In Capital (Cont'd)

d)

On January 11, 2008, the Company granted a six month extension of the exercise date to the holders of 3,000,000 warrants originally issued in July 2006. These warrants would have expired on January 11, 2008.  The warrants are exercisable into common shares at $1.00 per share and now expire on July 11, 2008.  As a result of this modification, the Company recorded an incremental expense of $283,200 for the year ended
January 31, 2008.

The warrants were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	85%
Expected life	0.5 years
Risk-free interest rate	2.98%
Dividend yield	$ Nil
Fair value of extension to warrants at grant date	$ 0.0945

A summary of the activity in the Company’s warrants during the period is presented below:

		Weighted
	Number of	Average	Expiry
	Warrants	Exercise Price	Date
Balance - January 31, 2006	-	$-	-
Issued -
May 15, 2006	2,000,000	1.00	November 2007
July 11, 2006	3,000,000	1.00	July 2008
October 6, 2006	150,000	1.00	October 2008
Balance - January 31, 2007	5,150,000	1.00
Issued -
May 18, 2007	625,000	2.25	May 2012
August 21, 2007	250,000	1.80	August 2009
October 25, 2007	200,000	1.00	October 2009
Exercised	(2,000,000)	1.00
Expired	(150,000)	1.00
Balance - January 31, 2008	4,075,000	$1.24

The aggregate intrinsic value of the outstanding and exercisable warrants as at January 31, 2008 amounted to $Nil.

The intrinsic value of the warrants exercised as at January 31, 2008 amounted to $1.56 per warrant.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

15.

Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes.  Significant components of the Company's deferred tax liabilities and assets as of January 31, 2008 and 2007 are as follows:

	2008	2007

Deferred tax assets:
Net operating losses carryforwards	$1,649,000	$1,060,000
Intercompany profit elimination	-	20,000
Property and equipment	24,000	(47,000)
Loan receivable	96,000	-
Other	44,000	-
	1,813,000	1,033,000
Valuation allowance	(1,813,000)	(1,033,000)
Net Deferred Tax Assets	$-	$-

There were Canadian, Provincial and U.K. net operating losses of approximately $5,246,000 (2007 - $1,400,000), $4,941,000 (2007 - $1,095,000) and $Nil (2007 - $2,250,000), respectively that may be applied against earnings of future years.  Utilization of the net operating losses is subject to significant limitations imposed by the change in control provisions.  A portion of the net operating losses may expire before they can be utilized.

The reconciliation of the effective income tax rate, to the statutory rate for the years ended January 31, 2008 and 2007 is as follows:

	2008	2007

Statutory income tax rate	(32)%	(31)%
Non-deductible expenses	8	-
Non-deductible stock based compensation expense	19	-
Not taxable gain on disposition of a subsidiary	(22)	-
Losses for which no deferred income tax has been recorded	29	31
Effective income tax rate	2%	-%

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

15.

Income Taxes (Cont'd)

Uncertain Tax Positions

On February 1, 2007, the Company adopted the provisions for FIN 48, which is an interpretation of SFAS No. 109. FIN 48 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.  Prior to February 1, 2007 and the implementation of FIN 48, the Company recorded tax contingencies when the exposure item became probable and reasonably estimable, in accordance with SFAS No. 5, Accounting for Contingencies.

The adoption of FIN 48 has not had a material effect on our financial position or results of operations for 2008.

The Company does not expect its unrecognized tax benefits to change significantly over the next twelve months.

Classification of Interest and Penalties

Additionally, FIN 48 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.

The Company’s policy to include interest and penalties related to unrecognized tax benefits within the provision for income taxes did not change as a result of adopting FIN 48.

The interest and penalties as of January 31, 2008 and for the years ended January 31, 2007, 2006 and 2005 were $Nil.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

15.

Income Taxes (Cont'd)

Tax Years and Examination

The Company files tax returns in each jurisdiction in which it is registered to do business.  For each jurisdiction a statute of limitations period exists. After a statute of limitations period expires, the respective tax authorities may no longer assess additional income tax for the expired period. Similarly, the Company is no longer eligible to file claims for refund for any tax that it may have overpaid. The following table summarizes the Company’s major tax jurisdictions and the tax years that remain subject to examination by these jurisdictions as of January 31, 2008:

Tax Jurisdictions	Tax Years
Federal - Canada	2003 and onward
Quebec - Canada	2003 and onward

 16.

Loss Per Share

Basic loss per share is calculated based on the weighted average number of shares outstanding during the year. The warrants and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

17.

Statement of Cash Flows Information

	2008	2007

Accounts receivable	$711,750	$(190,833)
Income taxes recoverable	654,147	85,619
Inventories	273,399	(841,201)
Prepaid expenses	133,806	(99,133)
Accounts payable and accrued liabilities	(324,791)	(588,863)
Changes in non-cash operating element of working capital	1,448,311	(1,634,411)
Additional Cash Flow Information:
Interest paid	$145,491	$131,396
Income taxes paid (recovered)	(436,169)	72,627

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

18.

Major Customers

Sales to one customer amounted to approximately 13% (2007 - 10%) of total sales. Outstanding accounts receivable for this customer as at January 31, 2008 accounted for approximately 5% (2007 - 3%) of total accounts receivable.

19.

Segmented Information

During the year-ended January 31, 2008, and as a result of the sale of ICP UK (see note 9), the Company reorganized its strategic activities and now operates in a single business segment.

The manufacturing activities, up to the date of sale, represent the Company's manufacturing plant held in the UK subsidiary.  All units that were produced in the UK subsidiary have been sold to the Canadian subsidiary which administers the headquarters of the Company and is responsible for all selling activities.  The two business were managed, up to date of sale, separately and exposed to different sets of risks.  The segmented information for the period from February 1, 2007 to May 9, 2007, is approximately as follows:

	Selling	Manufacturing	Inter Entity	Total

Net sales	$2,620,340	$663,720	$(663,720)	$2,620,340
Cost of sales	1,616,332	464,790	(663,720)	1,417,402
Gross Margin	1,004,008	198,930	-	1,202,938
Selling, general and administrative	616,895	603,371	-	1,220,266
Amortization	7,311	71,195	-	78,506
Foreign exchange (gain) loss	23,406	(111,646)	-	(88,240)
Writedown of loan receivable	229,128	-	-	229,128
Segmented operating loss	127,268	(363,990)	-	(236,722)
Unallocated expenses
Research and development				253
Interest expense				114,794
Net Loss				$(351,769)

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

19.

Segmented Information (Cont'd)

The distribution of the revenue, for the year, of the Company by geographic location is approximately as follows:

	2008	2007

North America	$3,884,739	$4,195,596
Europe	1,793,133	1,514,986
Asia	597,711	1,348,468
Africa	265,649	544,175

The distribution of the property and equipment, for the year, by geographic location is approximately as follows:

	2008	2007

North America	$85,478	$105,552
Europe	-	428,832

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

19.

Segmented Information (Cont'd)

During the year ended January 31, 2007, the Company operated in two business segments.  The manufacturing activities represents the Company's manufacturing plant held in the UK subsidiary.  All units that were produced in the UK subsidiary have been sold to the Canadian subsidiary which administers the headquarters of the Company and is responsible for all selling activities.  The two businesses are managed separately and exposed to different sets of risks.  The segmented information for 2007 is approximately as follows:

	Selling	Manufacturing	Inter entity	Total
Current assets	$5,126,074	$589,521	$(153,495)	$5,562,100
Property and equipment	105,552	428,832		534,384
Other assets	2,914,612		(2,914,612)
Total assets	8,146,238	1,018,353	(3,068,107)	6,096,484
Current liabilities	2,690,456	478,576		3,169,032
Other liabilities	1,746,344	3,030,727	(2,914,612)	1,862,459

Net sales	7,603,225	2,533,633	(2,533,633)	7,603,225
Cost of sales	5,867,588	2,057,452	(2,470,699)	5,454,341
Gross Margin	1,735,637	476,181	(62,934)	2,148,884
Selling, general and administrative	2,790,154	1,337,522	-	4,127,676
Depreciation	47,602	259,640	-	307,242
Foreign exchange (gain) loss	(269,574)	291,132	-	21,558
Write down of property and equipment	54,086		-	54,086
Gain on forgiveness of debt	(111,672)		-	(111,672)
Segment operating loss	(774,959)	(1,412,113)	(62,934)	(2,250,006)
Unallocated expenses:
Research and development				22,678
Interest expense				353,881
				376,559
Net Loss				$(2,626,565)

Management evaluated the performance of each segment based on segmented operating income (loss).

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

20.

Related Party Transactions

The loan payable, director was fully repaid during the year.  Total interest paid on the loan during the year amounted to approximately $16,000 (2007 - $15,000).

During the year, the Company purchased solar panels of approximately $982,000 (see note 9) from EPOD Solar (Wales) Ltd.

These transactions have been accounted for at their exchange amount which is the amount of consideration agreed upon by the related parties.

21.

Comparative Figures

Certain reclassifications of accounts for the year ended January 31, 2007 have been made to facilitate comparison with the current year.

22.

Subsequent Events

Acquisition of WES Power

On March 5, 2008, the Company executed a Share Purchase Agreement ("Agreement") with the majority shareholders of WES Power ("WES Majority Shareholders"), pursuant to which the Company purchased from the WES Majority Shareholders all of the issued and outstanding shares of WES.  This Agreement supersedes and annuls the share purchase agreement signed between the parties on August 27, 2007.

Under the terms of the Agreement, the Company acquired 100% of all of the shares of WES Power for the following consideration:

(a)  A cash consideration of $1.00;

(b) Issuance by the Company of 104,050 shares of its common stock;

(c) Issuance by the Company of 250,000 warrants to purchase common shares of the Company. The warrants will expire on March 5, 2013 and have an exercise price of $0.50;

(d) Execution of employment agreements by the Company with each of the WES Majority Shareholders.

The total consideration to acquire the net assets of WES Power, with a book value of $38,129, was for a total of $134,831 including transaction costs. The excess consideration paid over the purchase price of $96,702 was allocated tentatively to intellectual property based upon a preliminary allocation .  Total transactions costs of $25,000 have been included as part of the cost of acquisition.

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

22.

Subsequent Events (Cont'd)

The assigned values of the assets and liabilities purchased based on our preliminary allocation are as follows:

Assets Acquired:

Cash	$1,134
Other current assets	20,898
Property and equipment	9,891
Intangible assets	225,834
Total Assets	$257,757

Liabilities Assumed
Current liabilities	$65,633
Long-term debt	57,293
Total Liabilities	122,926
Net Assets at Fair Value	$134,831

Consideration:

Cash	$1
Issuance of 104,050 common shares	45,980
Issuance of 250,000 warrants	63,850
Transaction costs	25,000
Total consideration	$134,831

The common shares were attributed a fair value of $0.44 per share which represents the average of the closing price two days before and two days after the date of acquisition.

The warrants were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	75%
Expected life	5 years
Risk-free interest rate	2.59%
Dividend yield	$Nil
Weighted average fair value of warrants at grant date	$ 0.2554

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

22.

Subsequent Events (Cont'd)

Stock Options

a)

Modification of Exercise Price

On February 14, 2008, the Board of Directors of the Company, authorized the modification of the exercise price of the options issued and outstanding pursuant to the Company’s 2006 Stock Incentive Plan from $2.25 - $2.35 to $0.50. This modification of the options to purchase common stock of the Company was applied to a total of 1,415,000 options issued to employees and Directors between May 18, 2007 and February 13, 2008.

This modification will be accounted for by recording, over the vesting period, the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. The incremental compensation expense related to this modification amounted to $217,832, of which $119,056 will be expensed in the first quarter of 2009 and $98,776 will be expensed over the remaining vesting period.  The fair value was determined by the Black-Scholes-Merton valuation model using the following weighted average assumptions:

Expected volatility	76%
Expected life	5.38 years
Risk-free interest rate	2.71%
Dividend yield	$Nil
Weighted average fair value of options at modification date	$ 0.30

b)

Grant

On February 14, 2008, the Company issued a total of 45,000 stock purchase options to current employees and 90,000 options to current Directors, vesting over a two year period, 25% every six months and vesting on
August 14, 2008 respectively. The options have an exercise price of $0.50.  The Company will recognize the expense of $26,317 over the vesting period.

The options were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following weighted average assumptions:

Expected volatility	76%
Expected life	5.58 years
Risk-free interest rate	2.81%
Dividend yield	$Nil
Weighted average fair value of options at grant date	$ 0.305

ICP Solar Technologies Inc.
Notes to Consolidated Financial Statements
January 31, 2008
(Expressed in U.S. Funds)

22.

Subsequent Events (Cont'd)

Warrants - Modification of Exercise Price

On February 14, 2008, the Board of Directors of the Company, authorized the modification of the exercise price from $2.25 to $0.50 of the common stock purchase warrants issued on May 18, 2007, as consulting fees, to a member of the immediate family of the President and CEO of the Company (100,000 warrants) and to a Director and former CFO of the Company (525,000 warrants).

This modification will be accounted for by recording the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. The incremental compensation expense related to this modification amounted to $110,000 which will be expensed in the first quarter of 2009 as determined by the Black-Scholes-Merton valuation model using the following assumptions:

Expected volatility	76%
Expected life	2.63 years
Risk-free interest rate	2.01%
Dividend yield	$Nil
Weighted average fair value of warrants at modification date	$ 0.2161

On March 25, 2008, the Board of Directors of the Company, authorized the modification of the exercise price from $1.00 to $0.50 of the remaining common stock purchase warrants issued in 2006.

This modification will be accounted for by recording the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. The incremental compensation expense related to this modification amounted to $50,700 which will be expensed in the first quarter of 2009 as determined by the Black-Scholes-Merton valuation model using the following assumptions:

Expected volatility	104%
Expected life	4 months
Risk-free interest rate	1.24%
Dividend yield	$Nil
Weighted average fair value of warrants at modification date	$ 0.196

ICP Solar Technologies Inc.
Consolidated Interim Balance Sheet
As At April 30, 2008
(Unaudited)
Expressed in U.S. Funds

	April 30,	January 31,
	2008	2008
Assets
Current
Cash	$20,925	$20,967
Term deposit	509,925	505,301
Accounts receivable	1,599,440	873,976
Inventories	2,361,497	2,426,177
Prepaid expenses	81,273	86,898
Current portion of loan receivable (note 6)	433,163	500,000
	5,006,223	4,413,319
Property and Equipment	88,973	85,478
Unallocated Purchase Price Difference (note 12)	229,678	-
Investment in EPOD Solar (Wales) Ltd. (note 6)	1	1
Loan Receivable, less unamortized discount of $124,166 (2008 - $299,842)
(note 6)	503,271	1,700,158
Investment in Convertible Debt (note 6)	1,180,600	-
	$7,008,746	$6,198,956
Liabilities
Current
Bank indebtedness (note 5)	1,057,904	1,102,311
Accounts payable and accrued liabilities	1,706,769	920,396
Current portion of government grants payable	71,754	27,036
Loan payable, employees (note 7)	11,367	-
	2,847,794	2,049,743
Convertible Notes, less unamortized discount of $137,570 (2008 - $167,492)
(note 8)	712,430	682,508
Contingency (note 9)
Shareholders' Equity
Capital Stock (note 10)	334	328
Additional Paid-In Capital (note 11)	13,997,042	13,105,085
Accumulated Other Comprehensive Loss	(798,469)	(798,469)
Accumulated Deficit	(9,750,385)	(8,840,239)
	3,448,522	3,466,705
	$7,008,746	$6,198,956

See accompanying notes

ICP Solar Technologies Inc.
Consolidated Interim Statement of Shareholders' Equity
For the Three-Month Period Ended April 30, 2008
(Unaudited)
Expressed in U.S. Funds

			Additional	Accumulated Other		Total
	Capital Stock		Paid-In	Comprehensive	Accumulated	Shareholders'
	Number	Amount	Capital	Loss	Deficit	Equity
Balance - January 31, 2008	32,719,445	$328	$13,105,085	$(798,469)	$(8,840,239)	$3,466,705
Common stock issued	566,550	6	145,974	-	-	145,980
Stock-based compensation	-	-	384,789	-	-	384,789
Warrants issued	-	-	81,438	-	-	81,438
Modification of warrants (note 11)	-	-	160,700	-	-	160,700
Modification of stock options (note 11)	-	-	119,056	-	-	119,056
Net loss	-	-	-	-	(910,146)	(910,146)

Balance - April 30, 2008	33,285,995	$334	$13,997,042	$(798,469)	$(9,750,385)	$3,448,522

See accompanying notes

ICP Solar Technologies Inc.
Consolidated Interim Statement of Operations and Comprehensive Loss
(Unaudited)
Expressed in U.S. Funds

	For the Three-Month
	Period Ended April 30,
	2008	2007

Net Sales	$1,891,654	$2,620,340

Cost of Sales	1,191,733	1,417,402
Gross Profit	699,921	1,202,938
Expenses

Selling, general and administrative	1,584,234	1,220,266
Depreciation	6,396	78,506
Research and development	38,248	253
Foreign exchange (gain) loss	5,986	(88,240)
	1,634,864	1,210,785
Operating Loss	(934,943)	(7,847)

Interest expense	(36,747)	(42,303)
Interest income	4,763	5,473
Forgiveness of loan receivable	(88,973)	-
Write-down of loan receivable	-	(229,128)
Accretion of discount on convertible notes	(29,922)	(77,964)
Discount on loan receivable	166,404	-
Accretion of discount on loan receivable	9,272	-
	24,797	(343,922)

Net Loss	(910,146)	(351,769)
Other Comprehensive Income
Foreign currency translation adjustment	-	(9,843)
Comprehensive Loss	$(910,146)	$(361,612)
Basic Weighted Average Number of Shares Outstanding	32,861,695	29,000,000
Basic and Diluted Loss Per Share	$(0.03)	$(0.01)

See accompanying notes

ICP Solar Technologies Inc.
Consolidated Interim Statement of Cash Flows
(Unaudited)
Expressed in U.S. Funds

	For the Three-Month
	Period Ended April 30,
	2008	2007

Funds Provided (Used) -

Operating Activities

Net loss	$(910,146)	$(351,769)
Depreciation	6,396	78,506
Write-down of property and equipment	-	4,346
Foreign exchange (gain) loss	5,986	(88,240)
Forgiveness of loan receivable	88,973	-
Write-down of loan receivable	-	229,128
Stock-based compensation	384,789	-
Warrants issued	17,588	-
Modification of warrants	160,700	-
Modification of stock options	119,056	-
Discount on loan receivable	(166,404)	-
Accretion of discount on loan receivable	(9,272)	-
Accretion of discount on convertible notes	29,922	77,964
	(272,412)	(50,065)

Changes in non-cash operating elements of working capital used in continuing operations	247,162	(4,185)

Changes in non-cash operating elements of working capital from assets and liabilities held for disposal	-	(56,751)
	(25,250)	(111,001)
Financing Activities

Bank indebtedness	(44,407)	396,225
Loan payable, director	-	1,339
Common shares issued	100,000	-
Government grants payable	(760)	(90,678)
Net cash provided from financing activities from	54,833	306,886
continuing operations
Net cash used from financing activities from assets and	-	(40,491)
liabilities held for sale
	54,833	266,395

ICP Solar Technologies Inc.
Consolidated Interim Statement of Cash Flows
(Unaudited)
Expressed in U.S. Funds

	For the Three-Month
	Period Ended April 30,
	2008	2007
Investing Activities

Term deposit	$(4,624)	$(5,486)
Acquisition of Wes Power Technology Inc.	(25,001)	-
Net cash provided from investing activities from continuing operations	(29,625)	(5,486)
Net cash provided from investing activities from assets	-	87,146
and liabilities held for disposal
	(29,625)	81,660
Effect of Foreign Exchange on Cash Balances	-	(235,074)
Increase (Decrease) in Cash	(42)	1,980

Cash
Beginning of Period	20,967	35,277
End of Period	$20,925	$37,257

See accompanying notes

ICP Solar Technologies Inc.
Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

1.     Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and Rule 8-03 of Regulation S-X and are prepared using the same accounting policies as outlined in note 3 of ICP Solar Technologies Inc. ("ICP Solar") financial statements for the years ended January 31, 2008 and 2007. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended April 30, 2008 are not necessarily indicative of the results that may be expected for the year ended January 31, 2009. The unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the ICP Solar audited financial statements for the years ended January 31, 2008 and 2007.

2.     Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has reported an accumulated deficit of $9,750,385 as at April 30, 2008 ($8,840,239 as at January 31, 2008). To date, these losses have been financed principally through capital stock, long-term debt and debt from related parties. In addition, the Company was not in compliance with certain bank covenants (note 5). Additional capital and/or borrowings will be necessary in order for the Company to continue in existence until attaining and sustaining profitable operations.

Management has continued to develop a strategic plan to develop a management team, maintain reporting compliance and establish contracts with clients. Management anticipates generating revenue through manufacturing and commercializing its products during the year. The Company has commenced the process of raising additional capital. Should the Company be unable to continue as a going concern, it may be unable to realize the carrying value of its assets and to meet its liabilities as they become due.

3.     Summary of Significant Accounting Policies

Recently Issued Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board issued SFAS Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS 161"). This standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity's financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company is currently evaluating the impact, if any, that this statement will have on its disclosures related to derivative instruments and hedging activities.

ICP Solar Technologies Inc.
Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

4.     Adoption of New Accounting Standards

Fair Value Measurements

SFAS 157 is effective for financial assets and liabilities in fiscal years beginning after November 15, 2007, and for non-financial assets and liabilities in fiscal years beginning after November 15, 2008. The Company adopted SFAS 157 for financial assets and liabilities in the first quarter of fiscal 2009 with no material impact to the consolidated financial statements. The Company is currently evaluating the potential impact of the application of SFAS 157 on the non-financial assets and liabilities found on its consolidated financial statements.

SFAS No. 157 applies to all assets and liabilities that are being measured and reported on a fair value basis. SFAS No. 157 requires new disclosure that establishes a framework for measuring fair value in GAAP, and expands disclosure about fair value measurements. This statement enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. The statement requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:     Quoted market prices in active markets for identical assets or liabilities.

Level 2:     Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3:     Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to SFAS No. 157. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

Fair Value of Financial Instruments

The table below presents the carrying value and fair value of Company’s financial instruments. The disclosure excludes leases.

The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business, the term deposit and the government grants payables approximate fair value because of the relatively short period of time between their origination and expected realization.

ICP Solar Technologies Inc.
Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

4.     Adoption of New Accounting Standards (Cont'd)

	April 30, 2008		January 31, 2008
	Carrying	Estimated Fair	Carrying	Estimated Fair
	Value	Value	Value	Value

Financial assets
Cash	$20,925	$20,925	$20,967	$20,967
Term deposit	509,925	509,925	505,301	505,301
Loan receivable	936,434	936,434	2,200,158	2,200,158
Investment in convertible debt	1,180,600	1,180,600	-	-
Financial liabilities
Bank indebtedness	1,057,094	1,057,094	1,102,311	1,102,311
Government grants payable	71,754	71,754	27,036	27,036
Loan payable, employees	11,367	11,367	-	-
Convertible notes	712,430	712,430	682,508	682,508

Fair Value Measurements at
April 30, 2008 Using
Quoted Prices in
	Active Markets	Significant
	For Identical	Other	Significant
	Assets	Observable	Unobservable
Description	(Level 1)	Inputs (Level 2)	Inputs (Level 3)

Investment in convertible debt	$ -	$ 1,180,600	$ -

ICP Solar Technologies Inc.
Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

4.     Adoption of New Accounting Standards (Cont'd)

The convertible notes use significant unobservable inputs and thus are shown as Level 3 hierarchy items. The fair value of the convertible notes is calculated by discounting the stream of future payments of interest and principal at the prevailing market rate for a similar liability that does not have an associated equity component. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived changes in credit risk of the borrower.

The following summarizes the changes in the fair value of the convertible notes for the three month period ending April 30, 2008:

Opening Balance - January 31, 2008	$682,508
Interest accretion	29,922
Ending Balance - April 30, 2008	$712,430

The loan receivable uses significant unobservable inputs and thus are shown as Level 3 hierarchy items. The fair value of the loan receivable is calculated by discounting the stream of future receipts of interest and principal at the prevailing market rate for a similar receivable. Results of discounted cash flow calculations may be adjusted, as appropriate, to reflect other market conditions or the perceived changes in the credit risk of the lender.

The following summarizes the changes in the fair value of the loan receivable for the three month period ending April 30, 2008:

Opening Balance - January 31, 2008	$2,200,158
(1,139,558)
Modification of balance due to Second Amendment
Discount net of interest accretion	(124,166)
Ending Balance - April 30, 2008	$936,434

5.     Bank Indebtedness

The terms of the banking agreement require the Company to comply with certain financial covenants. At April 30, 2008, the Company was not in compliance with maintaining a minimum tangible net worth and could be required to repay on demand all amounts due under the agreement. The Company has not received any default notice and is not seeking to obtain the necessary waivers or changes to the agreement (note 15). As security for this credit facility, the Company has pledged substantially all of its assets.

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

6.     Sale of 85% of Shares of ICP UK

On May 9, 2007, the Company signed a Share Purchase Agreement (the "Agreement") with ISE LLC ("ISE"). Under the terms of the Agreement, the Company sold 85% of the shares of ICP UK (name changed to Epod Solar (Wales) Ltd. ("EPOD") on June 26, 2007) for an aggregate amount of $3,000,000. On May 10, 2007, the Company and ISE signed an Amendment to the Agreement, revising the modalities of payment. These modalities were subsequently changed on April 18, 2008, when the Company and ISE signed a second Amendment to the Agreement ("Second Amendment"), and the remaining 15% interest of the Company in EPOD will be transferred to ISE for $10. The transfer of the remaining 15% interest will occur at a future date, which is to be mutually agreed upon by both parties. Based on the Second Amendment, ISE is to pay the Company an amount equivalent to $3,000,000 as follows:

a)

$150,000 paid upon signing of the original Agreement and $350,000 in kind in the form of solar panels (amounts both paid as at April 30, 2008);

b)

An additional $150,000 upon signing the Second Amendment and $19,827 in kind in the form of solar panels;

c)

The outstanding balance of the loan is forgiven by $88,973;

The remaining amount due to ICP Solar Technologies Inc. of $2,241,200 has the following terms:

i)

$1,060,600 shall be paid in cash on a monthly basis of $40,000 per month commencing on the Second Amendment date until the balance is fully paid.

The non-interest bearing portion of the loan receivable ($1,060,600) has been discounted to a fair value of $927,162 based on an effective interest rate of 12% (see note 4). As at April 30, 2008, $9,272 of the discount has been amortized.

ii)

ICP shall participate in EPOD's convertible debenture financing round and receive 1,180 units in lieu of the remaining $1,180,600 owing. Each unit consists of a $1,000 face value 12% convertible debenture and 667 warrants.

The 667 warrants are convertible into 667 common shares of EPOD at an exercise price of $3 per share. The warrants expire in one year after EPOD files for an initial public offering on the TSX or TSX Venture Exchange ("IPO").

The convertible debenture will automatically convert into common shares of EPOD at a rate of $1.50 per share, one year after EPOD files an IPO. The Company has the option to convert after EPOD files its IPO but prior to the one year automatic conversion date at a conversion price of the lesser of $1.20 per share and an amount calculated based on a formula. The convertible debenture matures on February 12, 2011.

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

6.     Sale of 85% of Shares of ICP UK (Cont'd)

The investment in the convertible debenture ($1,180,600) has been classified as available for sale and is recorded at its fair value. A fair value has not been allocated to the warrants as it has been determine that their value is nominal. The determination of the fair value of the warrants used insignificant unobservable inputs and therefore would be categorized as a level 3 hierarchy item in note 4.

7.     Loan Payable, Employees

The loan is payable upon demand and is non-interest bearing.

8.     Convertible Notes

Issued in July 2006, the convertible notes bear interest at the rate of 8% per annum and are repayable on

June 30, 2009. Interest payments commenced on June 30, 2007. As at April 30, 2008, the notes were convertible into common shares of the Company, at the option of the holders, at a rate of $1 per share.

At the time of issuance, the Company also issued to the holders 2,500,000 stock purchase warrants exercisable at $1 per common share before January 11, 2008. On January 11, 2008, the expiry date of the related warrants was extended to July 11, 2008.

The Company may, at its option, elect to pay the interest by the issuance of shares of common shares. The number of shares is to be determined by dividing the amount of the interest payment by the number which is 90% of the average market price of the Company's common shares for the ten trading days immediately prior to the interest payment date.

As at April 30, 2008, accrued interest amounting to $71,333 and accreted interest amounts to $29,922 have been expensed in the books of the Company resulting in a carrying value of the convertible notes of $712,430.

9.     Contingency

Litigation

The Company is a defendant in a claim instituted by a former officer for a severance payment totaling $150,462. Management believes the claim is without merit and no provision for the claim has been made in the accounts.

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

10.     Capital Stock

	April 30,	January 31,
	2008	2008

Authorized without limit as to number -
100,000,000 common shares authorized, $0.00001 par value
100,000,000 preferred shares authorized, $0.00001 par value

Issued -
33,285,995 (2008 - 32,719,445) common shares	$ 334	$ 328

On March 5, 2008, the Company issued 104,050 common shares as part of the consideration to acquire all of the issued and outstanding shares of Wes Power Technology Inc. (note 12).

On April 15, 2008, the Company issued 200,000 common shares from treasury as a result of the exercise of 200,000 warrants on April 15, 2008 for cash consideration of $100,000.

On April 15, 2008, the Company issued 262,500 common shares from treasury as a result of the cashless exercise of 525,000 warrants with an exercise price of $0.50 and a fair value of $1.00. These warrants were initially granted and the resulting expense was recognized as consulting fees to a Director and former CFO of the Company on May 18, 2007.

11.     Additional Paid-In Capital

Stock Options

During the first quarter of 2009, the Company recognized $364,276 in stock-based compensation for stock options granted in 2008 (2008 - $Nil). As at April 30, 2008, the Company has $837,553 (2008 - $Nil) of unrecognized stock-based compensation.

a)

Modification of Exercise Price

On February 14, 2008, the Board of Directors of the Company, authorized the modification of the exercise price of the options issued and outstanding pursuant to the Company’s 2006 Stock Incentive Plan from $2.25 - $2.35 to $0.50. This modification of the options to purchase common stock of the Company was applied to a total of 1,415,000 options issued to employees and Directors between May 18, 2007 and February 13, 2008.

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

11.     Additional Paid-In Capital (Cont'd)

This modification will be accounted for by recording, over the vesting period, the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. As a result of this modification, the Company recorded an incremental compensation expense of $119,056 in the quarter ending April 30, 2008 and $98,776 will be expensed over the remaining vesting period. The fair value was determined by the Black-Scholes-Merton valuation model using the following weighted average assumptions:

Expected volatility	76%
Expected life	5.38 years
Risk-free interest rate	2.71%
Dividend yield	Nil
Weighted average fair value of options at modification date	$ 0.30

b)

Grant

On February 14, 2008, the Company issued a total of 45,000 stock purchase options to current employees and 190,000 options to current Directors, vesting over a two year period, 25% every six months and vesting on August 14, 2008 respectively. These options have an exercise price of $0.50, and expire on February 14, 2018 with the exception of 100,000 options which expire on August 14, 2018. As a result of the grant, the Company recorded a compensation expense of $20,513 in the quarter ending April 30, 2008, and $37,040 will be expensed over the remaining vesting period.

The options were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following weighted average assumptions:

Expected volatility	76%
Expected life	5.65 years
Risk-free interest rate	2.81%
Dividend yield	Nil
Weighted average fair value of options at grant date	$ 0.306

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

11.     Additional Paid-In Capital (Cont'd)

The following summarizes the Plan position for the quarter:

			Weighted
		Weighted	Average
		Average	Maturity
	Options	Exercise Price	Period (Years)
Balance - January 31, 2008	1,415,000	$0.50	9.04
Granted	235,000	0.50	9.50
Balance - April 30, 2008	1,650,000	0.50	9.11
Options that can be exercised at April 30, 2008	381,250	$0.50	9.04

Warrants

a)

Modifications of Exercise Price

On February 14, 2008, the Board of Directors of the Company, authorized the modification of the exercise price from $2.25 to $0.50 of the common stock purchase warrants issued on May 18, 2007, as consulting fees, to a member of the immediate family of the President and CEO of the Company (100,000 warrants) and to a Director and former CFO of the Company (525,000 warrants).

This modification will be accounted for by recording the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. As a result of this modification, the Company recorded an incremental compensation expense of $110,000 in the quarter ending April 30, 2008 as determined by the Black-Scholes-Merton valuation model using the following assumptions:

Expected volatility	76%
Expected life	2.63 years
Risk-free interest rate	2.01%
Dividend yield	Nil
Weighted average fair value of warrants at modification date	$ 0.2161

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

11.     Additional Paid-In Capital (Cont'd)

On March 25, 2008, the Board of Directors of the Company, authorized the modification of the exercise price from $1.00 to $0.50 of the remaining 3,000,000 common share purchase warrants issued in 2006.

This modification will be accounted for by recording the difference between the fair value immediately prior to the modification and the fair value determined at the date of modification. As a result of this modification, the Company recorded an incremental compensation expense of $50,700 in the quarter ending April 30, 2008 as determined by the Black-Scholes-Merton valuation model using the following assumptions:

Expected volatility	104%
Expected life	4 months
Risk-free interest rate	1.24%
Dividend yield	Nil
Weighted average fair value of warrants at modification date	$ 0.196

b)

Grant

On February 27, 2008, the Company granted as consulting fees a total of 335,000 common share purchase warrants at $0.50 per share, vesting over a four year period, 20% annually and 20% vesting immediately. The warrants expire on February 27, 2013. As a result of the grant of warrants, the Company recorded a consulting fee expense of $17,588 in the quarter ended April 30, 2008, and $57,787 will be expensed over the remaining vesting period.

The warrants accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	75%
Expected life	3.6 years
Risk-free interest rate	2.25%
Dividend yield	Nil
Fair value of warrants at grant date	$ 0.0225

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

11.     Additional Paid-In Capital (Cont'd)

A summary of the activity in the Company's warrants during the period is presented below:

		Weighted
		Average
		Exercise Price
Outstanding, as at January 31, 2008	4,075,000	$0.60
Transactions during the period:
Issued	585,000	0.50
Exercised	(725,000)	0.50
Expired	-	-
Outstanding, as at April 30, 2008	3,935,000	$0.61

The following table provides additional information with respect to outstanding warrants at April 30, 2008:

			Weighted
		Number of	Average
Grant Date	Expiry Date	Warrants	Exercise Price
July 11, 2006	July 2008	2,800,000	$0.50
May 18, 2007	May 2012	100,000	0.50
August 21, 2007	August 2009	250,000	1.80
October 25, 2007	October 2009	200,000	1.00
February 27, 2008	February 2013	335,000	0.50
March 5, 2008	March 2013	250,000	0.50
Balance - April 30, 2008		3,935,000

On April 15, 2008, the Company received $100,000 for the exercise of 200,000 warrants granted on July 11, 2006. These shares were issued from treasury on April 15, 2008.

On April 15, 2008, the Company received $Nil for the exercise of 525,000 warrants granted on May 18, 2007. These shares were subsequently issued on May 8, 2008 (note 10). An amount of $3 was credited to capital stock from additional paid-in capital.

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

12.     Acquisition of WES Power Technology Inc. ("WES")

On March 5, 2008, the Company executed a Share Purchase Agreement ("Agreement") with the majority shareholders of WES Power Technology Inc. ("WES Majority Shareholders"), pursuant to which the Company purchased from the WES Majority Shareholders all of the issued and outstanding shares of WES. This Agreement supersedes and annuls the share purchase agreement signed between the parties on August 27, 2007.

Under the terms of the Agreement, the Company acquired 100% of all of the shares of WES for the following consideration:

(a)

A cash consideration of $1;

(b)

Issuance by the Company of 104,050 shares of its common shares;

(c)

Issuance by the Company of 250,000 warrants to purchase common shares of the Company. The warrants will expire on March 5, 2013 and have an exercise price of $0.50;

(d)

Execution of employment agreements by the Company with each of the WES Majority Shareholders.

The total consideration to acquire the net assets of WES, with a book value of $34,286, was for a total of $134,831 including transaction costs. The excess consideration paid over the purchase price of $100,545 is accounted for and included in an unallocated purchase price difference. At the time of acquisition, the net assets of Wes included 129,133 of an unallocated purchase price difference for an aggregate unallocated purchase price difference of $229,678. Total transactions costs of $25,000 have been included as part of the cost of acquisition.

The assigned values of the assets and liabilities purchased based on our preliminary allocation are as follows:

Assets Acquired:

Other current assets	$29,658
Property and equipment	9,891
Unallocated purchase price difference	229,678

Total Assets	$269,227

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

12.     Acquisition of WES Power Technology Inc. ("WES") (Cont'd)

Liabilities Assumed:
Current liabilities	$77,551
Long-term debt	56,845
Total Liabilities	134,396
Net Assets at Fair Value	$134,831

Consideration:

Cash	$1
Issuance of 104,050 common shares	45,980
Issuance of 250,000 warrants	63,850
Transaction costs	25,000
Total consideration	$134,831

The common shares were attributed a fair value of $0.44 per share which represents the average of the closing price two days before and two days after the date of acquisition.

The warrants were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	75%
Expected life	5 years
Risk-free interest rate	2.59%
Dividend yield	Nil
Weighted average fair value of warrants at grant date	$ 0.2554

13.     Loss Per Share

Basic loss per share is calculated based on the weighted average number of shares outstanding during the year. The warrants, share-based compensation and convertible notes have been excluded from the calculation of diluted loss per share since they are anti-dilutive.

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

14.     Related Party Transactions

Included in selling, general and administrative expenses are $368,000 (2008 - $Nil) for options granted to the CEO, CFO, and directors under the 2006 Stock Option Plan.

The above related party transaction has been measured at the exchange amount which is the amount of the consideration established and agreed to by the related parties.

15.     Subsequent Events

Subsequent to April 30, 2008, 850,000 common shares were issued as a result of the conversion of $850,000 of convertible notes.

On May 6, 2008, the Company issued a total of 75,000 stock purchase options to the CFO, vesting over a two year period, 25% every six months. The options have an exercise price of $0.50 and expire on May 6, 2013. The Company will recognize the expense of $22,542 over the vesting period.

The options were accounted for at their fair value as determined by the Black-Scholes-Merton valuation model, using the following assumptions:

Expected volatility	76%
Expected life	3.25 years
Risk-free interest rate	4.58%
Dividend yield	Nil
Fair value of options at grant date	$ 0.376

On June 13, 2008, the Company issued to a number of accredited investors Original Issue Discount 11% Senior Secured Convertible Debentures (the "Debentures"), due June 13, 2010, having a principal face amount of $3,333,334 and generating gross proceeds of $3,000,000. A portion of the proceeds from the offering are being used to redeem all of the outstanding principal and accrued interest on the Company's credit facility (note 5).

ICP Solar Technologies Inc.

Notes to Consolidated Interim Financial Statements
April 30, 2008
(Unaudited)
Expressed in U.S. Funds

15.     Subsequent Events (Cont'd)

The principal amount under the Debentures is repayable to the investors in 18 equal monthly payments of $185,185 plus interest beginning November 1, 2008. The Company may elect to make principal payments in common shares. If the Company elects to make principal payments in common shares, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 85% of the average of the three (3) lowest closing bid prices of the common shares over the twenty (20) trading day period ending on the trading day ending immediately preceding the applicable monthly redemption date.

Interest payments will be payable in cash monthly commencing on June 10, 2008. The Company may elect to make interest payments in common shares provided, generally, that it is not in default under the Debentures and there is then in effect a registration statement with respect to the shares issuable upon conversion of the Debentures or in payment of interest due thereunder.

At any time, holders may convert the Debentures into shares of common shares at a fixed conversion price of $0.50, subject to adjustment in the event the Company issues common shares (or securities convertible into or exercisable for common shares) at a price below the conversion price as such price may be in effect at various times (the "Conversion Price").

The Debentures rank senior to all current and future indebtedness and are secured by substantially all of the assets of the Company.

In connection with the financing transaction, the Company issued to the investors Series A six-year warrants to purchase 6,666,666 common shares at $0.50 per share, Series B six-year warrants to purchase 6,666,666 common shares at $1.00 per share and Series C six-year warrants to purchase 6,666,666 common shares at $1.00 per share (collectively, the "Warrants"). The Series C warrants cannot be exercised unless the Series B warrants were exercised.

The Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the Debentures and exercise of the Warrants within 35 days after the closing date of the transaction. If the registration statement is not filed within that time period or is not declared effective within 90 days after the closing date, the Company will be required to pay liquidated damages in cash in an amount equal to 2% of the total subscription amount

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses incurred in connection with the sale and distribution of the securities described in this registration statement, all of which will be borne by the ICP Solar (not including any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax, or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange registration fee	$477.96
Legal fees and expenses	$15,000
Accounting fees and expenses	$5,000.
Total	$20,477.96

Item 14. Indemnification of Directors and Officers.

The Nevada Corporation Laws and certain provisions of ICP Solar’s bylaws, under certain circumstances, provide for indemnification of our officers, directors and controlling persons against liabilities that they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained below, but this description is qualified in its entirety by reference to the complete text of our bylaws and the referenced statutory provisions.

The specific statute, charter provision, bylaw, contract, or other arrangement which any controlling person, director or officer of the Company is insured or indemnified in any manner against any liability which he or she may incur in their capacity as such, is as follows:

Nevada Statutes

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful); (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct of such director.

Item 15. Recent Sales of Unregistered Securities

We completed the following sales of securities that were not registered pursuant to the Securities Act:

In May 2006, our Board of Directors approved an offering (the "Offering") of up to 5,000,000 units at $1.00 per unit for gross proceeds of up to $5,000,000. Each unit consisted of one share and one share purchase warrant entitling the holder to purchase one share of our common stock at a price of $1.00 per share during the period ending eighteen months from the date of issuance in reliance on the exemption from the registration requirements of the Securities Act provided under Regulation S promulgated thereunder ("Regulation S"). On July 11, 2006 we issued 2,500,000 units to 5 subscribers for gross proceeds of $2,500,000. Each purchaser represented to us that they were not a "US person" as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. No finder’s fees were paid in connection with the distribution. On January 11, 2008, our board of directors approved the extension of the term of the warrants issued on July 11, 2006 by six months.

In June 2006, our Board of Directors approved an offering to investors (the "Note Offering") of up to 3,000 Units (each a "Unit") at a price of $1,000 US per Unit for gross proceeds of up to $3,000,000, with each Unit consisting of one 8% Convertible Note in the principal amount of $1,000 US, and one thousand share purchase warrants (the "Warrants"), with each Warrant entitling the holder thereof to purchase one additional share of our common stock for a period of 18 months following the closing of the Note Offering. On July 11, 2006, we completed the issuance of 2,500 Units for gross proceeds of $2,500,000 to three subscribers in reliance on the exemption from the registration requirements of the Securities Act provided under Regulation S. Each purchaser represented to us that they were not a "US person" as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate and convertible notes issued to each purchaser in accordance with Regulation S. No finder’s fees were paid in connection with the distribution. On January 11, 2008, our Board of Directors approved the extension of the term of the warrants issued on July 11, 2006 by six months.

On October 6, 2006, the Company granted an aggregate of 150,000 warrants to purchase shares of our common stock, as follows: (i) 50,000 warrants to Craig Leon, (ii) 50,000 warrants to Chris Maverick, and (iii) 50,000 warrants to Anne Ewe. The warrants were granted at an exercise price of $1.00 per share, in reliance on the exemption from the registration requirements of the Securities Act provided under Regulation S. These warrants were due to expire on October 3, 2008 and were issued in payment of consulting fees. Each of Mr. Leon, Mr. Maverick and Ms. Ewe, represented to us that he or she was not a "US person" as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each of Mr. Leon, Mr. Maverick and Ms. Ewe represented his or her intention to acquire the warrants for investment only and not with a view toward distribution. Appropriate legends were affixed to the forms of warrant in accordance with Regulation S. No finder’s fees were paid in connection with the issuance. The Company and each of Mr. Leon, Mr. Maverick and Ms. Ewe agreed to cancel these warrants as of October 25, 2007, following which the Company issued each of Mr. Leon, Mr. Maverick and Ms. Ewe, replacement warrants, as described in the following paragraph.

On May 18, 2007, the Company granted 100,000 warrants at an exercise price of $2.25, as consulting fees, to Mr. Philippe Peress, a brother of Mr. Sass Peress, president and CEO of the Company. The warrants vested on October 3, 2007. The total exercise price of the warrants is $225,000. On May 18, 2007 the Company granted 525,000 warrants at an exercise price of $2.25, as consulting fees, to Mr. Joel Cohen a director and former CFO of the Company. The warrants vested on October 3, 2007. The total exercise price of the warrants is $1,181,250. On October 25, 2007, the Company issued warrants to purchase shares of our common stock, at an exercise price of $1.00 with an expiry date on October 25, 2009, as consulting fees to the following persons,: (i) Anne Ewe was granted 100,000 warrants: (ii) Craig Leon was granted 25,000 warrants: and (iii) Chris Maverick was granted 75,000 warrants. Each of the warrants described in this paragraph were issued in reliance on the exemption from the registration requirements of the Securities Act provided under Regulation S. Each holder represented to us that they were not a "US person" as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The holders represented their intention to acquire the warrants for investment only and not with a view toward distribution. Appropriate legends were affixed to the form of warrant and the warrant shares underlying the warrants issued to each holder in accordance with Regulation S. No finder’s fees were paid in connection with the issuance.

On June 9, 2008 the Company’s Board of Directors approved a private placement offering in reliance upon the exemption from securities registration afforded by Rule 506 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) to investors resulting in up to $3,000,00 in net proceeds to the Company.  In connection with the private placement, the Company issued to the participating investors 11% secured convertible debentures, Series A warrants, Series B warrants and Series C warrants.  On June 13, 2008 (the “Closing Date”), the Company completed the private placement offering  for net proceeds of US $3,000,000 (the “Offering”).  The Offering consisted of (i) 11% senior secured convertible debentures in the Company (the “Debentures”), issued at a 10% discount with an aggregate face value of $3,333,333 and a maturity date of June 13, 2010, with interest payable monthly, convertible into shares of common stock of the Company at an initial conversion price (subject to adjustment) of US $0.50; (ii) 6,666,666 Series A purchase warrants each exercisable to purchase one share of common stock of the Company, at an initial exercise price of US $0.50 per share (subject to adjustment) for a period of 6 years from the date of the  Closing; (iii) 6,666,666 Series B purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise  price of US $1.00 per share (subject to adjustment) for a period of 6 years from the Closing Date; and (iv) 6,666,666 Series C purchase warrants, each exercisable to purchase one share of common stock of the Company at an initial exercise price of US $1.00 per share (subject to adjustment) for a period of 6 years from the Closing Date (the securities described in (ii) through (iv), collectively, the “Warrants”).  The Series C warrants may not be exercised until such time as all of the Series B warrants have been exercised.

On June 20, 2008, finders’ fees were issued to certain finders that arranged for purchasers in connection with the private placement which closed June 13, 2008, as follows: (i) the Company paid an amount of $120,000 and issued warrants to purchase up to 240,000 shares of common stock at an exercise price of $0.50 per share, expiring on June 20, 2010, to Joel Cohen, a director of the Company. See "Certain Relationships and Related Party Transactions"; and (ii) the Company paid an amount of $120,000 and issued warrants to purchase up to 240,000 shares of common stock at an exercise price of $0.50 per share, expiring on June 20, 2010, to Bennu Capital Advisors Inc.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit	Description of Exhibits
Number

2.1	Share Exchange Agreement dated September 29, 2006. (8)

3.1	Amended Articles of Incorporation. (2)

3.2	Bylaws, as amended. (7)

4.1	Form of Share Certificate. (1)

4.2	Form of Common Stock Warrant Certificate dated July 11, 2006. (9)

4.3	Form of Warrant dated October 6, 2006. (9)

4.4	Warrants dated May 18, 2007 issued to Philippe Peress. (14)

4.5	Warrants dated May 18, 2007 issued to Joel Cohen. (14)

4.6	Form of Warrant dated October 25, 2007, issued to each of Chris Maverick, Anne Ewe, and Craig Leon. (16)

4.7	Notice of Extension of Warrants issued January 11, 2008. (19)

4.8	Form of 11% Senior Secured Convertible Debenture Due June 13, 2010. (20)

5.1	Opinion of counsel as to legality of securities being registered. *

10.1	Term Sheet between FC Financial Services Inc. ("FC") and the stockholders of ICP Solar Technologies Inc. (4)

10.2	Loan Agreement between FC and ICP Solar Technologies Inc. (4)

10.3	Share Pledge Agreement dated May 16, 2006 among FC, Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen. (4)

10.4	Limited Recourse Guarantee dated May 16, 2006 between Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC. (4)

10.5	Promissory Note dated May 16, 2006 of ICP Solar Technologies Inc. in favor of FC. (4)

10.6	Amendment 1 to Loan Agreement between FC and ICP Solar Technologies Inc dated July 4, 2006. (5)

10.7	Limited Recourse Guarantee dated July 4, 2006 between Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC. (5)

10.8	Promissory Note dated July 4, 2006 of ICP Solar Technologies Inc. in favor of FC. (5)

10.9	Form of 8% Convertible Note. (6)

10.10

Share Purchase Agreement dated September 29, 2006 among FC Financial Services Inc., ICP Solar Technologies Inc., Sass Peress, the Peress Family Trust, Arlene Ades, Joel Cohen, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc. (8)

10.11

Exchangeable Share Support Agreement dated September 29, 2006 among FC Financial Services Inc., 1260491 Alberta Inc., Equity Transfer & Trust Company, Sass Peress, the Peress Family Trust, Arlene Ades, Joel Cohen, the Sass Peress Family Trust, and Eastern Liquidity Partners. (8)

10.12

Exchange and Trust Voting Agreement dated September 29, 2006 among FC Financial Services Inc., 1260491 Alberta Inc., Equity Transfer & Trust Company, Sass Peress, Joel Cohen, Arlene Ades, the Sass Peress Family Trust, the Peress Family Trust, Eastern Liquidity Partners Ltd., Taras Chebountchak, and Orit Stolyar. (8)

10.13	Lease Agreement dated March 22, 2006 between 2631-1746 Quebec Inc. and ICP Global Technologies Inc.(17)

10.14	Lease Agreement dated October 10, 2003 among Mardan (Norwich) Limited, ICP Solar Technologies UK Limited and ICP Global Technologies Inc. (17)

10.15	Employment Agreement dated November 6, 2005 between ICP Global Technologies Inc. and Arlene Ades.(17)

10.16	Consulting Agreement dated November 24, 2004 between ICP Solar Technologies Inc. and Michael Di Domenico.(17)

10.17	Consulting Agreement dated March 1, 2006 between ICP Solar Technologies Inc. and 6100864 Canada Inc. (17)

10.18

Management Agreement dated May 23, 2006 between ICP Solar Technologies Inc. and Les Enterprises Guy Lever Inc and Management Agreement Addendum dated August 23, 2006 between ICP Solar Technologies Inc. and Les Enterprises Guy Lever Inc. (9)

10.19	Fixed Rate Asset Loan dated July 28, 2006 between ICP Solar Technologies Inc. and HSBC Equipment Finance (UK) Limited.(17)

10.20	Line of Credit between ICP Global Technologies Inc. and Royal Bank of Canada dated May 6, 2005.(17)

10.21	Binding letter of intent between ICP Global Technologies Inc. and Tejas Solares. (10)

10.22	Binding letter of intent between ICP Solar Technologies Inc. and Discover Power Inc. (11)

10.23	ICP Solar Technologies Inc. 2006 Stock Incentive Plan, established November 1, 2006. (18)

10.24	Share Purchase Agreement between ICP Solar Technologies Inc. and ISE Solar LLC. dated May 9, 2007. (12)

10.25	Amendment to Share Purchase Agreement between ICP Solar Technologies Inc. and ISE Solar LLC dated May 10, 2007. (13)

10.26	Consultancy Agreement dated June 13, 2007 between ICP Solar Technologies Inc. and Gary Jones. (14)

10.27	Employment Agreement dated June 13, 2007 between ICP Solar Technologies Inc. and Tom Clark. (14)

10.28	Employment Agreement dated May 1, 2007 between ICP Solar Technologies Inc. and Laurent Lafite. (14)

10.29	Share Purchase Agreement between ICP Solar Technologies Inc. and WES Power Technology Inc. dated August 27, 2007. (15)

10.30	Securities Purchase Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (20)

10.31	Subsidiary Guarantee, dated June 13, 2008, by ICP Solar Technologies, Inc., 1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc., and WES Power Technology, Inc. (20)

10.32	Form of Series A Warrant to Purchase Common Stock. (20)

10.33	Form of Series B Warrant to Purchase Common Stock. (20)

10.34	Form of Series C Warrant to Purchase Common Stock. (20)

10.35	Registration Rights Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (20)

10.36

Security Agreement, dated June 13, 2008,  between ICP Solar Technologies, Inc., 1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc.,  WES Power Technology, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and  Platinum Long Term Growth VI, LLC. (20)

10.37	Form of Intellectual Property Security Agreement, dated June 13, 2008. (20)

10.38	Escrow Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., Platinum Long Term Growth VI, LLC, and Burns & Levinson, LLP.(20)

10.39	Voting Agreement Letter, dated June 13, 2008, issued by Sass Peress to BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (20)

10.40	Form of Lockup Agreement, dated June 13, 2008. (20)

10.41	Employment Agreement dated November 6, 2006 between ICP Solar Technologies Inc. and Leon Assayag.*

10.42	Employment Agreement dated April 23, 2007 between ICP Solar Technologies Inc. and Sass Peress.*

10.43	Employment Agreement dated May 6, 2008 between ICP Solar Technologies Inc. and Sheldon Reinhart.*

16.1	Letter on change in certifying accountant. (9)

21.1	Subsidiaries of the Company. (9)

23.1	Consent of RSM Richter.*

23.2	Consent of Burns & Levinson LLP (see also Exhibit 5.1) *

99.1	Audit Committee Charter. (3)

99.2	Disclosure Committee Charter. (3)

* Filed herewith.

Notes

(1) Filed with the SEC as an exhibit to our Registration Statement on Form SB-2 originally filed on March 11, 2004, as amended.

(2) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on December 1, 2005.

(3) Filed with the SEC as an exhibit to our Current Report on Form 10-KSB filed on February 7, 2006.

(4) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on May 22, 2006.

(5) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on July 11, 2006.

(6) Filed with the SEC as an exhibit to our Quarterly Report on Form 10-QSB filed on July 17, 2006.

(7) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on September 5, 2006.

(8) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 5, 2006.

(9) Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 originally filed on November 14, 2006.

(10) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on December 20, 2006.

(11) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on January 18, 2007.

(12) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on May 10, 2007.

(13) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K Amendment no.1 filed on May 16, 2007.

(14) Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 Amendment No. 4, filed July 5, 2007.

(15) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on August 28, 2007.

(16) Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 filed January 30, 2008.

(17) Previously filed with the SEC as an exhibit to our Quarterly Report on Form 10-QSB filed on October 23, 2006.

(18) Previously filed with the SEC as an exhibit to our DEF 14C filed on November 14, 2006.

(19) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on January 11, 2008.

(20) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on June 17, 2008.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

(b) For determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 on its behalf by the undersigned, thereunto duly authorized, on this 15 th day of July, 2008.

ICP SOLAR TECHNOLOGIES INC.

BY:	/s/ Sass Peress
Sass Peress, President, Chief Executive Officer,

Director
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Sass Peress his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments or supplements (including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each of said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sass Peress	President, Chief Executive Officer, Director	July 15, 2008
Sass Peress	(Principal Executive Officer)

/s/ Sheldon Reinhart	Chief Financial Officer	July 15, 2008
Sheldon Reinhart	(Principal Accounting Officer)

/s/ Joel Cohen	Director	July 15, 2008
Joel Cohen

/s/ Paul Maycock	Director	July 15, 2008
Paul Maycock

/s/ David McDowell	Director	July 15, 2008
David McDowell

EXHIBIT INDEX

Exhibit	Description of Exhibits
Number

2.1	Share Exchange Agreement dated September 29, 2006. (8)

3.1	Amended Articles of Incorporation. (2)

3.2	Bylaws, as amended. (7)

4.1	Form of Share Certificate. (1)

4.2	Form of Common Stock Warrant Certificate dated July 11, 2006. (9)

4.3	Form of Warrant dated October 6, 2006. (9)

4.4	Warrants dated May 18, 2007 issued to Philippe Peress. (14)

4.5	Warrants dated May 18, 2007 issued to Joel Cohen. (14)

4.6	Form of Warrant dated October 25, 2007, issued to each of Chris Maverick, Anne Ewe, and Craig Leon. (16)

4.7	Notice of Extension of Warrants issued January 11, 2008. (19)

4.8	Form of 11% Senior Secured Convertible Debenture Due June 13, 2010. (20)

5.1	Opinion of counsel as to legality of securities being registered. *

10.1	Term Sheet between FC Financial Services Inc. ("FC") and the stockholders of ICP Solar Technologies Inc. (4)

10.2	Loan Agreement between FC and ICP Solar Technologies Inc. (4)

10.3	Share Pledge Agreement dated May 16, 2006 among FC, Sass Peress, Peress Family Trust, Arlene Ades and Joel Cohen. (4)

10.4	Limited Recourse Guarantee dated May 16, 2006 between Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC. (4)

10.5	Promissory Note dated May 16, 2006 of ICP Solar Technologies Inc. in favor of FC. (4)

10.6	Amendment 1 to Loan Agreement between FC and ICP Solar Technologies Inc dated July 4, 2006. (5)

10.7	Limited Recourse Guarantee dated July 4, 2006 between Sass Peress, Arlene Ades, Joel Cohen and Peress Family Trust in favor of FC. (5)

10.8	Promissory Note dated July 4, 2006 of ICP Solar Technologies Inc. in favor of FC. (5)

10.9	Form of 8% Convertible Note. (6)

10.10

Share Purchase Agreement dated September 29, 2006 among FC Financial Services Inc., ICP Solar Technologies Inc., Sass Peress, the Peress Family Trust, Arlene Ades, Joel Cohen, the Sass Peress Family Trust, Eastern Liquidity Partners Ltd., Taras Chebountchak, Orit Stolyar, and 1260491 Alberta Inc. (8)

10.11

Exchangeable Share Support Agreement dated September 29, 2006 among FC Financial Services Inc., 1260491 Alberta Inc., Equity Transfer & Trust Company, Sass Peress, the Peress Family Trust, Arlene Ades, Joel Cohen, the Sass Peress Family Trust, and Eastern Liquidity Partners. (8)

10.12

Exchange and Trust Voting Agreement dated September 29, 2006 among FC Financial Services Inc., 1260491 Alberta Inc., Equity Transfer & Trust Company, Sass Peress, Joel Cohen, Arlene Ades, the Sass Peress Family Trust, the Peress Family Trust, Eastern Liquidity Partners Ltd., Taras Chebountchak, and Orit Stolyar. (8)

10.13	Lease Agreement dated March 22, 2006 between 2631-1746 Quebec Inc. and ICP Global Technologies Inc.(17)

10.14	Lease Agreement dated October 10, 2003 among Mardan (Norwich) Limited, ICP Solar Technologies UK Limited and ICP Global Technologies Inc. (17)

10.15	Employment Agreement dated November 6, 2005 between ICP Global Technologies Inc. and Arlene Ades.(17)

10.16	Consulting Agreement dated November 24, 2004 between ICP Solar Technologies Inc. and Michael Di Domenico.(17)

10.17	Consulting Agreement dated March 1, 2006 between ICP Solar Technologies Inc. and 6100864 Canada Inc. (17)

10.18

Management Agreement dated May 23, 2006 between ICP Solar Technologies Inc. and Les Enterprises Guy Lever Inc and Management Agreement Addendum dated August 23, 2006 between ICP Solar Technologies Inc. and Les Enterprises Guy Lever Inc. (9)

10.19	Fixed Rate Asset Loan dated July 28, 2006 between ICP Solar Technologies Inc. and HSBC Equipment Finance (UK) Limited.(17)

10.20	Line of Credit between ICP Global Technologies Inc. and Royal Bank of Canada dated May 6, 2005.(17)

10.21	Binding letter of intent between ICP Global Technologies Inc. and Tejas Solares. (10)

10.22	Binding letter of intent between ICP Solar Technologies Inc. and Discover Power Inc. (11)

10.23	ICP Solar Technologies Inc. 2006 Stock Incentive Plan, established November 1, 2006. (18)

10.24	Share Purchase Agreement between ICP Solar Technologies Inc. and ISE Solar LLC. dated May 9, 2007. (12)

10.25	Amendment to Share Purchase Agreement between ICP Solar Technologies Inc. and ISE Solar LLC dated May 10, 2007. (13)

10.26	Consultancy Agreement dated June 13, 2007 between ICP Solar Technologies Inc. and Gary Jones. (14)

10.27	Employment Agreement dated June 13, 2007 between ICP Solar Technologies Inc. and Tom Clark. (14)

10.28	Employment Agreement dated May 1, 2007 between ICP Solar Technologies Inc. and Laurent Lafite. (14)

10.29	Share Purchase Agreement between ICP Solar Technologies Inc. and WES Power Technology Inc. dated August 27, 2007. (15)

10.30	Securities Purchase Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (20)

10.31	Subsidiary Guarantee, dated June 13, 2008, by ICP Solar Technologies, Inc., 1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc., and WES Power Technology, Inc. (20)

10.32	Form of Series A Warrant to Purchase Common Stock. (20)

10.33	Form of Series B Warrant to Purchase Common Stock. (20)

10.34	Form of Series C Warrant to Purchase Common Stock. (20)

10.35	Registration Rights Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (20)

10.36

Security Agreement, dated June 13, 2008,  between ICP Solar Technologies, Inc., 1260491 Alberta, Inc., ICP Solar Technologies, ICP Global Technologies, Inc.,  WES Power Technology, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and  Platinum Long Term Growth VI, LLC. (20)

10.37	Form of Intellectual Property Security Agreement, dated June 13, 2008. (20)

10.38	Escrow Agreement, dated June 13, 2008, between ICP Solar Technologies, Inc., BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., Platinum Long Term Growth VI, LLC, and Burns & Levinson, LLP.(20)

10.39	Voting Agreement Letter, dated June 13, 2008, issued by Sass Peress to BridgePointe Master Fund Ltd., Gemini Master Fund, Ltd., and Platinum Long Term Growth VI, LLC. (20)

10.40	Form of Lockup Agreement, dated June 13, 2008. (20)

10.41	Employment Agreement dated November 6, 2006 between ICP Solar Technologies Inc. and Leon Assayag.*

10.42	Employment Agreement dated April 23, 2007 between ICP Solar Technologies Inc. and Sass Peress.*

10.43	Employment Agreement dated May 6, 2008 between ICP Solar Technologies Inc. and Sheldon Reinhart.*

16.1	Letter on change in certifying accountant. (9)

21.1	Subsidiaries of the Company. (9)

23.1	Consent of RSM Richter.*

23.2	Consent of Burns & Levinson LLP (see also Exhibit 5.1)*

99.1	Audit Committee Charter. (3)

99.2	Disclosure Committee Charter. (3)

* Filed herewith.

Notes

(1) Filed with the SEC as an exhibit to our Registration Statement on Form SB-2 originally filed on March 11, 2004, as amended.

(2) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on December 1, 2005.

(3) Filed with the SEC as an exhibit to our Current Report on Form 10-KSB filed on February 7, 2006.

(4) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on May 22, 2006.

(5) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on July 11, 2006.

(6) Filed with the SEC as an exhibit to our Quarterly Report on Form 10-QSB filed on July 17, 2006.

(7) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on September 5, 2006.

(8) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on October 5, 2006.

(9) Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 originally filed on November 14, 2006.

(10) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on December 20, 2006.

(11) Filed with the SEC as an exhibit to our Current Report on Form 8-K filed on January 18, 2007.

(12) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on May 10, 2007.

(13) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K Amendment no.1 filed on May 16, 2007.

(14) Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 Amendment No. 4, filed July 5, 2007.

(15) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on August 28, 2007.

(16) Previously filed with the SEC as an exhibit to our Registration Statement on Form SB-2 filed January 30, 2008.

(17) Previously filed with the SEC as an exhibit to our Quarterly Report on Form 10-QSB filed on October 23, 2006.

(18) Previously filed with the SEC as an exhibit to our DEF 14C filed on November 14, 2006.

(19) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on January 11, 2008.

(20) Previously filed with the SEC as an exhibit to our Current Report on Form 8-K filed on June 17, 2008.